UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LETTER TO SHAREHOLDERS

Dear Fellow Shareholder,

You are cordially invited to attend the 2023 annual meeting of shareholders (the “Meeting”) of DIRTT Environmental Solutions Ltd. (“DIRTT”), which will be held in person and virtually at 3:00 p.m. MDT on Tuesday, May 30, 2023.

The matters expected to be acted upon at the Meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. You are entitled to vote at the Meeting and any adjournments or postponements of the Meeting only if you were a shareholder as of the close of business on April 10, 2023.

Thank you for your ongoing commitment to DIRTT.

Sincerely,

/s/ Benjamin Urban

Benjamin Urban

Chief Executive Officer

Your vote is important. Whether or not you can attend the Meeting, please read the Management Information Circular and Proxy Statement carefully, and then cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card so that your shares will be represented at the Meeting. Your vote will mean that you are represented at the Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares at the Meeting.

DIRTT Environmental Solutions Ltd.

Notice of Annual and Special Meeting

Our annual and special meeting of shareholders (the “Meeting”) is scheduled to be held on Tuesday, May 30, 2023 at 3:00 p.m. MDT. The Meeting is scheduled to be held in an in-person and virtual format, with the in-person format to be held at DIRTT’s offices, 7303-30th Street SE, Calgary, Alberta and the virtual format to be conducted via live audio webcast online at meetnow.global/M9HQQ4X.

The Meeting will be held for the purposes of:

1.

receiving the audited consolidated financial statements of DIRTT Environmental Solutions Ltd. (the “Company” or “DIRTT”) for the year ended December 31, 2022 and the independent registered public accounting firm’s report thereon;

2.	electing the directors of the Company, each to serve until the close of the 2024 annual meeting of shareholders or until his or her successor is duly elected or appointed (Proposal 1);

3.

appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, at a remuneration to be fixed by the board of directors of the Company (the “Board”) (Proposal 2);

4.	approving the Company’s Amended and Restated Long Term Incentive Plan and shares reserved for issuance thereunder (Proposal 3);

5.

approving the issuance of 3,899,745 common shares of the Company (“Common Shares”) to 22NW Fund, LP and/or Aron English (collectively, “22NW”), at a deemed price of $0.40 per Common Share, as reimbursement for legal fees and other expenses incurred by 22NW in connection with the contested director election at the 2022 annual and special meeting (the “2022 Meeting”), which issuance would, if approved, result in a shareholder holding more than 20% of the outstanding Common Shares of the Company and is therefore deemed by the Toronto Stock Exchange (“TSX”) to create a new control person of the Company, and deemed by the Nasdaq Capital Market (“Nasdaq”) to be a “change of control” of the Company (Proposal 4); and

6.	transacting such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Only registered holders of the Company’s Common Shares at the close of business on April 10, 2023, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, provided they are present in person or are present virtually, connected to the Internet and comply with all of the requirements set out in the Management Information Circular and Proxy Statement. Non-registered (or beneficial) shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting and ask questions, but will not be able to vote at the Meeting. A shareholder who wishes to appoint a person other than the management nominees identified on their proxy card or voting instruction form (including a non-registered shareholder who wishes to appoint themselves to attend) must carefully follow the instructions in the Management Information Circular and Proxy Statement and on the proxy card or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Trust Company of Canada, after submitting their proxy card or voting instruction form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a username to participate in the Meeting and only being able to attend as a guest.

The specific details of the matters proposed to be put before the Meeting are set forth in the Management Information Circular and Proxy Statement of the Company, which accompanies this Notice of Annual Meeting.

Registered holders of Common Shares may vote their proxies by signing, dating and returning a proxy card or by using the Internet or telephone pursuant to the instructions on their proxy card. If your Common Shares are held in the name of a bank or broker, you may be able to vote on the Internet or by telephone. Please follow the instructions on the voting instruction form you receive. Voting by using the Internet or telephone, or by returning your proxy card or voting instruction form in advance of the Meeting, does not preclude you from attending the Meeting online.

Your vote is important. Whether or not you expect to attend the Meeting, please vote over the Internet, by telephone or by completing and promptly returning the enclosed proxy card or voting instruction form so that your shares may be represented at the Meeting.

By order of the Board of Directors

(signed) “Nandini Somayaji”

Nandini Somayaji
Senior Vice President, General Counsel & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL AND SPECIAL MEETING SCHEDULED TO BE HELD ON TUESDAY, MAY 30 , 2023

The Proxy Statement, Notice of Annual Meeting, the related proxy card and the 2022 Annual Report to Shareholders are available free of charge at www.dirtt.com/investors.

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PROXY STATEMENT FOR

2023 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 30, 2023

at 3.00 p.m. MDT

GENERAL INFORMATION

This management information circular and proxy statement (the “Proxy Statement”), dated April 14, 2023, is provided in connection with the solicitation of proxies by or on behalf of the Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. for use at the annual and special meeting of shareholders (the “Meeting”). In this Proxy Statement, “DIRTT,” the “Company,” “we,” “us” or “our” refer to DIRTT Environmental Solutions Ltd., and “you,” “your” and “shareholder” refer to the holders of common shares of the Company (“Common Shares”). The Meeting will be held on Tuesday, May 30, 2023 at 3:00 p.m. MDT for the purposes set forth in the Notice of Annual Meeting.

The Meeting will be held in-person and virtually, with the in-person format to be held at DIRTT’s office, 7303-30th Street SE, Calgary, Alberta and the virtual format to be conducted via live audio webcast online at meetnow.global/M9HQQ4X. Our hybrid meeting format will enable our shareholders to participate in the Meeting regardless of their geographic location.

Registered shareholders and duly appointed and registered proxyholders may participate in the Meeting, submit questions and vote. Non-registered (beneficial) shareholders who have not duly appointed and registered themselves as proxyholders may still attend the Meeting and ask questions, but will not be able to vote at the Meeting. See also “How to Vote” below.

This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable corporate and securities laws in Canada, and that is designed to assist you in voting your Common Shares.

This Proxy Statement contains detailed information on the matters to be considered at the Meeting, or any adjournment or postponement thereof. Please read this Proxy Statement carefully and remember to vote your Common Shares, either by proxy or online at the Meeting, or any adjournment or postponement thereof. Your vote is important.

The Company uses the notice-and-access process as its method of communication with shareholders for voting and proxy-related materials. Access to this Proxy Statement, Notice of Annual Meeting, the related proxy card and the 2022 Annual Report to Shareholders (collectively, the “Proxy Materials”) will be provided to our shareholders via the Internet, with paper copies free of charge upon request. Accordingly, on or about April 20, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders entitled to vote at the Meeting containing instructions on how to access the Proxy Materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our Proxy Materials. In addition, shareholders of record may request to receive Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholders meetings. We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our Proxy Materials. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

We are permitted under applicable securities laws to deliver a single Notice of Internet Availability to one address shared by two or more shareholders. This delivery method is referred to as “householding” and helps reduce our printing costs and postage fees. See “Other Matters – Householding” on page 67 of this Proxy Statement.

Unless otherwise indicated, references herein to “$” or “dollars” are expressed in U.S. dollars (US$), and references to Canadian dollars are noted as “C$” or “CAD $.” Unless otherwise stated, all figures presented in Canadian dollars and translated into U.S. dollars were calculated using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022 of C$1.3532 = US$1.00.

References in the Proxy Materials to the “Meeting” also refer to any adjournments, postponements or changes in location of the Meeting, to the extent applicable.

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Who Can Vote

Shareholders of record at the close of business on April 10, 2023 (the “Record Date”) are entitled to vote at the Meeting or at any adjournment or postponement thereof, on the basis of one vote per Common Share held, unless (i) a registered shareholder has transferred the ownership of any Common Shares subsequent to the Record Date, and (ii) the transferee shareholder produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, no later than 10 days before the Meeting, that his or her name be included on the shareholders list before the Meeting, in which case, the transferee shareholder shall be entitled to vote such Common Shares at the Meeting, or any adjournment or postponement thereof. The transfer books will not be closed. As of the close of business on the Record Date, the Company had 98,750,453 Common Shares issued and outstanding.

A list of our shareholders of record will be available and may be inspected prior to the Meeting by contacting Investor Relations at ir@dirtt.com.

The presence, in person or by proxy, of two or more shareholders representing at least 33-1/3% of the voting power of outstanding Common Shares on the Record Date (constituting 32,916,818 votes) will constitute a quorum for the transaction of business at the Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Shareholders will be considered present at the Meeting if they or their proxyholder are logged into the Meeting using their unique control number or username.

Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

Shareholder Voting Matters and Board Recommendation

Voting Matter	Board Vote Recommendation	Additional Information on Page
Election of Directors	FOR each nominee	8
Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and authorization of the Board to fix their remuneration	FOR	13
Approve the Company’s Amended and Restated Long-Term Incentive Plan and shares reserved for issuance thereunder	FOR	15
Issuance of Common Shares to 22NW as reimbursement in connection with the contested director election at the 2022 Meeting	FOR	28

How to Vote

How you vote depends on whether you are a registered or non-registered shareholder. You are a registered shareholder if the Common Shares you own are registered in your name. You are a non-registered shareholder if your Common Shares are registered in the name of an intermediary, such as a trustee, financial institution or securities broker. This is often called ownership in “street name” because your name does not appear in the records of the Company’s transfer agent, Computershare Trust Company of Canada (“Computershare”). If you are a registered shareholder, you can vote in person, via the Internet, by telephone or facsimile, or by proxy, as explained below. If you hold any Common Shares in street name, you should receive a voting instruction form from the intermediary in respect of such Common Shares with further voting instructions.

If you receive more than one proxy card or voting instruction form, then you may have more than one account at Computershare, with an intermediary, or both. Please vote all proxy cards and voting instruction forms using the respective control numbers that you receive so that all of the Common Shares that you own will be represented at the Meeting.

Registered Shareholders

If you are a registered shareholder (i.e., shareholder of record), there are four ways to vote:

•

During the Meeting. You may vote during the Meeting by completing a ballot in person or online. The 15-digit control number located on the proxy card or in the email notification you received is the control number for attending and participating at the virtual Meeting. See also “Appointment of a Proxyholder and Registration for the Meeting” and “Attending and Participating at the Meeting” below.

•

Via the Internet. You may vote by proxy via the Internet at www.investorvote.com by following the instructions provided on the proxy card. You will need your 15-digit control number that is on the proxy card when voting.

•

By Telephone or Facsimile. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 15-digit control number that is on the proxy card when voting. You may also vote by completing, dating and signing the proxy card and returning it to Computershare by facsimile to 1-416-263-9524 or 1-866-249-7775.

•

By Mail. You may vote by completing, dating and signing the proxy card and returning it to Computershare Trust Company of Canada, Proxy Department in the postage-prepaid envelope provided therewith: (i) by mail using the enclosed return envelope or one addressed to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1.

Your completed proxy card must be received by Computershare, or you must have voted by Internet or telephone, no later than May 26, 2023 at 3:00 p.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays or statutory holidays) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof. The proxy card or any other instrument of proxy will not be valid for the Meeting, or any adjournment or postponement thereof, unless it is signed by you or your attorney (duly authorized in writing). The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Non-Registered Shareholders

If you are a non-registered shareholder (i.e., beneficial owner), there are four ways to vote:

•

During the Meeting. You may vote your Common Shares during the Meeting by appointing yourself as the proxyholder for your Common Shares before the Meeting in accordance with the voting instruction form provided to you by your intermediary, returning the voting instruction form to your intermediary in accordance with the instructions, and registering yourself as proxyholder with Computershare. You will then receive a separate username that may be used to attend and participate at the Meeting. See also “Appointment of a Proxyholder and Registration for the Meeting” and “Attending and Participating at the Meeting” below.

•

Via the Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the voting instruction form provided to you by your intermediary. You will need your 16-digit control number that is on the voting instruction form when voting.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 16-digit control number that is on the voting instruction form provided to you when voting. You may also vote by completing, dating and signing the voting instruction form provided to you by your intermediary and following the guidelines set forth in the voting instruction form.

•	By Mail. You may vote by completing, dating and signing the voting instruction form in accordance with the guidelines set forth in the voting instruction form.

Your completed voting instruction form must be returned on or before the deadline specified on the voting instruction form. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Voting by Management Proxy and Exercise of Discretion

The persons named in the enclosed proxy card (the “management proxyholders”) are directors or executive officers of the Company. You have the right to appoint another person (who need not be a shareholder) to represent you at the Meeting, or any adjournment or postponement thereof. To do so, insert the name of that person in the space provided in the proxy card and strike out the other names. Your Common Shares will be voted in accordance with your instructions indicated on the proxy card.

In the absence of such instructions, your Common Shares will be voted by the persons named in the enclosed proxy card as follows:

-	FOR the election of each nominated director;
-	FOR the appointment of PwC as the independent registered public accounting firm; and
-	FOR the Approval of the Company’s Amended and Restated Long Term Incentive Plan and shares reserved for issuance thereunder.
-	FOR the issuance of Common Shares to 22NW as expense reimbursement in connection with the contested director election at the 2022 Meeting.

We know of no other matters to be submitted to a vote of shareholders at the Meeting. If any other matter is properly brought before the Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the Common Shares they represent in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws and applicable law, as described under “Shareholder Proposals.”

Appointment of a Proxyholder and Registration for the Meeting

Shareholders who wish to appoint someone other than the management proxyholders as their proxyholder (including non-registered shareholders who wish to appoint themselves as proxyholder) to attend and participate at the Meeting as their proxy and vote their Common Shares must submit their proxy card or voting instruction form, as applicable, appointing that person as proxyholder AND register that proxyholder online. Registering your proxyholder is an additional step to be completed AFTER you have submitted your form of proxy or voting instruction form.

Submit your proxy card or voting instruction form. To appoint someone other than the management proxyholders as proxyholder, insert that person’s name in the blank space provided in the proxy card or voting instruction form (if permitted) and follow the instructions for submitting such proxy card or voting instruction form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your proxy card or voting instruction form.

If you are a non-registered shareholder and wish to vote at the Meeting, you must insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described below under “Registering your proxyholder.” By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

Additionally, if you are a non-registered shareholder located in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps outlined above, you must also obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare. Requests for registration from non-registered shareholders located in the United States that wish to vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail or by courier to: uslegalproxy@computershare.com (if by email), or to Computershare: 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1 (if by courier), and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of May 26, 2023 at 3:00 p.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays or statutory holidays) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof.

Registering your proxyholder. To register a proxyholder other than the management proxyholders, shareholders must visit www.computershare.com/DIRTT by the voting deadline of May 26, 2023 at 3:00 p.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays or statutory holidays) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof, and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a username via email. Without this username, proxyholders will not be able to participate or vote at the Meeting but will be able to attend as a guest.

Attending and Participating at the Meeting

We are holding the Meeting in an in-person and virtual format, with the in-person format to be held at DIRTT’s offices, 7303-30th Street SE, Calgary, Alberta and the virtual format to be conducted via live audio webcast online at meetnow.global/M9HQQ4X. Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including non-registered shareholders who have duly appointed themselves as proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed and registered proxyholders can vote at the appropriate times during the Meeting.

Guests who are attending virtually, including non-registered beneficial shareholders who have not duly appointed and registered themselves as proxyholder, can log in to the Meeting as set out below. Guests can listen to the Meeting and ask questions, but are not able to vote.

Log in online at meetnow.global/M9HQQ4X. We recommend that you log in at least 15 minutes before the Meeting starts. Click “Login” and then enter your control number or username and password                     .

OR

Click “Guest” and then complete the online form.

For registered shareholders, the control number located on your proxy card or email notification is your control number for the Meeting.

For duly appointed and registered proxyholders, Computershare will provide the proxyholder with a username by e-mail after the proxy voting deadline has passed.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

Changing Your Vote

If you are a registered shareholder and change your mind on how you want your Common Shares voted or you decide to attend and vote at the Meeting, or any adjournment or postponement thereof, you can revoke your proxy in any manner permitted by law, including (i) by attending the Meeting in-person or online, or any adjournment or postponement thereof, and voting your Common Shares, (ii) by depositing another form of proxy with a later date, or (iii) in any manner permitted by law, including by instrument in writing executed by you or your attorney (duly authorized in writing) and deposited with Computershare at any time up to and including the last business day preceding the day of Meeting or any adjournment or postponement thereof at which the proxy is to be used, or with the Chair of the Meeting on the day of the Meeting, or any adjournment or postponement thereof. Attendance at the Meeting will not, by itself, revoke a proxy. If you are a non-registered shareholder, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

Abstentions, Withheld Votes and Broker Non-votes

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the Meeting for quorum purposes. If you are a non-registered shareholder holding Common Shares through an intermediary, you may instruct the intermediary that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director or the appointment of the auditor of the Company at the Meeting.

A “broker non-vote” occurs when a broker who holds its client’s common shares in street name submits proxies for such common shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their clients. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client where a proposal is not “routine.” For the Meeting, Proposals No. 1, No. 3 and No. 4 are not considered “routine” proposals, and therefore, U.S. brokers cannot exercise discretionary authority regarding such proposals for non-registered owners who have not returned voting instructions. Proposal No. 2 is considered a “routine” proposal, and therefore, U.S. brokers can exercise discretionary authority regarding this proposal for non-registered owners who have not returned voting instructions.

Required Votes for Each Proposal

The required vote for each of the proposals expected to be acted upon at the Meeting are described below:

Proposal No. 1 — Election of directors. The election of each director nominee must be approved by a plurality of votes cast, which means a director will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. You may either vote “FOR” or “WITHHOLD” your vote with respect to the election of each director nominee. If you vote “FOR” the election of a nominee, your vote will be cast accordingly. If you select “WITHHOLD” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the Company’s majority voting policy (the “Majority Voting Policy”). See “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 11 of this Proxy Statement. Pursuant to our Majority Voting Policy, a “WITHHOLD” vote is treated as a share present or represented and entitled to vote on the director nominee and has the same effect as a vote “against” the nominee. The total votes cast with respect to this proposal under our plurality voting requirement and our Majority Voting Policy will exclude abstentions, broker non-votes, and failures to vote with respect to that director’s election. Shareholders do not have the right to cumulative voting in the election of directors.

Proposal No. 2 — Appointment of the independent registered public accounting firm. The proposal to appoint PwC as our independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal. For purposes of this proposal, votes cast at the Meeting include only those votes cast “FOR” the appointment of the proposed independent registered public accounting firm. You may either vote “FOR” or “WITHHOLD” your vote with respect to the appointment of the proposed independent registered public accounting firm. If you vote “FOR” the appointment of the proposed independent registered public accounting firm, your vote will be cast accordingly. If you select “WITHHOLD,” your vote will not be counted as a vote cast for purposes of appointing the proposed independent registered public accounting firm.

Proposal No. 3 - Approval of the Company’s Amended and Restated Long Term Incentive Plan. The proposal to approve the amendment to the Company’s Long Term Incentive Plan (the “LTI Plan”) and shares reserved for issuance thereunder must be approved by the affirmative vote of a simple majority (50% plus one) of the Common Shares present, either in person or by proxy, and entitled to vote (meaning that at least a simple majority of the votes cast must be “FOR” the proposal in order for it to be approved). You may either vote “FOR” or “AGAINST” the proposal. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

Proposal No. 4 - Approval of Share Issuance to 22NW. The proposal to approve the issuance of Common Shares to 22NW (the “Share Issuance”) as reimbursement for legal fees and other expenses incurred by 22NW in connection with the contested director election at the 2022 Meeting would, if approved, (i) be deemed by the TSX to create a new control person of the Company and (ii) be deemed by Nasdaq to be a “change of control” of the Company, in each case because it would result in a shareholder holding more than 20% of the outstanding Common Shares of the Company. Additionally, the Share Issuance, if approved, would be (i) at a deemed price less than the “market price” of the Common Shares less the applicable “maximum discount” permitted, both as determined by TSX rules and (ii) to a director of the Company at a price less than the “market price” of the Common Shares, which may be deemed “equity compensation” under applicable Nasdaq Rules. As such, the Share Issuance must be approved by the affirmative vote of a simple majority (50% plus one) of the Common Shares present, either in person or by proxy, and entitled to vote (meaning that at least a simple majority of the votes cast must be “FOR” the proposal in order for it to be approved). Pursuant to the rules of the TSX, Common Shares held by 22NW, and its associates and affiliates, will be excluded and will not be entitled to vote on this proposal. You may either vote “FOR” or “AGAINST” the proposal. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

Other Information

Shareholder Questions During the Meeting

Our registered shareholders, duly appointed and registered proxyholders and guests will have opportunities to submit questions throughout the Meeting. We will answer as many submitted questions relating to the proposals to be voted upon at the Meeting or about the Company generally as time permits.

Solicitation

This solicitation is being made by and on behalf of the Board. We will pay the cost of preparing these Proxy Materials and soliciting your vote. We also will pay the Meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees over the Internet or by telephone, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform tasks in furtherance of this solicitation. We may also request that intermediaries, brokerage firms, nominees, custodians and fiduciaries transmit Proxy Materials to the non-registered holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such materials.

Receiving Meeting Materials as a Non-Registered Holder

The Company will not send proxy-related materials directly to non-objecting beneficial shareholders, and such materials will be delivered to non-objecting beneficial shareholders by the non-objecting beneficial shareholder’s intermediary. The Company intends to pay for the costs of an intermediary to deliver to objecting beneficial shareholders the proxy-related materials.

Questions

If you have any questions about the information contained in this Proxy Statement, or require any assistance in completing your proxy card, please contact DIRTT Investor Relations at ir@dirtt.com.

If you have any questions about the Meeting, including questions regarding access or voting, please contact Computershare at 1-800-564-6253 (toll free in Canada and the United States) or 1-514-982-7555 (international direct dial). Additional information and materials for the Meeting will be available on our website at www.dirtt.com/investors.

Interest of Certain Persons in Matters to Be Acted Upon

If Proposal No. 4 is approved, the Company will issue 3,899,745 Common Shares to 22NW, at a deemed price per share of $0.40, as reimbursement for legal fees and other expenses incurred by 22NW in connection with the contested director election at the 2022 Meeting, being an aggregate of $1,559,898. As of March 24, 2023, 22NW is the Company’s largest shareholder and beneficially owns 19,234,034 Common Shares, representing approximately 19.5% of the Company’s issued and outstanding Common Shares. If approved, the issuance of 3,899,745 Common Shares to 22NW would result in 22NW beneficially owning and controlling 23,133,779 Common Shares, representing approximately 23.5% of the Company’s issued and outstanding Common Shares, based on the number of Common Shares outstanding as of March 24, 2023. Aron English, who is the principal of 22NW Fund, LP, is also a director of the Company.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the year ended December 31, 2022 and the independent registered public accounting report thereon will be placed before the Meeting, or any adjournment or postponement thereof. No vote by the shareholders with respect to the audited consolidated financial statements is required. The audited consolidated financial statements were audited by PwC and approved by the Audit Committee of the Board. Copies of these materials may be obtained by shareholders upon request. These materials are also available on our website at www.dirtt.com, on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, and on SEDAR at www.sedar.com.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Meeting, our shareholders will be asked to elect each of the seven director nominees identified below, each to serve until the close of our next annual meeting of shareholders or until his or her successor has been duly elected or appointed. All director nominees proposed for election as directors are currently directors of the Company. All director nominees were recommended to the Board by the Corporate Governance and Compensation Committee.

Our Board currently consists of eight members. On February 22, 2023, Cory Mitchell declared his intention not to stand for re-election at this year’s Meeting. As a result, the Board has set the number of directors comprising the Board at seven in accordance with the Company’s by-laws, effective immediately following completion of the Meeting. Accordingly, you may not vote by proxy or in person for a greater number of persons than the nominees proposed for election as directors.

Additionally, see “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 11 for information about the Company’s Majority Voting Policy.

Name: Ken Sanders Position: Director Age: 64 Residence: San Francisco, California Director Since: April 2022 Independent

Ken Sanders has served as Managing Principal of DesignIntelligence, an organization that provides strategic consulting services, thought leadership and an interconnected network for leaders in architecture and engineering, since January 2019. Prior to that, Mr. Sanders served as Managing Principal and on the board of directors of Gensler, a global architecture, design and planning firm. Mr. Sanders has served on the board of directors of NELSON, an architecture, interior design, graphic design and brand strategy firm, and Clarus, a leading design and manufacturer of writable glass boards. Mr. Sanders received a Bachelor of Arts in Architecture from University of California, Berkeley.

Our Board believes that Mr. Sanders is qualified to serve on our Board due to his architecture and design experience, as well as his service on other boards and in strategic leadership positions.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board Corporate Governance and Compensation Committee Enterprise Risk Management Committee	14/15 6/6 3/3	96% 100% 100%	None
	SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	223,250		172,425
	2022 VOTES IN FAVOR		78.43%

Name: Douglas Edwards Position: Director Age: 47 Residence: Charlotte, North Carolina Director Since: April 2022 Independent

Douglas Edwards serves as Senior Vice President, Enterprise Associate & Business Solutions of Humana Inc. (NYSE: HUM), a for-profit American health insurance company. With Humana since April 2015, he previously served as Senior Vice President, Workplace Experience from July 2019 to May 2021, Vice President, Workplace Solutions from 2016 to June 2019, and Director, Workplace Solutions from 2015 to 2016. Previously, Mr. Edwards held various roles at Jones Lang LaSalle Incorporated (NYSE: JLL), a global commercial real estate services company, including Managing Director, Regional Director from 2013 to 2015, Senior Vice President, Retail Project Management Platform Director from 2011 to 2013, Vice President, National Transition Team Lead from 2009 to 2011, and Senior Project Manager, Project Lead from 2006 to 2009. In February 2023, he became a Board Advisor for Kolar, a for-profit design firm. He also serves as a director for the Goodwill Industries of Kentucky and the Louisville Downtown Development Corporation. He has previously served on several board and civic engagements, including the Louisville Zoological Gardens Foundation, the Lincoln Foundation, Brightside, the Speed Art Museum, Men’s Shelter of Charlotte, Mint Museum, YMCA, and the Juvenile Crime Prevention Council of Charlotte. Mr. Edwards received an Masters of Business Administration in General Management and International Business from the UNC-Chapel Hill Kenan-Flagler Business School and a Bachelor of Science in Civil Engineering from North Carolina State University. Mr. Edwards is a LEED Accredited Professional.

Our Board believes that Mr. Edwards is qualified to serve on our Board due to his extensive human resources, real estate, and ESG experience, as well as his service in executive leadership positions.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board Audit Committee Enterprise Risk Management Committee	15/15 3/3 3/3	100% 100% 100%	None
	SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	156,250		164,340
	2022 VOTES IN FAVOR		71.40%

Name: Aron English Position: Director Age: 40 Residence: Seattle, Washington Director Since: April 2022 Not Independent

Aron English is the founder and has served as the Portfolio Manager of 22NW LP, a Seattle-based value fund specializing in small and microcap investments with a multi-year investment horizon, since August 2014. Previously, Mr. English served as the director of research at Meson Capital Partners LLC, an investment firm, from January 2014 to August 2014. Prior to that, he served as director of research at RBF Capital, LLC, a provider of wealth management and financial services, from September 2010 until December 2013, after initially serving as a research analyst at the firm from September 2008 to September 2010. Mr. English served as a research assistant at McAdams Wright Ragen Inc., an investment firm, from March 2006 until September 2008. Mr. English currently serves on the board of directors of Anebulo Pharmaceuticals, Inc. (NASDAQ: ANEB), a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and substance addiction, since June 2020. Mr. English is a C.F.A. Charterholder and earned his Bachelor of Arts in English Literature with Honors from the University of Washington.

Our Board believes that Mr. English is qualified to serve on our Board due to his financial, investment and capital markets experience.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board Corporate Governance and Compensation Committee	14/15 6/6	93% 100%	Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB)
	SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	19,234,034 (1)		126,445
	2022 VOTES IN FAVOR		71.69%

Name: Shaun Noll Position: Director Age: 41 Residence: Menlo Park, California Director Since: June 2022 Independent

Shaun Noll is currently, and has been since 2017, the President and Chief Investment Officer of 726 BF LLC, which owns approximately 12.2% of the Common Shares of the Company. Mr. Noll received a B. Com in international business from San Francisco State University.

Our Board believes that Mr. Noll is qualified to serve on our Board due to his financial, investment and capital markets experience.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board Corporate Governance and Compensation Committee Enterprise Risk Management Committee	7/8 3/3 2/2	88% 100% 100%	None
SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	18,070,265 (2)		109,785
	2022 VOTES IN FAVOR		N/A

Name: Scott Robinson Position: Director Age: 52 Residence: New York, New York Director Since: April 2022 Independent

Scott Robinson currently serves as Managing Director and Co-Head Real Estate Investment Banking at Oberon Securities LLC, an investment bank, since 2013, and Clinical Professor at New York University, a private university, since 2008. Mr. Robinson previously served as Interim Chief Executive Officer and on the board of directors of FullStack Modular LLC, an offsite volumetric modular construction company, and held roles at Macquarie group Ltd. (OTCMKTS: MQBKY) and Citigroup Inc. (NYSE: C). Mr. Robinson previously served on the board of directors of Monmouth Real Estate Investment Corporation (NYSE: MNR), a real estate investment trust specializing in net leased industrial properties. Mr. Robinson currently serves as an advisory board member of Market Stadium Inc., a commercial real estate company, and Arialgo Ltd., a financial services company. Mr. Robinson received a MSc. in Real Estate Finance and Investment from New York University and a BSc. in Biomedical Sciences and Economics from University of California, Riverside.

Our Board believes that Mr. Robinson is qualified to serve on our Board due to his extensive financial and real estate experience, as well as his service on other boards and in executive leadership positions.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board Audit Committee Enterprise Risk Management Committee	15/15 3/3 3/3	100% 100% 100%	None
	SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	262,800		168,178
	2022 VOTES IN FAVOR		71.40%

Name: Scott Ryan Position: Director Age: 52 Residence: Phoenix, Arizona Director Since: April 2022 Independent

Scott Ryan is a Founding Partner and Managing Member of FR Law Group, PLLC, a boutique litigation and commercial transaction law firm based in Arizona, which he co-founded in 2017, and has served as an Arbitrator, Construction Panel of the American Arbitration Association, a not-for-profit organization in the field of alternative dispute resolution. Previously, Mr. Ryan served as the Senior Vice President and General Counsel of Tutor Perini Corporation, Building Group (NYSE: TPC), a contractor for large scale commercial construction partners. Mr. Ryan served on the board of directors of PCR Insurance Company from 2008 to 2012. Mr. Ryan received a J.D. from DePaul University College of Law, and a Bachelor of Science and Master of Science in Construction Management from Arizona State University.

Our Board believes that Mr. Ryan is qualified to serve on our Board due to his extensive legal, construction and real estate experience.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board Audit Committee Enterprise Risk Management Committee	15/15 3/3 3/3	100% 100% 100%	None
	SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	234,375		168,161
	2022 VOTES IN FAVOR		67.40

Name: Benjamin Urban Position: Director Age: 47 Residence: Calgary, Alberta Director Since: June 2022 Not Independent

Benjamin Urban joined DIRTT as our Chief Executive Officer in June 2022. He brings extensive interior construction and business development experience with him from AGILE INTERIORS, one of DIRTT’s largest Construction Partners. There he helped grow and diversify the business, expand into new market areas, develop strategic distribution partnerships, and deliver innovative interiors for large global clients. Benjamin holds a Bachelor of Science degree from Daniels College of Business at The University of Denver as well as a Certificate in International Business Management from Instituto Tecnológico y de Estudios Superiores de Monterrey.

Our Board believes that Mr. Urban is qualified to serve on our Board due to his extensive background with the Company and its client and partner network, as well as his experience in design and construction generally.

	MEMBER OF	2022 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	8/8	100%	None
	SECURITIES HELD
	Date	Common Shares		DSUs
	December 31, 2022	612,500		N/A
	2022 VOTES IN FAVOR		N/A

(1)	Reflects the shares beneficially owned by Mr. English and 22NW Fund, LP.
(2)	Reflects the shares beneficially owned by Mr. Noll, 726 BC LLC and 726 BF LLC.

Family Relationships

There are no family relationships among any of our executive officers, directors or director nominees.

Majority Voting Policy

As set forth in the enclosed proxy card, shareholders may vote “FOR” or “WITHHOLD” their vote for each director nominee. In accordance with the Board’s Majority Voting Policy, if any director nominee receives a number of votes “withheld” from his or her election that is equal to or greater than votes “for” such election, such nominee will submit his or her offer of resignation to the lead director or Chair of the Board. The Corporate Governance and Compensation Committee will review such resignation offer and make a recommendation to the Board of whether or not to accept such resignation. The Corporate Governance and Compensation Committee is expected to recommend acceptance of the resignation offer to the Board, and the Board is expected to accept such recommendation and resignation offer, except in situations where exceptional circumstances would warrant the director nominee continuing to serve on the Board. The director nominee will not participate in any deliberations of the Corporate Governance and Compensation Committee or the Board with respect to his or her resignation offer. Within 90 days of receiving the resignation offer, the Board will make a decision and the Company will issue a press release announcing whether they have accepted or rejected the director nominee’s resignation, a copy of which will be provided to the TSX”. The resignation will be effective when accepted by the Board. The Majority Voting Policy does not apply to contested elections in which the number of director nominees for election is greater than the number of director positions on the Board.

Legal Proceedings, Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of the Company’s proposed directors are, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of a company that: (a) while such person was acting in that capacity was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days (an “order”); or (b) was subject to an order that was issued after that person ceased to be a director, chief executive officer or chief financial officer of the relevant company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as set out below, none of the Company’s proposed directors have been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Other than as described below, none of the Company’s proposed directors: (a) is, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, (b) has, within 10 years prior to the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer, as applicable, or (c) has been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

Mr. Shaun Noll (at the relevant time DBA as Stirling Capital Management) self-reported a violation of s. 25230 of the California Corporate Securities Law of 1968 (engaging in unlicensed investment advisor activity), arising as a result of the inadvertent non-payment of annual license dues. In or around March 2014, Mr. Noll entered into a Settlement Agreement with the Commissioner of Business Oversight of the State of California, under which Mr. Noll agreed to take steps to comply with applicable laws relating to licensing as an investment advisor and to pay a nominal penalty of $6,500. The penalty has been fully paid and there are no sanctions on Mr. Noll.

You may either vote “FOR” or “WITHHOLD” your vote with respect to the election of each DIRTT Nominee. If you vote “FOR” the election of a DIRTT Nominee, your vote will be cast accordingly. To be elected to the Board, a nominee must receive a plurality of votes cast, which means a nominee will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. Nevertheless, under the Company’s Majority Voting Policy, if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must tender to the Board his or her resignation for consideration by the Corporate Governance and Compensation Committee and the Board. See “Proposal 1—Election of Directors—Majority Voting Policy.” The Board has set the number of directors comprising the Board at seven in accordance with the Company’s by-laws, effective immediately following completion of the Meeting. Accordingly, you may not vote by proxy or in person for a greater number of persons than seven for election as directors.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the election of each of the director nominees. Unless you give other instructions, the persons named in the enclosed proxy card intend to vote “FOR” the election of each of the director nominees. The Company has been informed that each of the proposed director nominees has consented to (i) serve as a nominee, (ii) serve as a director if elected, and (iii) be named as a nominee in this Proxy Statement. We have no reason to believe that any of the proposed director nominees will be unable to serve as a director. If, prior to the Meeting, or any adjournment or postponement thereof, one or more of the DIRTT Nominees is unable to serve or for good cause will not serve, either the number of directors will be reduced or we will nominate or appoint a new director in accordance with applicable law.

PROPOSAL NO. 2 – APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has recommended that PwC be appointed as our independent registered public accounting firm for the fiscal year ended December 31, 2023, and that the remuneration of PwC for such year be fixed by our directors.

At the Meeting, or any adjournment or postponement thereof, shareholders will be asked to appoint PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. PwC was first appointed as our independent registered public accounting firm effective June 9, 2017.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee approved all services rendered by PwC in the fiscal year ended December 31, 2022, in accordance with these policies.

In its review of non-audit services, the Audit Committee considers, among other things, the possible impact of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee has determined that the non-audit services performed by PwC in the fiscal year ended December 31, 2022, were compatible with maintaining the independence of our independent registered public accounting firm. Additional information concerning the Audit Committee and its activities can be found in this Proxy Statement under “Corporate Governance.”

Representatives of PwC are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Audit and Related Fees

The following table sets out the fees for services provided to us by our independent registered public accounting firm for the years ended December 31, 2022 and 2021.

Nature of Services	December 31, 2022 (1)	December 31, 2021 (1)

Audit Fees (2)	$469,387	$436,214
Audit-Related Fees (3)	$13,868	$108,594
Tax Fees	$-	$-
All Other Fees (4)	$-	$1,636

Total	$483,255	$546,444

(1)

Such fees were paid in Canadian dollars and translated into U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022 of C$1.3532 = US$1.00 and on December 31, 2021 of C$1.2777 = US$1.00 for the respective periods.

(2)	Consists of fees for audit services. This includes, among other things, quarterly reviews and audit of the annual financial statements.

(3)

Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in (1) above. This includes, among other things, fees paid to the Canadian Public Accountability Board, review of and the Registration Statements on Form S-8 and S-3 filings and procedures performed on the Canadian prospectus and U.S. prospectus supplement related to the issuance of convertible debentures.

(4)	Consists of fees for an online subscription service.

The appointment of PwC as our independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the appointment of PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. Unless you give other instructions, the persons named in the enclosed proxy card intend to vote “FOR” the appointment of PwC as our independent registered public accounting firm at a remuneration to be fixed by the Board.

PROPOSAL NO. 3 – APPROVAL OF THE COMPANY’S AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

On April 3, 2023, the Board unanimously approved and adopted the DIRTT Environmental Solutions Ltd. Amended and Restated Long Term Incentive Plan (the “A&R LTIP”) to (i) increase the aggregate number of Common Shares reserved and available for issuance by 6,500,000 such that the total Common Shares reserved under the A&R LTIP would increase from 5,850,000 to 12,350,000 and (ii) to provide for the grant of deferred share units (“DSUs”) to directors who are not, apart from their position as a director, an employee of Company or any of its affiliates (“Eligible Directors”). At the Meeting, our shareholders will be asked to approve the A&R LTIP, and if approved, the A&R LTIP will be effective on May 30, 2023. The Board unanimously recommends that our shareholders approve the A&R LTIP, including the reservation of 12,350,000 of our Common Shares thereunder.

BACKGROUND AND PURPOSE OF PROPOSAL

On April 17, 2020, the Board adopted the DIRTT Environmental Solutions Ltd. Long Term Incentive Plan (the “LTIP”), subject to shareholder approval, which was obtained on May 22, 2020. The LTIP replaced the Company’s predecessor incentive plans, being the Performance Share Unit Plan (the “PSU Plan”) and the Amended and Restated Stock Option Plan (the “Option Plan” and together with the PSU Plan, the “Prior Plans”). Any awards that remain outstanding under the Prior Plans are governed by the terms of the applicable Prior Plan and the terms of the award agreement pursuant to which such award was granted, as applicable. The A&R LTIP is an amendment and restatement of the LTIP.

The ability to grant share-based compensation is critical for meeting the Company’s compensation objectives and for enabling the Company to attract and retain highly-qualified employees, consultants and directors. DSUs have historically been granted to Eligible Directors under the Deferred Share Unit Plan for Non-Employee Directors (as amended and restated, the “DSU Plan”) and settleable only in cash. The A&R LTIP will give us the ability to settle DSUs in either cash or Common Shares, while consolidating future share-based awards under a single plan. The terms of the DSU Plan are otherwise materially unchanged as incorporated into the A&R LTIP. If the A&R LTIP is approved, no new awards will be made under the DSU Plan on or after the effective date of the A&R LTIP but awards previously granted under the DSU Plan will continue to be governed by the DSU Plan and will continue to be credited Dividend Equivalent Rights (as defined below) under the DSU Plan. All future share-based awards, whether granted to employees, officers, consultants or directors, will be granted under the A&R LTIP if it is approved by the shareholders at the Meeting.

The A&R LTIP also increases the number of Common Shares reserved and available for issuance thereunder, thus allowing us to continue to provide share-based compensation to our employees, consultants and directors, which is a vital element of our compensation program.

For additional information regarding share-based awards previously granted, please see Note 16 to our consolidated financial statements on Form 10-K for the year ended December 31, 2022 and the table included in this Proposal No. 3 below, entitled “Securities Authorized for Issuance Under Equity Compensation Plans.” As of April 10, 2023, there were 98,750,453 of our Common Shares outstanding. The closing price per Common Share on the Nasdaq as of April 10, 2023 was U.S. $0.43.

The proposed A&R LTIP is included as Appendix A to this proxy statement. If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional Common Shares available for delivery under the A&R LTIP.

SUMMARY OF THE A&R LTIP

The following summary of the A&R LTIP does not purport to be a complete description of all provisions of the A&R LTIP and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the A&R LTIP, which is attached as Appendix A to this Proxy Statement. The A&R LTIP gives the Compensation Committee the ability to award options (“Options”) (either in the form of incentive stock options (“ISOs”) intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Options that are not intended to constitute ISOs (“Nonstatutory Options”)), share appreciation rights (“SARs”), restricted share units (“Restricted Share Units” or “RSUs”), restricted shares (“Restricted Shares”), dividend-equivalent rights in conjunction with the grant of Restricted Share Units and DSUs (“Dividend-Equivalent Rights”), vested share awards (“Share Awards”), other share-based awards (“Other Share-Based Awards”), cash awards (“Cash Awards”), and DSUs (collectively, “Awards”). Unless earlier terminated by action of the Board, the A&R LTIP will terminate on May 30, 2033. Any awards that remain outstanding under the DSU Plan will be governed by the terms of the DSU Plan and the terms of the award agreement pursuant to which such award was granted. If the A&R LTIP is not approved, share-based awards will continue to be made under the LTIP until the share reserve thereunder is depleted, at which point cash-settled awards may be granted thereunder until the expiration of the LTIP in May of 2030.

Key features of the A&R LTIP include:

•	No discounted Options or related Awards may be granted other than awards converted into Awards under the A&R LTIP in connection with a transaction;

•	No repricing, replacement or re-granting of Options or SARs outside of the context of a restructuring or recapitalization of the Company;

•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

•	Awards are generally non-transferrable except by will or the laws of descent or by the designation of a beneficiary or pursuant to a domestic relations order;

•	Minimum vesting period requirements;

•	Limits on total officer and director compensation; and

•

Dividend-Equivalent Rights accrued with respect to Restricted Share Units and DSUs and dividends accrued with respect to Restricted Shares are subject to restrictions and risk of forfeiture to the same extent as the Restricted Share Unit, DSUs or Restricted Share with respect to which such Dividend-Equivalent Rights or dividends are accrued and will not be paid unless and until such Restricted Share Unit, DSUs or Restricted Share has vested.

Persons Who May Participate in the A&R LTIP

Employees, officers, consultants and directors of the Company and its affiliates are eligible to receive awards under the A&R LTIP. Eligible individuals to whom an Award is granted under the A&R LTIP are referred to as “Participants.” As of April 10, 2023, it is expected that the Company and its affiliates will have approximately 385 employees, 5 officers, 1 consultant and 7 non-employee directors who will be eligible to participate in the A&R LTIP. A consultant who is a Canadian resident may be required to provide services to the Company for a period of at least 12 months to be eligible to receive an Award. Only Eligible Directors may receive DSU awards.

Shares to be Offered

Subject to adjustment as described below, the aggregate number of our Common Shares reserved and available for issuance pursuant to the settlement, exercise or redemption of Awards under the A&R LTIP will be (i) 12,350,000, representing approximately 12.5% of the Company’s outstanding Common Shares on a non-diluted basis (12.2% on a fully diluted basis) as of the Record Date, plus (ii) the number of our Common Shares subject to stock options granted under the Option Plan prior to the adoption of the LTIP on May 22, 2020 that, following May 22, 2020, expire or for any reason are canceled or terminated without having been exercised in full. For the avoidance of doubt, Common Shares withheld in payment of any exercise or purchase price or taxes related to a stock option granted under the Option Plan will not become available for Awards under the A&R LTIP. The total number of Common Shares that will be available for issuance upon the exercise of ISOs (as defined below) shall be 12,350,000. The A&R LTIP increases the 5,850,000 initial share reserve under the LTIP by 6,500,000 Common Shares. The proposed 6,500,000 increase in Common Shares represents approximately 6.6% of the Company’s outstanding Common Shares on a non-diluted basis (6.4% on a fully diluted basis) as of the Record Date. The share recycling and counting provisions, including clause (ii) in this paragraph, are the same in the A&R LTIP and the LTIP.

As of the Record Date, 4,547,782 stock options previously granted under the Option Plan and outstanding on May 22, 2020 expired or were canceled or terminated without having been exercised in full, resulting in 4,547,782 additional Common Shares, representing approximately 4.6% of the Company’s outstanding Common Shares on a non-diluted basis (4.5% on a fully diluted basis), being reserved and available for issuance of Awards pursuant to clause (ii) in the preceding paragraph. As of the Record Date, a total of 1,075,705 stock options, representing approximately 1.1% of the Company’s outstanding Common Shares on a non-diluted basis (1.1% on a fully diluted basis), remain outstanding under the Option Plan. Thus, if all stock options outstanding as of the Record Date were to expire or be canceled or terminated without having been exercised in full, a maximum of 1,075,705 additional Common Shares could become available for new Awards under the A&R LTIP in the future. Accordingly, the maximum number of Common Shares that could become issuable under the A&R LTIP, if approved, would be 17,973,487 (being the initial share reserve of 5,850,000, plus the increase in share reserve of 6,500,000, plus the 4,547,782 Common Shares reserved and made available for issuance pursuant to clause (ii) in the preceding paragraph prior to the Record Date, plus the 1,075,705 Common Shares that could become available for issuance on the expiry, termination or cancellation of outstanding stock options, as described above). The maximum number of Common Shares that could become issuable under the LTIP if the A&R LTIP is not approved would be 11,473,487.

		Percentage of Outstanding Common Shares on a Non- Diluted Basis	Percentage of Outstanding Common Shares on a Fully- Diluted Basis
Common Shares initially reserved under the LTIP	5,850,000	5.9%	5.8%
Common Shares added to LTIP share reserve between adoption of the LTIP and Record Date as a result of expiration, cancelation or termination of stock options that were outstanding under the Option Plan on May 22, 2020	4,547,782	4.6%	4.5%
Stock options outstanding under the Option Plan as of the Record Date (maximum number of Common Shares that could be added to LTIP share reserve as a result of expiration, cancelation or termination following the Record Date)	1,075,705	1.1%	1.1%
Number of Common Shares proposed to be added to initial LTIP share reserve as a result of the amendment and restatement of the LTIP	6,500,000	6.6%	6.4%
Total number of Common Shares that could become reserved for issuance under the LTIP if all outstanding stock options that were granted under the Option Plan and outstanding at the time of adoption of the LTIP (May 22, 2020) expire, are canceled or are terminated	17,973,487	18.2%	17.7%

As of the Record Date, a total of 5,542,297 Common Shares have been issued as Share Awards or in settlement of time or performance-based RSUs under the LTIP. A total of 1,184,212 Common Shares are subject to outstanding time-based RSUs and 310,957 Common Shares are subject to outstanding performance-based RSUs, collectively representing approximately 1.5% of the Company’s outstanding Common Shares on a non-diluted basis (1.5% on a fully diluted basis). No other equity awards are outstanding under the LTIP as of such date. Thus, as of the Record Date there were 3,360,316 Common Shares available for issuance under the LTIP that were not subject to outstanding Awards (being the initial share reserve of 5,850,000 Common Shares, plus the 4,547,782 Common Shares reserved and available for issuance pursuant to the expiration, cancellation or termination of stock options as described above, less the 5,542,297 Common Shares issued as Share Awards or in settlement of time or performance-based RSUs, less the 1,495,169 Common Shares subject to outstanding RSUs), representing approximately 3.4% of the Company’s outstanding Common Shares on a non-diluted basis (3.3% on a fully diluted basis).

If an Award granted under the A&R LTIP is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of our Common Shares, any shares subject to such Award will again be available for new Awards under the A&R LTIP. Any Common Shares withheld or surrendered in payment of any taxes relating to Awards will not again be available for new Awards under the A&R LTIP unless such Award is an Option or SAR, in which case such withheld or surrendered Common Shares will again be available for new Awards under the A&R LTIP. In addition, any Common Shares withheld or surrendered in payment of any exercise or purchase price of Options or SARs will again be available for new Awards under the A&R LTIP.

Subject to stock exchange requirements, including stock exchange approval, as applicable, certain Awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines will not reduce the Common Shares authorized for issuance under the A&R LTIP, nor shall shares subject to such Awards be added to the Common Shares available for issuance under the A&R LTIP if such Awards are later cancelled, forfeited or otherwise terminated.

Our Common Shares issued under the A&R LTIP may come from authorized but unissued shares, or (except in the case of Options granted to Canadian taxpayers) from our previously issued Common Shares reacquired by the Company, including shares purchased on the open market.

Compensation Limits

The maximum number of our Common Shares underlying or relating to Awards which may be granted to any one Participant under the A&R LTIP in any calendar year will not exceed 10% of our total issued and outstanding Common Shares. Furthermore, under the A&R LTIP and all of the Company’s other security-based compensation arrangements, the maximum number of our Common Shares issuable to insiders pursuant to outstanding Awards at any time will not exceed 10% of our total issued and outstanding Common Shares. Under the A&R LTIP and all of the Company’s other security-based compensation arrangements, in any one year period, the maximum number of our Common Shares issued to insiders will not exceed 10% of our total issued and outstanding Common Shares.

The aggregate number of our Common Shares issuable pursuant to outstanding Awards under the A&R LTIP to non-employee directors of the Company will be limited to 1% of our total issued and outstanding Common Shares provided that the value of all Options issuable in any one year period under the A&R LTIP to any one non-employee director of the Company will not exceed CAD $100,000, and the value of all Awards issuable in any one year period under the A&R LTIP to any one non-employee director will not exceed CAD $150,000, in each case, not including any Awards issued or taken in lieu of cash fees or a one-time initial grant to a new director upon joining the Board.

Minimum Vesting Period

The Compensation Committee shall not grant Awards with a vesting schedule that provides for full or partial vesting less than one year after the date of grant; provided, however, that (i) the Committee may grant Awards with a vesting schedule that provides for full or partial vesting less than one year after the date of grant so long as such Awards do not constitute more than 5% of the number of our Common Shares available for issuance under the A&R LTIP, (ii) Awards may vest upon death, termination of employment or a Change of Control, and (iii) this limitation will not apply to DSUs or to certain Awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

Administration

The Compensation Committee will administer the A&R LTIP (the “Administrator”). Subject to the terms of the A&R LTIP and applicable law, the Administrator has broad authority to select Participants to receive Awards, determine the types and amounts of Awards and terms and conditions of Awards, modify, waive, or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, and interpret and administer the A&R LTIP. Subject to applicable law, the Administrator is also authorized to interpret the A&R LTIP, to establish, amend and rescind any rules and regulations relating to the A&R LTIP, to delegate duties under the A&R LTIP to one or more officers or managers of the Company or its affiliate, and to make any other determinations that it deems necessary or desirable for the administration of the A&R LTIP. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the A&R LTIP in the manner and to the extent the Administrator deems necessary or desirable.

Awards Under the A&R LTIP

Options

An Option represents a right to purchase our Common Shares at a fixed exercise price. The Company may grant Options to eligible persons including: (i) ISOs which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. Except in limited circumstances, the exercise price for an Option must not be less than the fair market value per Common Share as of the date of grant (or at least 110% of the fair market value for certain ISOs), nor may the Option be repriced without the prior approval of our shareholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant (or five years from the date of grant for certain ISOs). Consistent with the applicable terms of the A&R LTIP, the Administrator determines the methods and form in which payment of the exercise price of an Option may be made and the methods and forms in which our Common Shares will be delivered to a Participant, provided that all Options granted to “Canadian Participants” (as defined in the A&R LTIP) will generally be exercisable only for authorized and unissued Common Shares from treasury. The Administrator may decide to accept any of the following forms of payment for the exercise price: cash or cash equivalents, Common Shares (including previously owned Common Shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Common Shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any affiliate, other property, or any other legal consideration the Administrator deems appropriate. In the case of an exercise whereby the exercise price is paid with Common Shares, such Common Shares shall be valued based on the Common Shares’ fair market value (as defined in the A&R LTIP) as of the date of exercise.

SARs

A SAR is the right to receive an amount equal to the excess of the fair market value of one Common Share on the date of exercise over the grant price of the SAR, payable in either cash or our Common Shares or any combination thereof as determined by the “Employer” (as defined in the A&R LTIP). Except in limited circumstances, the grant price for a SAR must not be less than the fair market value of a Common Share on the date of grant. No SAR may have a term of more than ten years and any SAR granted to a Canadian Participant will have a term extending not later than December 15th of the calendar year in which such SAR becomes vested and exercisable. A SAR granted in connection with an Option will entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the difference obtained by subtracting the exercise price with respect to a Common Share specified in the related Option from the fair market value of a Common Share on the date of exercise of the SAR, by (ii) the number of Common Shares as to which that SAR has been exercised. The Option will then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option will be subject to the terms and conditions of the award agreement governing the Option, which will provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and will not be transferable except to the extent that the related Option is transferrable.

Restricted Share Units

A Restricted Share Unit represents a future conditional right to receive a cash payment equal to the fair market value of a Common Share on a specified date as determined by the Administrator, or, at the Company’s discretion, its equivalent in Common Shares (or a combination of cash and Common Shares), provided that, for Canadian Participants, such specified date is on or before that date which is three years following the end of the relevant year of service of the Participant in respect of which the Restricted Share Unit was granted. Restricted Share Units granted to U.S. taxpayers will be settled no later than 70 days following vesting unless otherwise specified in the applicable award agreement. Unless otherwise provided in the applicable award agreement, Dividend-Equivalent Rights will accrue, in the form of additional Restricted Share Units, with respect to each Restricted Share Unit if any cash dividends are paid following grant and before settlement. Such additional Dividend-Equivalent Rights accrued in the form of Restricted Share Units will be subject to the same terms and conditions as the underlying Restricted Share Units.

Restricted Shares

An award of Restricted Shares is a grant of our Common Shares subject to a risk of forfeiture, restrictions on transferability and any other conditions or restrictions imposed by the Administrator in its discretion. Except as otherwise provided under the terms of an award agreement, the holder of Restricted Shares will generally have rights as a shareholder, including the right to receive dividends on our Common Shares subject to the award of Restricted Shares during the restriction period and, subject to approval of the stock exchange, the right to vote our Common Shares subject to the award of Restricted Shares. Our Common Shares distributed in connection with a share split or share dividend and other property (including cash) distributed as a dividend will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Shares or other property has been distributed. As a condition to the grant of an Award of Restricted Shares, the Administrator may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Shares.

Share Awards

The Administrator may grant vested Common Shares as a Share Award to a Participant as a bonus, as additional compensation, or in lieu of cash compensation any such Participant is entitled to receive, in such amounts and subject to such other terms as the Administrator determines is appropriate.

Other Share-Based Awards and Cash Awards

The Administrator is authorized to grant to Participants Other Share-Based Awards that may be denominated in or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our Common Shares on such terms and conditions as the Administrator deems appropriate. In addition, the Administrator is authorized to grant Cash Awards on a free-standing basis, as an element of, or a supplement to, or in lieu of any other Award under the A&R LTIP on such terms and conditions as the Administrator deems appropriate.

Deferred Share Units

DSUs may be granted only to Eligible Directors. A DSU represents a future right to receive a cash payment equal to the fair market value of a Common Share on (or within ten days following) the redemption date, or, at the Company’s discretion, its equivalent in Common Shares (or a combination of cash and Common Shares).

Unless otherwise determined prior to the commencement of a particular year by the Board, Eligible Directors will be credited on a quarterly basis for 100% of their annual retainer for the year in the form of DSUs. If the Board determines to satisfy less than 100% of the directors’ annual retainer in DSUs, the director may elect, irrevocably and in advance, to receive up to 100% of their annual retainer (and other amounts such as committee fees which are not included in the annual retainer) in the form of DSUs. The number of DSUs granted quarterly is determined by dividing the value of the applicable retainer for that quarter by the fair market value of a Common Shares on the grant date. DSUs granted in lieu of retainers or fees are fully vested at grant. The Board may, in its discretion, award additional DSUs (not in lieu of a retainer or fee) to non-employee directors on such terms and conditions as it determines, including as to vesting.

Unless otherwise provided in the applicable award agreement, Dividend-Equivalent Rights will accrue, in the form of additional DSUs, with respect to each DSU if any cash dividends are paid following grant and before settlement. Such additional Dividend-Equivalent Rights accrued in the form of DSUs will be subject to the same terms and conditions as the underlying DSUs.

Upon a non-employee director ceasing to be a director of the Company, or any of its affiliates, as a result of death, retirement or otherwise, all DSUs held by such non-employee director shall be settled within ten days of the director’s redemption date, which is defined as (i) the date elected by the non-employee director but in no event earlier than the date the director ceases to be a director of the Company or any of its affiliates and no later than December 15 of the year following the year in which a non-employee director ceases to be a director or (ii) in the case of non-employee directors subject to the United States Internal Revenue Code of 1986, the 30th day from their “Separation from Service”, as defined in the A&R LTIP. If the Company elects to settle a DSU in cash, the non-employee director shall receive a cash payment equal to the number of DSUs multiplied by the fair market value of a Common Share on the redemption date.

Other Provisions

Dividends and Dividend Equivalents

Any dividend, or Dividend-Equivalent Right, credited with respect to any Award other than a Share Award (which is an Award of fully vested Common Shares) will be subject to the same time and/or performance based vesting conditions (if any) applicable to such Award and will, if vested, be delivered or paid at the same time as such Award.

Fair Market Value

Under the A&R LTIP, the fair market value of a Common Share, Restricted Share or Restricted Share Unit, including for purposes of establishing the exercise price of an Option and the grant price of a SAR, will be equal to the closing sale price of our Common Shares, as reported by the principal stock exchange (as described below) on the day immediately preceding the specified date (or if no sales occur on such date, on the last preceding date on which such sales of Common Shares are so reported). If the Common Shares did not trade, then the fair market value will be determined by the Administrator, acting reasonably, using any other appropriate method selected by the Administrator and compliant with applicable laws. If our Common Shares are traded on more than one stock exchange, the fair market value will be determined by looking at the closing price of the principal stock exchange upon which has occurred the greatest trading volume of the Common Shares for the six months (or, to the extent the Common Shares have not been listed, admitted to trading, posted for trading, or quoted upon for at least six months, the next longest period since the Common Shares were initially listed, admitted to trading, posted for trading, or quoted upon) prior to the date of reference provided, however, that to the extent deemed necessary or appropriate, the Administrator may identify which stock exchange’s price to utilize so long as such determination is made in accordance with applicable law.

Tax Withholding

The Company and any of its affiliates have the right to deduct or withhold from any Award granted, any payment due or transfer made under any Award or under the A&R LTIP, or from any compensation or other amount owing to a Participant, or require payment or reimbursement from a Participant in respect of, such amounts as may be necessary so as to ensure the Company and its affiliates comply with any applicable law relating to the withholding of tax or other required deductions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our Common Shares (including through delivery of previously owned Common Shares, other than, in the case of a Canadian Participant, Common Shares previously issued upon the exercise of an Option within the preceding 24-month period), net settlement, a broker-assisted sale or other cashless withholding or reduction of the amount of Common Shares otherwise issuable or delivered pursuant to the Award, other property or any other legal consideration the Administrator deems appropriate.

Adjustments as a Result of Restructuring

In the event of certain equity restructuring events, the Administrator will equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the A&R LTIP, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance criteria, as applicable, and (iv) the applicable share-based limitations with respect to Awards provided in the A&R LTIP, in each case to equitably reflect such equity restructuring event.

Adjustments as a Result of Recapitalization

In the event that the Administrator determines that any dividend or other distribution, recapitalization, share split, share dividend, reverse share split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase, exchange of our Common Shares or other securities of the Company, issuance of warrants or other rights to purchase our Common Shares or other securities of the Company or other similar corporate transactions or events that affects our Common Shares, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the A&R LTIP and any Awards granted under the A&R LTIP, then the Administrator may equitably adjust any or all of: (i) the number and kind of our Common Shares or other securities which thereafter may be made the subject of Awards; (ii) the number and kind of our Common Shares or other securities subject to outstanding Awards; (iii) the fair market value or the grant or exercise price with respect to any Award or make provision for a cash payment to the holder of an outstanding Award; and (iv) the share-based limitations with respect to Awards issuable to insiders and directors provided in the A&R LTIP; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares will always be a whole number.

Vesting Provisions of Awards and Termination of Employment

Except as provided in the section immediately below, the vesting provisions of the Awards, including treatment upon a termination of employment, will be specified in each Participant’s applicable award agreement and are not specified under the A&R LTIP.

Change of Control

In the event of a Change of Control (as defined in the A&R LTIP), any successor entity will assume any outstanding Awards or will substitute similar Awards for the outstanding Awards, on the same terms and conditions as the original Awards. Unless otherwise provided in the applicable award agreement, if, upon a Change of Control, the successor entity does not comply with such provision of the A&R LTIP, the vesting of all then outstanding Awards will be accelerated in full with effect immediately prior to the Change of Control (vesting for performance-based Awards will be calculated based on target performance through the date of the transaction), and (i) a Participant will be permitted to conditionally exercise any or all of the Participant’s outstanding Options and SARs effective immediately prior to the completion of such transaction, (ii) the settlement date for all outstanding Restricted Share Units shall be deemed to be the date immediately prior to the occurrence of the Change of Control, and (iii) all Restricted Shares shall become fully transferable Common Shares effective immediately prior to the completion of any such transaction constituting the Change of Control, in each case, for the sole purpose of participating in such transaction as a shareholder. Unless otherwise provided in the applicable award agreement, if, within 12 months following the Change of Control, a Participant’s service, consulting relationship or employment is terminated by the Company, its affiliates or the successor entity without “Cause” or the Participant resigns from his or her employment with the Company, its affiliates or the successor entity for “Good Reason” (each quoted term as defined in the A&R LTIP), then the vesting and exercisability of all Awards held by such Participant will be accelerated in full and the expiration date of any Options and SARs held by such Participant will be the 60th day following such Participant’s termination date.

Substitution Following a Transaction

Awards may be granted under the A&R LTIP in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or an affiliate. Such substituted Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price or grant price that is less than the fair market value of one of our Common Shares on the date of the substitution if such substitution complies with applicable laws and stock exchange rules.

Amendment and Termination of A&R LTIP

The Board may amend, alter, suspend, discontinue or terminate the A&R LTIP or any Award without the consent of any shareholder, Participant, other holder or beneficiary of an Award or other person; provided, however, that, subject to the Company’s rights to adjust Awards in connection with certain recapitalizations, restructurings, and related transactions as described above, no such amendment, alteration, suspension, discontinuation or termination that would impair the rights of a Participant or holder or beneficiary under any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or beneficiary of an Award. Further, without the approval of shareholders, no amendment, alteration, suspension, discontinuation or termination will be made that would: (i) increase the total number of our Common Shares available for Awards under the A&R LTIP, (ii) amend any outstanding Option or SAR to reduce its exercise price, extend its term beyond the original term set forth in the applicable award agreement or take any other action that would be considered a repricing under the applicable stock exchange listing standards, (iii) remove or exceed the insider participation limits, (iv) increase the non-employee director compensation limits, (v) have the effect of amending the section of the A&R LTIP that enumerates what actions require approval of shareholders, (vi) modify or amend the provisions of the A&R LTIP in any manner that would permit Awards to be transferable or assignable in a manner other than as currently provided in the A&R LTIP, (vii) change eligible Participants under the A&R LTIP, which would have the effect of broadening or increasing insider participation, or (viii) otherwise cause the A&R LTIP to cease to comply with any tax or regulatory requirement. Without limiting the generality of the preceding sentence, shareholder approval will not be required for any of the following types of amendments: (a) amendments for the purpose of curing any ambiguity, error, or omission in the A&R LTIP or Award or to correct or supplement any provision of the A&R LTIP or Award that is inconsistent with any other provision of the A&R LTIP or Award; (b) amendments necessary to comply with applicable laws; (c) amendments of a “housekeeping” nature; (d) amendments intended to comply with changes in tax or regulatory requirements; or (e) a change to the termination provisions of Awards which does not entail an extension beyond the original expiry date of such Award.

Limitations on Transfer of Awards

Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Share Award, except by will or the laws of descent or by the designation of a beneficiary. Each Award, and each right under any Award, will only be exercised by a Participant during that Participant’s lifetime (or, if permissible under applicable law, by the Participant’s guardian or legal representative) or by the person to whom the Participant’s rights pass by will or the laws of descent or by the designation of a beneficiary. However, notwithstanding these restrictions, a Participant may assign or transfer an Award, other than an ISO, pursuant to a court authorized or approved domestic relations order. All of our Common Shares subject to an Award and evidenced by a share certificate will contain a legend referencing the restrictions on the transferability of the Common Shares pursuant to the terms of the A&R LTIP. If Common Shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such Common Shares.

Clawback

All Awards under the A&R LTIP will be subject to any written clawback policy adopted by the Company, as in effect from time to time.

Term of the A&R LTIP

If our shareholders approve this proposal, the A&R LTIP will become effective as of the date of the Meeting. Unless earlier terminated by action of the Board, the A&R LTIP will terminate on the tenth anniversary of the Meeting. Awards granted before the termination date of the A&R LTIP will continue to be effective according to their terms and conditions.

Fractional Common Shares

No fractional Common Shares will be issued or delivered pursuant to the A&R LTIP or any Award thereunder. The Administrator will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Common Shares or whether those fractional Common Shares or any rights thereto will be cancelled, terminated or otherwise eliminated.

Blackout Periods

If the date under any Award on which: (i) cash is to be issued in settlement of the Award, or (ii) performance criteria are to be evaluated by the Company, occurs during a “blackout period” (as defined in the Company’s insider trading policy) applicable to the relevant Participant, or within three business days of the expiry of a blackout period applicable to the relevant Participant, then the settlement date or evaluation date, as applicable, will be deemed to be the tenth business day after expiry of the blackout period, or such earlier date following the expiry of the blackout period as determined by the Administrator. Awards described in the preceding sentence will be settled during a blackout period in order to comply with applicable U.S. and Canadian tax laws or exemptions therefrom.

Certain Canadian Federal Income Tax Considerations

The following is a general summary of the material Canadian federal income tax considerations, based on the current provisions of the Income Tax Act (Canada) and the regulations thereto (collectively, the “ITA”), to Participants who, at all relevant times and for purposes of the ITA: (i) are resident in Canada, (ii) are granted Awards by virtue of their employment with the Company or an affiliate, (iii) hold any Common Shares acquired pursuant to the settlement of an Award as capital property, and (iv) deal at arm’s length with, and are not affiliated with, the Company or any affiliate (each, a “Canadian Participant” for purposes of this section “Certain Canadian Federal Income Tax Considerations”). Common Shares will generally be considered to be capital property to a Canadian Participant unless such shares are held in the course of carrying on a business of trading or dealing in securities or are acquired in a transaction or transactions which may be considered to be an adventure or concern in the nature of trade.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income or other tax considerations that may apply to an Award. This summary is provided for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Participant. No representations are made with respect to the income tax consequences to any particular Participant. This summary does not cover provincial, local, or foreign tax treatment for Participants and does not discuss any tax implications to Participants who receive Awards by virtue of a consulting relationship. Participants should consult their own tax advisors for advice with respect to the income tax consequences of Awards in their particular circumstances, including the application and effect of the income and other tax laws of any applicable country, province, state or local tax authority. This summary does not describe the tax considerations applicable to the transfer of Awards. Participants should consult their own tax advisors.

Exchange Rates

For the purposes of the ITA, each amount relating to the benefit realized pursuant to an Award, and each amount relating to Common Shares, including adjusted cost base, dividends, and proceeds of disposition, must be expressed in Canadian dollars. Any amount denominated in U.S. dollars must be converted into Canadian dollars, which will generally be done at the exchange rate quoted by the Bank of Canada on the date the amount arose. Employees that are Canadian Participants may realize income, gains, or losses by virtue of changes in foreign currency exchange rates.

Options

The A&R LTIP provides that all Options granted to Canadian Participants will be exercisable only for the issuance by the Company of authorized and previously unissued Common Shares from treasury (subject to the right of a Participant to elect an alternative form of payment as set out in the applicable award agreement).

A Canadian Participant will not have taxable income upon the grant of an Option. At the time of exercising an Option, a Canadian Participant will recognize, as employment income (subject to withholding), the difference between the fair market value of the Common Shares at the time of acquisition less the exercise price paid. Provided that the exercise price of the Option is at least equal to the fair market value of the underlying Common Shares at the time the Option was granted and the Common Shares constitute “prescribed shares” (within the meaning of section 6204 of the regulations to the ITA), a Canadian Participant who exercises an Option should be entitled to a deduction of 50% of the taxable amount on exercise, subject to limitations in the proposed amendments to the ITA which may restrict the availability of the deduction to Options covering a maximum of fair market value of CAD $200,000 of shares that vest each year. Each Canadian Participant should consult his or her own financial advisor regarding the availability of such deduction.

If, instead of exercising an Option, a Canadian Participant elects to surrender an Option pursuant to the exercise of a SAR granted in tandem with the Option, the tax results for the Canadian Participant will generally be the same as if the Canadian Participant had exercised the Option, provided that a Canadian Participant will only be entitled to the 50% deduction described above if, in addition to the satisfaction of the above requirements, the Company makes an election under subsection 110(1.1) of the ITA to not claim any deduction associated with the payment.

The tax cost to a Canadian Participant of Common Shares acquired on the exercise or surrender of an Option will be equal to the fair market value of the Common Shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

Neither the Company nor any of its affiliates will generally be entitled to a tax deduction upon the issuance of Common Shares to a Canadian Participant pursuant to the exercise or surrender of an Option to the extent that the Canadian Participant is entitled to the 50% deduction described above. The Company may be entitled to a tax deduction where the Canadian Participant is not entitled to the 50% deduction described above by virtue of the application of the CAD$200,000 limit described above provided the Company has satisfied certain compliance requirements. The Company or affiliate that makes a cash payment upon the surrender of an Option pursuant to the exercise of a SAR granted in tandem with the Option should generally be entitled to a deduction, provided that the amount of the cash payment is reasonable and the Company has not made an election under subsection 110(1.1) of the ITA.

SARs (other than SARs granted in tandem with an Option)

The A&R LTIP provides that the grant price per Common Share subject to a SAR shall not be less than the fair market value per share as of the date of grant of that SAR, that all SARs granted to a Canadian Participant shall be granted solely in respect of the services of such Canadian Participant to be rendered to the Company and its affiliates subsequent to the date of grant of the SAR, and that any SAR granted to a Canadian Participant shall have a term extending not later than December 15th of the calendar year in which such SAR becomes vested and exercisable.

A Canadian Participant will not have taxable income upon the grant of a SAR. At the time of exercising a SAR, a Canadian Participant will recognize, as employment income (subject to withholding), the amount of the cash payment received or the fair market value of the Common Shares at the time of acquisition.

The tax cost to a Canadian Participant of Common Shares, if any, acquired on the exercise of a SAR will be equal to the fair market value of the Common Shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

The Company or affiliate that makes a payment upon the exercise of a SAR should generally be entitled to a deduction, provided that the amount of the payment is reasonable.

Restricted Shares and Share Awards

An income inclusion will generally arise to a Canadian Participant at the time of an Award of Restricted Shares or a Share Award under the A&R LTIP. The Canadian Participant will recognize employment income (subject to withholding) equal to the fair market value of the Common Shares received, which may reflect a discount for the risk of forfeiture and restrictions on the sale of the Restricted Shares, less the purchase price, if any, paid by such Canadian Participant for the Common Shares.

The tax cost to a Canadian Participant of Common Shares acquired pursuant to an Award of Restricted Shares or a Share Award will be equal to the fair market value of the shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

The availability to the Company or any affiliate of a tax deduction upon the issuance of Common Shares to a Canadian Participant pursuant to an Award of Restricted Shares or a Share Award will depend on the circumstances surrounding the particular Award.

Restricted Share Units and Deferred Share Units

The A&R LTIP provides that Restricted Share Units and DSUs granted to Canadian Participants are to have such terms and conditions as are necessary so that the Restricted Share Units or DSUs, as applicable, are exempt from, the definition of “salary deferral arrangement” in the ITA.

Canadian Participants will not have taxable income upon the grant of Restricted Share Units or DSUs. Upon the future payment being made in respect of the Restricted Share Units or DSUs, whether in cash or Common Shares, a Canadian Participant will recognize, as employment income (subject to withholding), the amount of the cash payment received or the fair market value of the Common Shares at the time of acquisition.

The tax cost to a Canadian Participant of Common Shares, if any, acquired on the settlement of a Restricted Share Unit or DSU, as the case may be, will be equal to the fair market value of the shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

The Company or applicable affiliate will generally be entitled to deduct the amount of any payment made in settlement of a Restricted Share Unit or DSU, provided such amount is reasonable.

Other Share-Based Awards

The Canadian federal income tax consequences to a Canadian Participant on the grant, holding or settlement of an Other Share-Based Award will depend on the form, terms and conditions of such Award. Canadian Participants who receive an Other Share-Based Award should consult with their own tax advisors.

Cash Awards

A Canadian Participant will recognize, as employment income (subject to withholding), the amount of the cash payment received upon the grant of any Cash Award.

The Company or applicable affiliate will generally be entitled to deduct the amount of any payment made in settlement of a Cash Award, provided such amount is reasonable.

Subsequent Disposition of Common Shares

A Canadian Participant who disposes of a Common Share (other than as a result of a redemption or repurchase of such share by the Company), including on a deemed disposition on death, will realize a capital gain (or capital loss) equal to the amount by which the actual or deemed proceeds of disposition exceed (or are exceeded by) the Canadian Participant’s adjusted cost base of the share and any reasonable costs of disposition.

Federal U.S. Tax Consequences to Participants

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the A&R LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the A&R LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential state or local tax consequences or federal tax consequences in jurisdictions outside of the United States. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of our Common Shares on the date of grant, SARs payable in cash, Restricted Share Units and certain other Awards that may be granted pursuant to the A&R LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder.

Options and SARs

Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of our Common Shares received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any Common Shares received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal U.S. Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells our Common Shares acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of such Common Shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. Our Common Shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of our Common Shares received upon exercise of the ISO (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of an ISO Share that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Share. However, if a Participant disposes of an ISO Share that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Share at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Share. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Share on the exercise date. If the exercise price paid for the ISO Share exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Share. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Federal U.S. Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of our Common Shares (other than an ISO Share that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of our Common Shares received upon exercise which equals the number of previously held Common Shares surrendered in satisfaction of the Nonstatutory Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held Common Shares surrendered in satisfaction of the Nonstatutory Option exercise price. Any additional Common Shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The A&R LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the A&R LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The United States Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of share options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the share options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the share, the potential for future appreciation or depreciation of our Common Shares, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of U.S. $17,000 per donee (for 2023, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Shares; Restricted Share Units; Share Awards; Other Share-Based or Cash Awards; DSUs

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of Restricted Share Units or DSUs, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a Common Share in settlement of the Restricted Share Units or DSUs, as applicable, in an amount equal to the cash or the fair market value of the common share received.

A recipient of Restricted Shares or a Share Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Shares when such Award is received, reduced by any amount paid by the recipient; however, if the Common Shares are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares (i) when the Common Shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and our Common Shares are subsequently forfeited, the Participant will not be allowed to take a deduction for the value of the forfeited Common Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the Participant; otherwise the dividends will be treated as dividends.

A Participant who is a taxpayer in the United States will be subject to withholding for United States federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in our Common Shares received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those Common Shares will commence on the later of the date such Common Shares are received or the restrictions lapse. Subject to the discussion below under “Federal U.S. Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Federal U.S. Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the A&R LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change of control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the A&R LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of U.S. $1,000,000.

New Plan Benefits

Amended and Restated DIRTT Environmental Solutions Ltd. Long Term Incentive Plan

Name and Position	Dollar Value ($)	Number of Units (#)

Benjamin Urban	(1)	(1)

Mark Greffen	(1)	(1)

Richard Hunter	(1)	(1)

Kevin O’Meara	0	0

Todd Lillibridge	0	0

Geoffrey Krause	0	0

Jeffrey Calkins	0	0

Jennifer Warawa	0	0

Charles Kraus	0	0

Executive Group	(1)	(1)

Non-Executive Director Group	820,000 (2)	1,906,977 (3)

Non-Executive Officer Employee Group	(1)	(1)

(1) The future Awards, if any, that will be made to Participants under the A&R LTIP are subject to the discretion of the Administrator and the Board, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors and employees is not currently determinable. Further, no awards have been granted under the A&R LTIP contingent upon shareholder approval of the A&R LTIP.

(2) All Board retainers and fees for 2023 payable after the adoption of the A&R LTIP will be issued as DSUs rather than paid in cash. The Board will act each year to determine what portion of Board retainers will be issued as DSUs and what portion will be paid in cash for the immediately succeeding year. If the Board takes no action then all retainers and fees will be satisfied in the form of DSUs. If the Board elects to settle less than 100% of retainers and fees as DSUs then members of the Board may make a timely and irrevocable election to receive DSUs in lieu of cash retainers and fees. As a result, the number and value of DSUs that will be granted to Eligible Directors in future years is subject to the discretion of the Board and not currently determinable. Since the Board previously elected to pay all retainers and fees payable to the Board for 2023 in the form of DSUs, we have provided an estimate of DSUs that will be issued to members of the Board under the A&R LTIP during 2023. The value reported in this column represents the value of the retainers expected to be issued as DSUs during 2023 following the effectiveness of the A&R LTIP (assuming its adoption). It does not include the value of meeting fees as the number of meetings to be held during 2023 is not currently determinable.

(3) This figure represents an estimate of the number of DSUs that will be issued to Eligible Directors under the A&R LTIP during 2023 in lieu of retainers for Board service. It does not include DSUs that will be issued to Eligible Directors during 2023 under the A&R LTIP in lieu of meeting fees. The above figure was calculated by dividing the value of the retainers reported in the preceding column by $ 0.43, the closing price of the Common Shares on the Nasdaq on April 10, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about securities that may be issued under the outstanding equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders Option Plan LTIP ESPP	1,480,069 2,229,256 (3) —	7.03 — —	— 3,002,337 5,182,920 (4)

Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,709,325		8,185,257

(1)	The calculation of the weighted-average exercise price of outstanding stock options, warrants and rights excludes awards granted under the ESPP and is reflected in U.S. dollars.
(2)

The Common Shares reserved for issuance will be issuable upon the exercise or vesting of future awards issued under our LTI Plan. Effective May 22, 2020, no new stock options may be awarded under the Option Plan.

(3)	Common Shares subject to outstanding purchase rights are reported in column (c), in accordance with SEC guidance.
(4)

An additional 403,821 shares were subject to purchase during the purchase period ended December 31, 2022, and those rights are not reported in column (a) as they are subject to outstanding options and have not been subtracted from the number of securities remaining available for future issuance in column (c).

The following table sets forth the annual burn rate of stock options and RSUs issued under the LTIP for the last three years.

Year (1)	Number of RSUs or Share Awards Granted	Weighted Average Number of Securities Outstanding	Burn Rate (%)
2022	3,242,598	87,662,000	3.70
2021	2,855,298	85,027,000	3.36
2020	2,619,609	84,681,000	3.09

(1)  2022 grants include fully vested share awards. 2020 – 2022 grants include RSUs awarded under the LTIP, some of which were performance-based.

CONSEQUENCES OF FAILING TO APPROVE PROPOSAL NO. 3

The LTI Plan Amendment will not be implemented unless approved by our shareholders. If the LTI Plan Amendment is not approved by our shareholders:

(i)	the DSU Plan will remain in place, and any outstanding DSUs will continue to be settled in cash; and

(ii)

the maximum number of Common Shares reserved and available for issuance upon the settlement, exercise or redemption, as applicable, of Awards will remain equal to 5,850,000 plus the number of our Common Shares subject to stock options previously granted under the Option Plan that expire or for any reason are canceled or terminated after May 22, 2020 without having been exercised in full, and the Company will continue to grant awards under the LTI Plan until such current share reserve is exhausted. As of April 10, 2023, there are 3,360,316 Common Shares reserved and available for issuance upon the settlement, exercise or redemption of Awards, as applicable, granted under the LTIP, subject to the applicable recycling provisions of the LTIP. If the A&R LTIP is not approved, once such share reserve is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.

SHAREHOLDER APPROVAL

At the Meeting, or any adjournment or postponement thereof, our shareholders will be asked to pass the following ordinary resolution adopting the A&R LTIP:

“BE IT RESOLVED:

1. the adoption of the DIRTT Environmental Solutions Ltd. Amended & Restated Long Term Incentive Plan (the “A&R LTIP”) attached as Appendix A to the Management Information Circular and Proxy Statement of the Company dated April 14, 2023 in respect of the Company’s annual and special meeting of holders of Common Shares in the capital of the Company scheduled to be held on May 30, 2023 is hereby authorized and approved;

2. the increase of the aggregate number of Common Shares reserved and available for issuance by 6,500,000 such that the total Common Shares reserved under the A&R LTIP will increase from 5,850,000 to 12,350,000 plus such number of Common Shares that may be issued under A&R LTIP in respect of stock options previously granted under the Amended and Restated Incentive Stock Option Plan of the Company that expire or for any reason are cancelled or terminated without having been exercised in full following May 22, 2020, is hereby authorized and approved, and 12,350,000 of such shares will be available for issuance upon the exercise of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code;

3. the Company is authorized to amend the A&R LTIP in accordance with its terms and should such amendments be required by applicable regulatory authorities including, but not limited to, the Nasdaq and TSX; and

4. any director or officer of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument of any other such act or thing.”

Vote Required

The A&R LTIP requires an affirmative vote of the majority of the votes cast thereon at the Meeting in order for it to be approved. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

The Board unanimously recommends that the shareholders vote “FOR” the approval of the A&R LTIP. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the approval of the A&R LTIP.

PROPOSAL NO. 4 – APPROVAL OF SHARE ISSUANCE

BACKGROUND AND PURPOSE OF THE PROPOSAL

On March 15, 2023, the Company entered into a debt settlement agreement (the “Debt Settlement Agreement”) with 22NW. Pursuant to the Debt Settlement Agreement, the Company acknowledged it is indebted to and will reimburse 22NW for the costs incurred by 22NW in connection with the Company’s contested director election at the 2022 Meeting, being $1,559,898 (the “Debt”), in exchange for a release of: the Company from any claims for reimbursement of expenses incurred by 22NW in relation to the 2022 Meeting; and (ii) the Company’s present and future directors, officers and employees of and from all actions, causes of action, suits, debts, dues, controversies, accounts, bonds, bills, covenants, contracts, agreements, judgments, claims, costs, obligations, charges, security interests and demands whatsoever, in law or in equity, which may be related to any claims 22NW now has, ever had or hereafter can, shall or may have against the Company for or by reason of or in any way arising, directly or indirectly, out of the 2022 Meeting.

Pursuant to the Debt Settlement Agreement, the Company agreed to repay the Debt by either, or a combination of, (a) a payment in cash by the Company to 22NW or (b) the issuance of equity securities of the Company to 22NW.

As of March 24, 2023, 22NW is the Company’s largest shareholder and beneficially owns 19,234,034 Common Shares, representing approximately 19.5% of the Company’s issued and outstanding Common Shares. If approved, the issuance of 3,899,745 Common Shares to 22NW would result in 22NW beneficially owning and controlling 23,133,779 Common Shares, representing approximately 23.5% of the Company’s issued and outstanding Common Shares, based on the number of Common Shares outstanding as of March 24, 2023. Aron English, who is the principal of 22NW Fund, LP, is also a director of the Company. The terms of the Common Shares issued in the Share Issuance, if approved, will be identical to the Common Shares held by all other shareholders of the Company, including with respect to voting rights, dividend rights, liquidation rights and preemption rights. The Common Shares to be issued pursuant to the Share Issuance Agreement will be offered and sold in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 and under National Instrument 45-106 – Prospectus Exemptions.

In connection with the entry into the Debt Settlement Agreement, on March 15, 2023, the Company entered into a share issuance agreement with 22NW (the “Share Issuance Agreement”), pursuant to which the Company agreed to repay the Debt with the issuance of 3,899,745 Common Shares to 22NW at a deemed price of $0.40 per Common Share, subject to shareholder approval at the Meeting. Shareholder approval of the Share Issuance is required under the rules of Nasdaq and the TSX, on the basis set forth below.

The Share Issuance, as an issuance of Common Shares from treasury in payment of an outstanding debt, is considered a private placement under the TSX Company Manual and is thus subject to Section 607 of the TSX Company Manual. The deemed price of the Common Shares to be issued pursuant to the Share Issuance is $0.40, which is at a discount that exceeds the 20% discount to the market price of the Common Shares permitted under Section 607(e) of the TSX Company Manual without shareholder approval. As a result, the TSX requires the Share Issuance be approved by the Company’s shareholders. Further, Section 604(a)(i) of the TSX Company Manual requires a listed issuer to obtain shareholder approval as a condition of acceptance of a transaction involving the issuance or potential issuance of securities if, in the opinion of the TSX, the transaction will “materially affect control” of the listed issuer. Under the TSX Company Manual, the term “materially affect control” means the ability of any security holder or combination of security holders acting together to influence the outcome of a vote of security holders, including the ability to block significant transactions. A transaction that results, or could result, in a new holding of more than 20% of the voting securities by one security holder or combination of security holders acting together is deemed by the TSX to create a new control person of the issuer. If the Share Issuance is approved and completed as proposed, the Company will issue 3,899,745 Common Shares to 22NW, which would result in 22NW beneficially owning and controlling 23,133,779 Common Shares, representing approximately 23.5% of the Company’s issued and outstanding Common Shares, based on the number of Common Shares outstanding as of March 24, 2023. The Share Issuance is deemed by the TSX to create a new control person of the Company and, as a result, shareholder approval is required under the TSX Company Manual to complete the Share Issuance.

Shareholder approval of the Share Issuance is also required under the rules of Nasdaq because (i) if the Share Issuance is approved, 22NW will beneficially own 23,133,779 Common Shares, representing approximately 23.5% of the Company’s issued and outstanding Common Shares, which may be deemed a “change of control” under applicable Nasdaq rules and (ii) the issuance of Common Shares at a deemed price per Common Share of $0.40 would be, as of the date of this Proxy Statement, at a discount to the market price of the Common Shares and, accordingly, may be deemed “equity compensation” under applicable Nasdaq rules.

On March 13, 2023, the Board unanimously approved, with Mr. English abstaining from voting as required under the Business Corporations Act (Alberta) (the “ABCA”), entry into the Debt Settlement Agreement and the Share Issuance Agreement and, subject to shareholder approval, the Share Issuance pursuant to the Share Issuance Agreement, and recommended to put the Share Issuance before the Company’s shareholders for consideration and approval at the Meeting.

CONSEQUENCES OF FAILING TO OBTAIN APPROVAL OF PROPOSAL NO. 4

The Share Issuance will not be effected unless approved by a majority of our shareholders voting at the Meeting, excluding 22NW and its associates and affiliates. If the Share Issuance is not approved by our shareholders at the Meeting, the Company will remain obligated to repay the Debt. Pursuant to the Share Issuance Agreement, if shareholder approval is not obtained at the Meeting, the Company and 22NW will work in good faith and use commercially reasonable efforts to, as soon as practicable, settle the terms of the repayment of the Debt by either, or a combination of: (i) a payment in cash by the Company to 22NW; and/or (ii) the issuance of equity securities of the Company to 22NW, in accordance with certain restrictions.

SHAREHOLDER APPROVAL

At the Meeting, or any adjournment or postponement thereof, our disinterested shareholders will be asked to pass the following ordinary resolution approving the Share Issuance:

“WHEREAS DIRTT Environmental Solutions Ltd. (the “Company”) wishes to obtain shareholder approval for the issuance of 3,899,745 common shares in the capital of the Company (“Common Shares”) to 22NW Fund, L.P. and/or Aron English (collectively, “22NW”) in payment of an outstanding debt in the amount of $1,559,898 (the “Debt”) at a deemed price of $0.40 per Common Share;

WHEREAS the rules of the Toronto Stock Exchange (the “TSX”) require shareholder approval for (i) the issuance of Common Shares to 22NW because the share issuance is deemed by the TSX to create a new control person of the Company; and (ii) the issuance of Common Shares by the Company at a price less than the “market price” of the Common Shares, less the applicable “maximum discount” permitted, both as determined by TSX rules;

WHEREAS the rules of the Nasdaq Capital Market (“Nasdaq”) require shareholder approval for (i) the issuance of Common Shares to 22NW, the result of which may be deemed a “change of control” under applicable Nasdaq rules and (ii) the issuance of Common Shares to a director of the Company at a price less than the “market price” of the Common Shares, which may be deemed “equity compensation” under applicable Nasdaq rules;

NOW THEREFORE BE IT RESOLVED THAT:

1.

the issuance of 3,899,745 Common Shares to 22NW in payment of the Debt at a deemed price of $0.40 per Common Share, such deemed price being less than the “market price” of the Common Shares, less the applicable “maximum discount” permitted, both as determined in accordance with the rules of the TSX, which issuance is deemed by the TSX to create a new control person of the Company, is hereby authorized and approved;

2.	this approval is given for all purposes pursuant to the TSX Company Manual, including Sections 604(a)(i) and 607(e) thereof;

3.

the issuance of 3,899,745 Common Shares to 22NW in payment of the Debt at a deemed price of $0.40 per Common Share, such deemed price being less than the “market price” of the Common Shares, which issuance may be deemed “equity compensation” and/or a “change in control” under applicable Nasdaq rules, is hereby authorized and approved:

4.	this approval is given for all purposes pursuant to applicable Nasdaq rules, including Rule 5635; and

5.

any director or officer of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument of any other such act or thing.”

VOTE REQUIRED

The Share Issuance requires the affirmative vote of the majority of the votes cast thereon at the Meeting in order for it to be approved. Pursuant to the rules of the TSX, the Common Shares held by 22NW, and its associates and affiliates, will be excluded from voting on the proposal related to the Share Issuance in accordance with the rules of the TSX.

The TSX has conditionally approved the proposed Share Issuance, subject to receipt of shareholder approval at the Meeting.

The Board unanimously recommends that the shareholders vote “FOR” the approval of the Share Issuance. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the approval of the Share Issuance.

CORPORATE GOVERNANCE

The Board is committed to the highest standards of corporate governance practices. The Board believes that this commitment is not only in the best interest of shareholders but that it also promotes effective decision-making at the Board level. In establishing its corporate governance practices, the Board has been guided by (i) the applicable securities laws of Canada, including National Policy 58-201 - Corporate Governance Guidelines and National Instrument 52-110 - Audit Committees (“NI-52-110”), (ii) the applicable securities laws of the United States, including under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) consideration of corporate governance trends in Canada and the United States.

Board of Directors and Committees

Board Composition

Our business and affairs are managed under the direction of our Board, which currently consists of eight members. Each director is elected to serve until the close of the next annual meeting of shareholders of the Company or until his or her successor is duly elected or appointed. Our current by-laws provide that the number of directors may be determined by resolution of the Board. On February 22, 2023, Cory Mitchell declared his intention not to stand for re-election at this year’s Meeting. As a result, the Board has set the number of directors comprising the Board at seven in accordance with the Company’s by-laws, effective immediately following completion of the Meeting.

Director Independence

Under the requirements of Rule 5605(b)(1) of the Nasdaq listing requirements, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in NI 52-110 and Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will qualify as an “independent director” only if, in the opinion of that company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and independence of each director and director nominee. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Douglas Edwards, Aron English, Cory Mitchell, Shaun Noll, Scott Robinson, Scott Ryan and Ken Sanders, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, the listing requirements of Nasdaq and applicable securities laws of Canada. Benjamin Urban is not considered independent because he is the Chief Executive Officer of the Company.

Our Board also determined that Messrs. Robinson, Edwards and Ryan, who comprise our audit committee (“Audit Committee”), and Messrs. English, Noll and Sanders, who comprise our corporate governance and compensation committee (“Corporate Governance and Compensation Committee”), satisfy the independence standards for those committees established by applicable rules and regulations of the SEC, the listing requirements of Nasdaq and applicable securities laws of Canada. In making the above determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director and the transactions involving each non-employee director, if any, described in “Certain Relationships and Related Party Transactions.”

Board Mandate and Corporate Governance Guidelines

The Board is responsible for the stewardship of the Company which includes satisfying itself as to the integrity of the Chief Executive Officer and other executive officers, developing and adopting a strategic planning process, identifying the principal risks of the Company’s business and ensuring implementation of systems to manage these risks, overseeing the Company’s succession planning, adopting a communication policy, monitoring the Company’s internal control and management information systems, and developing the Company’s approach to corporate governance.

The Board has developed a written Board Mandate and Corporate Governance Guidelines, which is attached as Appendix B to this Proxy Statement.

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board and the Chief Executive Officer. The Board has not developed separate written position descriptions for the chair of each committee of the Board. Instead, the Board has adopted written charters for each Board committee that outline the responsibilities of each committee chair. The position descriptions for the Chair of the Board and the committee charters are available on our website at www.dirtt.com/investors/governance.

Leadership Structure of the Board

Mr. Sanders, an independent director, serves as the Chair of our Board. In that role, Mr. Sanders presides over the executive sessions of the Board in which Mr. Urban, our Chief Executive Officer, does not participate. Mr. Sanders also serves as a liaison to management on behalf of the independent members of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Meetings

The following table shows the record of attendance by incumbent directors at Board and committee meetings for the year ended December 31, 2022. Each director attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in the portion of our last fiscal year during which such person was a director. The Board encourages all directors to attend the annual meeting of shareholders, if practicable. At the 2022 annual and special meeting of shareholders, three of the incumbent directors attended the meeting.

Director	Board (4)	Audit Committee (4)	Corporate Governance and Compensation Committee	Enterprise Risk Management Committee	Total Attendance (5)

Douglas Edwards (1)	15/15	3/3		3/3	21/21

Aron English (1)	14/15		6/6		20/21

Cory Mitchell (1)	15/15		6/6		21/21

Shaun Noll (2)	7/8		3/3	2/2	12/13

Scott Robinson (1)	15/15	3/3		3/3	21/21

Scott Ryan (1)	15/15	3/3		3/3	21/21

Ken Sanders (1)	14/15		6/6	3/3	23/24

Benjamin Urban (3)	8/8				8/8

(1)	Messrs. Edwards, English, Mitchell, Robinson, Ryan and Sanders joined the Board effective April 26, 2022.
(2)	Mr. Noll joined the Board, Compensation and Governance Committee and Enterprise Risk Management Committee effective June 22, 2022.
(3)	Mr. Urban joined the Board effective June 27, 2022.
(4)

The table above does not reflect meetings held prior to the reconstitution of the Board on April 26, 2022, as the current directors did not serve on the Board at such time. In the year ended December 31, 2022, including meetings held prior to April 26, 2022, the Board held 19 meetings and the Audit Committee held four meetings. All meetings of the Corporate Governance and Compensation Committee and the Enterprise Risk Management Committee held in the year ended December 31, 2022, are reflected in the above table.

(5)

There were additional meetings of a special committee of the Board overseeing financing and other strategic alternatives. Each member of the special committee attended at least 75% of special committee meetings. These meetings are not included in the above table.

The Board and its committees generally conduct in-camera sessions (i.e., executive sessions) during each Board meeting, at which no executive directors or members of management are present. The in-camera sessions are intended to encourage the Board and its committees to fully and independently fulfill their mandates or charters and to facilitate the performance of the fiduciary duties and responsibilities of the Board and its committees on behalf of shareholders.

Board Committees

Our Board has established an Audit Committee, a Corporate Governance and Compensation Committee and an Enterprise Risk Management Committee. Our Board may, from time to time, establish other committees to facilitate the management of our business. The following sections describe the composition and functions of each committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of Scott Robinson (Chair), Douglas Edwards and Scott Ryan. Our Board has determined that Messrs. Robinson, Edwards and Ryan are independent under Nasdaq listing standards, Rule 10A-3(b)(1) of the Exchange Act and applicable securities laws of Canada.

Our Board has determined that Mr. Robinson is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Audit Committee, which is available on our website at www.dirtt.com/investors/governance. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements related to financial reporting;

•	the qualifications, independence and performance of the Company’s independent auditor;

•	the review of internal controls and disclosure controls of the Company;

•	the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

•	any additional matters delegated to the Audit Committee by the Board.

The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Audit Committee meets at least four times annually and met a total of four times in the year ended December 31, 2022.

Corporate Governance and Compensation Committee

Our Corporate Governance and Compensation Committee consists of Aron English (Chair), Cory Mitchell, Shaun Noll and Ken Sanders. Our Board has determined that Messrs. English, Mitchell, Noll and Sanders are independent under the current rules and regulations of the SEC, Nasdaq listing standards and applicable securities laws of Canada. Each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. On February 22, 2023, Mr. Mitchell declared his intention not to stand for re-election at this year’s Meeting and will no longer serve on the Company’s Governance and Compensation Committee following the Meeting.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Corporate Governance and Compensation Committee, which is available on our website at www.dirtt.com/investors/governance. The Corporate Governance and Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the selection, retention and compensation of executive officers and other members of senior management as the Corporate Governance and Compensation Committee may identify from time to time;

•	the management of benefit plans for employees;

•	the size, composition and structure of the Board and its committees;

•	the recommendation of nominees for election to the Board and its committees;

•	the implementation of the Board Diversity and Inclusion Policy;

•	related party transactions and other matters involving conflicts of interest;

•	the process to evaluate the effectiveness of the Board and its committees; and

•	any additional matters the Board delegates to the Corporate Governance and Compensation Committee.

The Corporate Governance and Compensation Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Corporate Governance and Compensation Committee may delegate its authority to a subcommittee of the Corporate Governance and Compensation Committee. In assessing performance of executive officers (other than the Chief Executive Officer), the Corporate Governance and Compensation Committee considers the Chief Executive Officer’s review of those executive officers’ performance and recommendations regarding their compensation. The Corporate Governance and Compensation Committee meets at least twice annually and met a total of six times in the year ended December 31, 2022.

Enterprise Risk Management Committee

Our Enterprise Risk Management Committee consists of Scott Ryan (Chair), Shaun Noll, Scott Robinson and Ken Sanders.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Enterprise Risk Management Committee, which is available on our website at www.dirtt.com/investors/governance. The Enterprise Risk Management Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the Company’s overall approach to risk management and mitigation;

•	reviewing reports on selected risk topics;

•	the Company’s policies and procedures for ensuring compliance with regulatory requirements relating to various risk categories; and

•	any additional matters the Board delegates to the Enterprise Risk Management Committee.

The Enterprise Risk Management Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Enterprise Risk Management meets at least twice annually and met a total of three times in the year ended December 31, 2022.

At each meeting, the Enterprise Risk Management Committee receives reports from management regarding, among other things, risk exposures of the Company (including financial risks and risks related to information security, cyber security and data protection) and the steps management takes to monitor and control these exposures.

We have a comprehensive program for identifying and mitigating information and cyber security risks, enhancing the skills of our people, our processes and technology aspects of the Company. In particular, we use automated software and hardware solutions to protect our on-premise and cloud infrastructure; conduct routine third-party evaluations and vulnerability testing to identify and mitigate risks; and deploy ongoing information security training and awareness programs throughout the Company. We also maintain cybersecurity insurance of the types and amounts considered commercially prudent and consistent with industry practice.

ESG Oversight

ESG oversight is conducted from the highest levels of the Company’s organization. The Enterprise Risk Management Committee has been tasked with specific oversight with respect to corporate responsibility and sustainability, including environmental, social and other public issues of significance to the Company and its stakeholders, and reviews management’s assessments of such strategy, initiatives and policies. The Company issued ESG reports in 2021 and 2022 and continues to work towards achieving various objectives outlined therein. The Company is evaluating its current ESG goals, including those relating to environmental sustainability and diversity and inclusion, and will present those in its 2023 ESG report later this year. Among other things, the Enterprise Risk Management Committee receives reports from management regarding the Company’s ESG objectives, the steps management takes to monitor compliance, and current ESG trends.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance shareholder value. The Board also established the Enterprise Risk Management Committee and delegated certain responsibilities for risk oversight to the committee. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board and the Enterprise Risk Management Committee periodically review our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risk that falls within that committee’s areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor and mitigate potential risk exposure. In providing such oversight, the Audit Committee may also discuss such processes and controls with our independent registered public accounting firm. The Corporate Governance and Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities associated with, among other things, compensation program design (by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us), as well as risk management relating to corporate governance, Board organization and Board membership.

Director Term Limits and Other Mechanisms of Board Renewal

The Board has not established term limits for directors and believes such limits can result in the loss of valuable, experienced directors solely on the basis of age or length of service. Under the leadership of the Corporate Governance and Compensation Committee, an annual performance evaluation process is in place to ensure adequate Board renewal. This annual process evaluates the tenure and performance of individual directors and reviews the composition and effectiveness of the Board and its committees. Assessments include, among other things, a skills matrix that helps the Corporate Governance and Compensation Committee and the Board assess whether the Board possesses the appropriate experience, expertise and business and operational insight for the effective stewardship of the Company. The Corporate Governance and Compensation Committee also oversees an annual confidential evaluation of each director regarding his or her views on the effectiveness of the Board, its committees and the Chair. Recommendations resulting from the evaluation are also used to enhance Board composition and improve Board effectiveness.

Director Skills Matrix

As discussed above, the Corporate Governance and Compensation Committee believes that our Board’s membership should represent a diversity of backgrounds, experience and skills. To this end, the Corporate Governance and Compensation Committee has established a skills matrix outlining the skills and experiences which they believe are most relevant for the Company. This process informs the Board’s succession planning process by identifying any gaps in the competencies required. The Corporate Governance and Compensation Committee reviews annually and updates as necessary the skills matrix.

Director	Director Since
Douglas Edwards	2022	●	●	●	●			●		●	●		●	●
Aron English	2022	●			●	●
Shaun Noll	2022	●	●	●	●	●		●	●	●		●	●	●
Scott Robinson	2022	●			●	●	●		●	●		●	●	●
Scott Ryan	2022	●	●	●	●			●	●	●	●	●	●	●
Ken Sanders	2022	●	●		●		●	●	●	●	●	●	●	●
Benjamin Urban	2022	●	●					●	●	●	●		●

Nomination of Directors

The Board is committed to a process of ongoing Board development and renewal to ensure the Board as a whole, can add significant value to the current and long-term goals of the Company. The Corporate Governance and Compensation Committee is composed entirely of independent directors and is mandated by the Board to identify and assess potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors. In reviewing potential nominees, the Corporate Governance and Compensation Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Corporate Governance and Compensation Committee considers each potential nominee’s (i) relevant experience, skills, qualifications and contributions, including to any Board committees on which the director may serve; (ii) past Board and committee meeting attendance and performance; (iii) length of Board service or service on boards of directors of other companies; (iv) personal and professional integrity; (v) independence under the standards of applicable securities laws and exchange rules; and (vi) responsibilities that would materially interfere with or be incompatible with Board membership. After reviewing the qualifications of potential Board candidates, the Corporate Governance and Compensation Committee presents its recommendations to the Board, which selects the final director nominees. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating the nominees for the Meeting.

The Corporate Governance and Compensation Committee considers shareholder nominees using these same criteria. Shareholders who wish to present a potential nominee to the Corporate Governance and Compensation Committee for consideration for election at a future annual meeting of shareholders must provide the Corporate Governance and Compensation Committee with notice of the recommendation and certain information regarding the candidate as described in our current by-laws and within the time periods set forth under the caption “Shareholder Proposals.”

Board Diversity

Our Corporate Governance and Compensation Committee and Board monitor governance developments in Canada and the United States, including those relating to diversity. We support the objectives of increasing diversity and in particular the representation of women on the Board and in executive officer positions.

The Board adopted a formal diversity and inclusion policy in 2019. The policy outlines the principles that guide the Board and Corporate Governance and Compensation Committee in considering director candidates and executive officer appointments. These principles include, among other things: directing independent advisors engaged to assist in recruitment efforts for Board and executive officer positions to include diverse candidates generally and, in particular, require that at least 50% of the candidates presented for open Board positions be qualified women and that a meaningful number of female candidates be presented for open executive officer positions; and that candidates will be considered on the basis of merit, while giving due consideration to diversity criteria. The Board’s diversity and inclusion policy also commits the Board to annually assess the Board recruitment and selection protocols to confirm that diversity continues to form a component of any director search and to consider whether the existing protocols are effective in promoting diversity.

The Corporate Governance and Compensation Committee and the Board are also responsible for establishing measurable objectives for achieving gender diversity and annually assessing the Company’s achievement against diversity objectives. The Board previously established an objective to have 30% female representation on the Board by 2022, which was achieved. Due to a full turnover of the Board in 2022 there are currently no female directors; however, the Board is committed to having at least one female director by the next annual meeting of shareholders. One of this year’s nominated directors is a racial minority.

The Company aims to have a meaningful representation of women in executive officer positions; however, it has not established numeric targets for representation of women in executive officer positions at this time. We believe that a less formulaic approach, together with a rigorous search for qualified candidates, will best serve our needs. The Company believes it is paramount to maintain flexibility in the hiring process to ensure that the most qualified available candidates are selected based on the Company’s objectives and challenges. In identifying suitable candidates for executive officer positions, the Company will consider candidates on merit using objective criteria and with due regard for the benefits of diversity. Currently, there is one woman in an executive officer position (representing 20% of executive officers).

We recognize the importance of diversity and believe that the Company is strengthened by advancing women in leadership roles. In this regard, we are actively reviewing our hiring, professional development and other business practices to ensure that they are effective in promoting diversity. By doing so, we believe our Board and executive officers will be armed with a broad range of perspectives, experience and expertise that is better positioned to provide effective stewardship and fulfill their duties to the Company, its employees and shareholders.

Board Diversity Matrix

(As of the date of this proxy statement)

Country of Principal Executive Offices	Canada

Foreign Private Issuer	No

Disclosure Prohibited Under Home Country Law	No

Total Number of Directors	8

	Female	Male		Non-Binary	Did Not Disclose Gender

I. Gender Identity

Directors	0	8		0	0

II. Demographic Background

Underrepresented Individual in Home Country Jurisdiction			1

LGBTQ+			0

Did Not Disclose Demographic Background			0

Orientation and Continuing Education

The Corporate Governance and Compensation Committee develops and oversees the execution of orientation and continuing education programs for new and existing directors of the Company, respectively. Orientation programs utilized to on-board new directors are tailored to the needs and areas of expertise of the individual and focus on providing new directors with:

•	information about the duties and obligations of directors;

•	information about the Company’s business and operations;

•	the expectations of directors;

•	opportunities to meet with management and tour Company facilities; and

•	access to relevant documents from recent Board meetings.

These programs are aimed to inform directors as to matters affecting, or that may affect, the Company’s strategies, major risks and operations and to keep directors informed and updated regarding their duties and obligations as directors.

Compensation Committee Interlocks and Insider Participation

Messrs. English, Mitchell, Noll and Sanders served on our Corporate Governance and Compensation Committee during the last year. None of the members of the Corporate Governance and Compensation Committee is currently or has been at any time an officer or employee of the Company. None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Corporate Governance and Compensation Committee.

Code of Ethics, Insider Trading Policy and Other Corporate Policies

The Company has adopted a Code of Ethics for its directors, officers, and employees. The Code of Ethics addresses, among other things, conflicts of interest, honest and ethical conduct, the full, fair, accurate, timely and understandable disclosure in periodic reports and other public documents, compliance with applicable laws, rules and regulations (including insider trading laws) and the reporting of violations of the Code of Ethics. All directors, officers, and employees are required to report violations of the Code of Ethics in accordance with the procedures set forth therein and in the Company’s Integrity Policy (i.e., whistleblower policy). The Code of Ethics prohibits retaliation against employees who report suspected misconduct in good faith. The Integrity Policy also promotes, among other things, the disclosure and reporting of any questionable accounting or auditing matters, fraudulent or misleading financial information, and any allegations of misconduct involving Board members or executive officers. The Audit Committee will periodically review the Code of Ethics and oversee its enforcement. A copy of our Code of Ethics can be found on our website at www.dirtt.com/investors/governance and on SEDAR at www.sedar.com.

Each director must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must recuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest. Directors, officers, employees and contractors are encouraged to terminate any relationship or interest that gives rise to a conflict of interest that cannot be resolved. In addition, directors, officers, employees and contractors are encouraged to disclose all opportunities to dispose of conflicting interests before any difficulty arises.

The Corporate Governance and Compensation Committee will make recommendations to the Board regarding all proposed related party transactions and situations involving any potential conflict of interest that is not required to be dealt with by an “independent special committee” pursuant to applicable securities regulations or other governing laws.

We have also developed and adopted an insider trading policy for our directors, officers, employees, and contractors (the “Insider Trading Policy”). The Insider Trading Policy promotes proper trading practices in our Common Shares in accordance with applicable securities regulations or other governing laws.

Short-Sales and Hedging Transactions

Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company or any of its subsidiaries, along with their immediate family members, other members of their households and entities or trusts that are controlled by any such individual, are prohibited from (i) making any short sales of any securities of the Company, (ii) engaging in transactions involving Company-based derivative securities (other than equity-based compensation), or (iii) otherwise engaging in any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s Common Shares, including through prepaid variable forward contracts and exchange funds. “Short sales” are sales of securities that the seller does not own at the time of the sale or, if owned, that will not be delivered within 20 days of the sale. It is illegal for directors and executive officers (including each individual subject to reporting under Section 16 of the U.S. Exchange Act of the Company) to sell the Company’s securities short. “Derivative securities” are options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s Common Shares. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in variable forward contracts, equity swaps, straddles or collars, hedging, and writing puts or calls. Nevertheless, holding and exercising options, deferred share units, performance share units, restricted stock units or other derivative securities granted under an equity-based compensation or incentive plan of the Company are not prohibited by the Company’s Insider Trading Policy.

Board Shareholder Communication and Engagement Policy

The Board, acting on the recommendation of the Corporate Governance and Compensation Committee, has adopted a Board Shareholder Communication and Engagement Policy to promote open and sustained dialogue with the Company’s shareholders. The policy is consistent with the Company’s policies and its obligations to provide timely disclosure and maintain effective disclosure controls and procedures. A copy of our Board Shareholder Communication and Engagement Policy can be found on our website at www.dirtt.com/investors/governance.

As part of our commitment to ongoing shareholder communication and engagement, the Company communicates with our shareholders through a variety of channels, including quarterly and annual disclosure, earnings conference calls, presentations at investor and industry conferences, news releases and our website. Details of our quarterly conference calls and other investor-related information are posted at the Company’s website at www.dirtt.com/investors.

We encourage our shareholders to contact the Board to discuss our approach to executive pay, corporate performance and governance. All shareholder communications intended for the Board will be received and processed by the Company’s general counsel’s office, where they will be reviewed and forwarded to the Chair of the Board with a recommendation about whether and how to respond to the communications. The Chair of the Board will determine whether and how the communication should be addressed. Any engagement with shareholders will be subject to compliance with the Company’s communications policies and all applicable laws, including those regarding selective disclosure. Shareholders may address communications to Board members as follows:

Email: legal@dirtt.com

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta Canada T2C 1N6

Attention: General Counsel

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer (other than Mr. Urban) is set forth following the table. Biographical information for Mr. Urban is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Benjamin Urban	47	Chief Executive Officer and Director
Bradley Little	45	Chief Financial Officer
Mark Greffen	50	Chief Technology Officer
Richard Hunter	61	Chief Operating Officer
Nandini Somayaji	39	Senior Vice President, General Counsel and Corporate Secretary

Biographical Information of Executive Officers –

Bradley Little has served as our Chief Financial Officer since August 2022. Prior to joining DIRTT, Mr. Little was the Chief Financial Officer of Black Mountain Sand (from 2020-2022), and prior thereto held a variety of senior financial roles at Cornerstone Building Brands (from 2013-2020). Mr. Little has a Bachelor of Business Administration in Accounting from Texas State University and is a Certified Public Accountant.

Mark Greffen has served as our Chief Technology Officer since June 2019. Mr. Greffen has been an employee of DIRTT since our formation, previously serving as the Senior Vice President, Software Development (from January to June 2019), the Director of Technology (from 2014 to 2019), and as the Director of Strategic Development (from 2004-2014). He holds a Bachelor of Commerce, Entrepreneurial Management degree from Royal Roads University and a Mechanical Engineering Technology diploma from Camosun College.

Richard Hunter has served as our Chief Operating Officer since August 2022. Prior to joining DIRTT, Mr. Hunter provided business transformation consulting services (from 2021-2022), held President and Chief Operating Officer roles at Forterra (from 2018-2021), and held a variety of senior manufacturing roles at Trinity Industries (from 2013-2018). Mr. Hunter holds a Master of Business Administration in Operations and Strategic Planning from Purdue University, a Master of Science degree in Manufacturing Management from Kettering University (formerly General Motors Institute), and a Bachelor of Science degree in Mechanical Engineering from Michigan State University.

Nandini Somayaji has served as our Senior Vice President, General Counsel and Corporate Secretary since July 2022. Ms. Somayaji has been with DIRTT since 2017, most recently serving as the Associate General Counsel. Prior thereto, Ms. Somayaji was an associate at Deloitte Tax Law LLP (from 2012-2017) and at Bennett Jones LLP (from 2008-2012). Ms.  Somayaji holds a Bachelor of Commerce degree from the University of Alberta and a Juris Doctor from the University of Toronto.

Legal Proceedings

None of the Company’s executive officers have been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

EXECUTIVE COMPENSATION

As an “emerging growth company,” we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. These reporting obligations extend only to our “named executive officers” or “NEOs,” who are the individuals who (i) served as our principal executive officer, (ii) our two other most highly compensated executive officers other than the principal executive officer, and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers during the last completed fiscal year. For the fiscal year ended December 31, 2022, our NEOs were:

Name	Principal Position

Benjamin Urban (1)	Chief Executive Officer

Mark Greffen	Chief Technology Officer

Richard Hunter (2)	Chief Operating Officer

Kevin O’Meara (3)	Former President and Chief Executive Officer

Todd Lillibridge (4)	Former Interim President and Chief Executive Officer

Geoffrey Krause (5)	Former Chief Financial Officer and Interim Co-Chief Executive Officer

Jeffrey Calkins (5)	Former Chief Operating Officer and Interim Co-Chief Executive Officer

Jennifer Warawa (6)	Former Chief Commercial Officer

Charles Kraus (7)	Former SVP, General Counsel and Corporate Secretary

(1)	Benjamin Urban was appointed to serve as Chief Executive Officer effective June 27, 2022.
(2)	Richard Hunter was appointed to serve as Chief Operating Officer effective August 27, 2022.
(3)	Kevin O’Meara departed the Company on January 18, 2022.
(4)	Todd Lillibridge was appointed to serve as Interim President and Chief Executive Officer on January 18, 2022 and departed the Company on April 26, 2022.
(5)

Geoffrey Krause and Jeffrey Calkins were appointed to serve as Interim Co-Chief Executive Officers on April 26, 2022. Mr. Calkins departed the Company on June 3, 2022. Mr. Krause departed the Company on September 30, 2022.

(6)	Jennifer Warawa departed the Company on June 3, 2022.
(7)	Charles Kraus departed the Company on July 26, 2022.

The disclosure in this “Executive Compensation” section pertains to the compensation earned or paid to our NEOs for the fiscal year ended December 31, 2022.

Implementation of Best Practices

In 2021, the Company amended its Executive Share Ownership Guidelines to include the retention of shares underlying equity incentive awards granted by the Company. This is in addition to the Incentive Recoupment Policy (“Clawback Policy”) implemented in 2020, and the prohibition against short- sales, hedges or pledges of the Company’s securities, or engaging in transactions involving the Company-based derivative securities, as set out in the Company’s Insider Trading Policies. The Company also conducts an annual compensation risk assessment to identify and address risks in the Company’s compensation practices.

Executive Share Ownership Guidelines

We believe our executive officers should have a meaningful ownership stake in DIRTT to underscore the alignment of executive officer and shareholder interests and to encourage a long-term perspective. Accordingly, the Board has adopted share ownership and retention guidelines for our executive officers as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)

Chief Executive Officer	5x Base Salary

Other Section 16 executive officers reporting to the Chief Executive Officer	1x Base Salary

Our executive officers are encouraged to retain 50% of the net Common Shares they acquire upon the vesting or exercise of any equity incentive awards they receive from us, after deducting the number of Common Shares that would be needed to pay applicable taxes and/or exercise price, until they meet the applicable share ownership guideline. The Corporate Governance and Compensation Committee reviews the status of compliance with the Executive Share Ownership Guidelines on the first trading day of each calendar year, using the greater of (i) the five-day weighted average closing price of Common Shares (on the exchange with the higher 20-day average trading volume) immediately prior to such date, and (ii) acquisition cost. Our NEOs are currently in compliance with the Executive Share Ownership Guidelines.

Clawback Policy

On February 25, 2020, the Board adopted the Clawback Policy to permit the Company to recover certain incentive compensation paid to our executives, including our NEOs, in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under applicable securities laws that the Board or a committee thereof determines is due in whole or in part to fraud or intentional misconduct by such executive(s). Pursuant to the Clawback Policy, the Company may recoup any cash, equity, or equity-based compensation received by our executives under any of the Company’s incentive plans.

2022 Summary Compensation Table

The following table provides information regarding the compensation earned by our NEOs during the fiscal years ended December 31, 2022 and December 31, 2021, as applicable for the year that those individuals were deemed to be NEOs. All amounts in this table and the accompanying footnotes were paid in U.S. dollars, with the exception of Messrs. Greffen and Krause, who were originally paid in Canadian dollars. All amounts in this table and the accompanying footnotes that were originally paid in Canadian dollars have been converted to U.S. dollars for purposes of this table using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022 exchange rate of C$1.3532 = US$1.00. All amounts in this table and the accompanying footnotes pertaining to 2021 compensation paid in Canadian dollars have also been converted to U.S. dollars using the December 30, 2022 exchange rate of C$1.3532 = US$1.00. See “Narrative Disclosure to Summary Compensation Table—Base Salary” for more information regarding the Company’s use of a different exchange rate for payroll purposes only.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Benjamin Urban	2022	193,183	-	-	-	111,852	305,035
Chief Executive Officer	2021	-	-	-	-	-	-
Mark Greffen	2022	300,214	-	321,461	18,763	73	640,511
Chief Technology Officer	2021	300,214	-	385,133	33,988	6,567	725,902
Richard Hunter	2022	120,312	-	-	-	202,159	322,471
Chief Operating Officer	2021	-	-	-	-	-	-
Kevin O’Meara	2022	61,187	-	-	-	791,656	852,843
Former President and Chief Executive Officer	2021	500,000	-	1,481,282	-	-	1,981,282
Todd Lillibridge	2022	-	-	630,741	-	-	630,741
Former Interim President & Chief Executive Officer	2021	-	-	-	-	-	-
Geoffrey Krause	2022	227,470	-	321,461	-	432,863	981,794
Former Chief Financial Officer and Interim Co-Chief Executive Officer	2021	300,214	-	465,370	38,315	15,011	818,910
Jeffrey Calkins	2022	165,435	-	342,305	-	389,815	897,555
Former Chief Operating Officer and Interim Co-Chief Executive Officer	2021	325,000	56,875	385,133	35,579	16,250	818,837
Jennifer Warawa	2022	192,733	-	394,967	-	441,761	1,029,461
Former Chief Commercial Officer	2021	375,000	115,560	536,964	36,113	-	1,063,637
Charles Kraus	2022	198,871	-	342,305	-	386,032	927,208
Former SVP, General Counsel and Corporate Secretary	2021	325,714	-	320,945	40,592	14,247	701,498

(1)

Amounts in this column represent (a) for Ms. Warawa, a cash incentive of $115,560 in 2021 for achievement of certain performance objectives; (b) for Mr. Calkins, an NEO supplemental bonus of $56,875 in 2021 for achievement of certain performance objectives. Ms. Warawa’s 2021 incentive payment was satisfied by share-based awards (“Share Awards”) under the Company’s LTI Plan instead of cash.

(2)

Amounts in this column represent the aggregate grant date fair value of the time-based and performance-based restricted share units (“RSUs”) and Share Awards granted under our LTI Plan, calculated in accordance with FASB ASC Topic 718 using the trading price of the Common Shares as reported on the TSX on the grant date, disregarding estimated forfeitures. For Mr. Lillibridge, the amount in this column also includes $8,083 of deferred share units (“DSUs”), calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the DSUs was calculated using the five-day volume-weighted average trading price of the Common Shares as reported on the TSX or Nasdaq on the grant date (whichever exchange had the higher average trading volume for the 20 days immediately prior), applied to the total number of DSUs granted. For a discussion of valuation assumptions, see Note 16 included under Stock-Based Compensation in our Consolidated Financial Statements for the year ended December 31, 2022 filed on Form 10-K.

(3)	Amounts in this column for 2022 and 2021 were satisfied by Share Awards under the Company’s LTI Plan instead of cash.

(4)

Amounts in this column for 2022 represent (a) for Mr. Urban, reimbursement of relocation costs of $71,308 and a tax gross-up of $40,544, (b) for Mr. Hunter, reimbursement of relocation costs of $121,402 and a tax gross-up of $80,757, and (c) for Messrs. O’Meara, Kraus, Krause, Calkins and Ms. Warawa, severance amounts payable upon the termination of their employment. See “Narrative Disclosure to Summary Compensation Table—All Other Compensation” for a description of any amounts included in this column for 2022 and deemed material pursuant to Item 402(o)(7) of Regulation S-K.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. In determining base salaries, the Board also takes into account each NEO’s knowledge of the industry and the financial resources of the Company. The Board believes that the base salaries of our NEOs are competitive to those that are received by comparable officers with comparable responsibilities in similar companies.

Short-Term Incentives

Variable Pay Plan

We provide short-term cash incentives to our NEOs through the Variable Pay Plan (“VPP”). The 2022 VPP was constructed so that a person’s variable pay is tied to company-wide and departmental performance, placing the emphasis on company-wide results and team work. The annual variable pay potential for each NEO represents a meaningful amount of additional compensation to act as a strong incentive to achieve our financial goals, while being fiscally prudent for the Company. For 2022, opportunities under the VPP ranged from 0% to 150% of base salary actually paid during the calendar year, with straight line interpolation between levels.

Name	2022 Threshold (% of Base Salary)	2022 Target (% of Base Salary)	2022 Maximum (% of Base Salary)

Benjamin Urban	-	-	-
Mark Greffen	0%	50%	75%
Richard Hunter	-	-	-
Kevin O’Meara	-	-	-
Todd Lillibridge	-	-	-
Geoffrey Krause	0%	50%	75%
Jeffrey Calkins	0%	50%	75%
Jennifer Warawa	0%	50%	75%
Charles Kraus	0%	50%	75%

Note that only Messrs. Greffen, Krause, Calkins and Kraus, and Ms. Warawa were eligible for the VPP. Mr. O’Meara departed the Company on January 18, 2022 and was not eligible for any payment under the 2022 VPP.    Mr. Lillibridge, as Board Chair, was not eligible for the VPP during his tenure as Interim President and CEO.    Messrs. Urban and Hunter were eligible for separate short-term incentives in lieu of the VPP, as set out below.

The Board-approved metrics under the 2022 VPP were 75% financial targets and 25% strategic/team performance targets. For eligible NEOs, the only applicable financial measure was Adjusted EBITDA (net of VPP). The Board also approved certain performance targets for each eligible NEO, which formed the basis of broader employee goals in their respective departments.

Under the terms of the VPP, for participants to earn threshold, target, or maximum amounts under the financial targets of the VPP, the Company’s Adjusted EBITDA (net of VPP) was required to achieve the following performance goals:

	Threshold	Target	Maximum
Adjusted EBITDA (net of VPP)	($12.0 million)	($7.5 million)	$3.0 million

If the Adjusted EBITDA (net of VPP) fell between the threshold and target performance goals or between the target and maximum performance goals, then the Company used linear interpolation to determine the amount of the bonuses earned by participants under the VPP.

As used herein, “Adjusted EBITDA” means earnings (before loss) before interest, taxes, depreciation and amortization, plus or minus (as appropriate) to exclude the impact of: non-cash foreign exchange gains or losses; gains or losses on disposal of property, plant and equipment and intangible assets; write-off of property, plant and equipment and intangible assets; non-cash stock-based compensation expense; government subsidies; reorganization costs; and other non-recurring gains or losses, as reported in the Company’ publicly-filed financial statements for the 2022 fiscal year. “Adjusted EBITDA (net of VPP)” excluded our provision for VPP payable to our executive officers and vice-presidents.

For 2022, we reported Adjusted EBITDA (net of VPP) of ($25.2) million, which was calculated as our Adjusted EBITDA of ($26.2) million plus our VPP provision of $1.0 million. Adjusted EBITDA (net of VPP) was below threshold.

The Board assessed each NEO’s performance against their respective strategic/team objectives. Due to the significant management and other changes within the Company in 2022 and a resulting shift in organizational priorities, the Board determined that several strategic/team objectives were no longer appropriate and/or could not be accomplished. As such, having regard to the Company’s overall financial performance, the Board assessed achievement of performance objectives for current eligible executive officers and vice-presidents of the Company at 50% of target. The Board determined that the departed NEOs did not meet their performance objectives for the year.

The Board-approved VPP payout was as follows:

Name	Financial Metrics	Performance Metrics	VPP Payout as a % of Target
Benjamin Urban	-	-	-
Mark Greffen	50%	-	12.5%
Richard Hunter	-	-	-
Kevin O’Meara	-	-	-
Todd Lillibridge	-	-	-
Geoffrey Krause	-	-	-
Jeffrey Calkins	-	-	-
Jennifer Warawa	-	-	-
Charles Kraus	-	-	-

Other Short-Term Incentives

For Messrs. Urban and Hunter, the Board approved two additional short-term incentive programs: the 2022 Target Bonus and the 2022 Supplemental Bonus. Under the 2022 Target Bonus, Mr. Urban was eligible for up to 300% of his pro-rated annual salary for the year at target (450% maximum), payable in cash; and Mr. Hunter was eligible for up to 200% of his pro-rated annual salary for the year at target (300% maximum), payable in fully vested share awards. The Board-approved metrics under the 2022 Target Bonus were 50% Adjusted EBITDA and 50% Adjusted Free Cash Flow. As used herein, “Adjusted Free Cash Flow” means net cash flows provided by or used in operations, less net cash flows used in investing activities, adjusted for non-recurring reorganization costs.

Under the terms of the 2022 Target Bonus, for participants to earn threshold, target, or maximum amounts, the Company’s Adjusted EBITDA and Adjusted Free Cash Flow Under were required to achieve the following performance goals (measured from July-December 2022):

	Threshold/Target	Maximum
Adjusted EBITDA	Break-even	$5M
Adjusted Free Cash Flow	Break-even	$5M

If the Adjusted EBITDA and Adjusted Free Cash Flow fell between the threshold/target and maximum performance goals, then the Company used linear interpolation to determine the amount of the bonuses earned by participants.

The Board-approved metrics for the 2022 Supplemental Bonus were Revenue and Gross Margin. Under the terms of the 2022 Supplemental Bonus, for participants to earn the target amounts, the Company was required to achieve Revenue of $18 million at a 35% Gross Margin in any month during September – December 2022. Messrs. Urban and Hunter were eligible to receive 100,000 fully vested Common Shares of the Company at the time the performance metrics were achieved.

As used herein, “Revenue” means the Company’s total revenue from all sources determined in accordance with U.S. GAAP, as reported in the Company’s publicly filed financial statements for the 2022 fiscal year. “Gross Margin” means the Company’s revenues less costs of sales.

For July-December 2022, the Company reported Adjusted EBITDA of -$4.8 million and Adjusted Free Cash Flow of -$3.9 million. The Company also reported monthly Revenue below the $18 million target for each month between September and December 2022. As such, there were no payouts under either the 2022 Target Bonus or 2022 Supplemental Bonus.

Long-Term Incentive Awards

In addition to the short-term incentive plan, our NEOs are eligible to receive annual awards of long-term equity incentives under our LTI Plan.

For 2022, target long-term incentive awards for our NEOs were as follows:

Name	2021 Target Long-Term Incentive Value (% of Base Salary)
Benjamin Urban	-

Mark Greffen	145%

Richard Hunter	-

Kevin O’Meara	-

Todd Lillibridge	-

Geoffrey Krause	145%

Jeffrey Calkins	145%

Jennifer Warawa	145%

Charles Kraus	145%

Mr. O’Meara departed the Company on January 18, 2022 and was not eligible for any awards under the LTI Plan. Mr. Lillibridge was not eligible for awards under the LTI Plan as Board Chair; however, he was compensated in time-based RSUs and performance-based RSUs during his tenure as Interim President and CEO. See “Agreements with our NEOs – Lillibridge Employment Agreement” for additional information. Messrs. Urban and Hunter were not eligible for awards under the LTI Plan in 2022.

In recent years, NEOs have been awarded time-based and performance-based RSUs under our LTI Plan.

In 2020, the Company’s share price at the time of grant was believed to be a temporary low as a result of the start of the COVID-19 pandemic. Grants were therefore adjusted to account for the temporary decline in value by using a higher share price of $2.25 or CAD$3.00, rather than current share price, in determining the number of RSUs to be awarded to each NEO, thereby resulting in grant values that were approximately 65% of their original full targets. In 2021, the Company’s share price at the time of grant had increased to $2.55 or CAD$3.32. The Company used the current share price in determining the number of RSUs to be awarded to each NEO, thereby resulting in an increase in grant values from 2020 to 2021. In 2022, our share price had declined to $1.64 on the date of grant, the Company used a higher share price rather than the market share price to determine the number of RSUs to be awarded to each NEO, thereby resulting in grant values that were approximately 75% of their original full target.

The NEOs’ 2022 equity awards consisted of 50% time-based RSUs and 50% performance-based RSUs. The time-based RSUs vest ratably over a three- year period, while the performance-based RSUs cliff vest at the end of three years based on the achievement of share price performance targets. In particular, the performance-based RSUs vest as to 33.3% when the price of Common Shares on the Nasdaq is USD $3.00 for 20 consecutive trading days, 66.7% when the price of Common Shares on the Nasdaq is USD $4.00 for 20 consecutive trading days, 100% when the price of Common Shares on the Nasdaq is USD $5.00 for 20 consecutive trading days and 150% when the price of Common Shares on the Nasdaq is USD $7.00 for 20 consecutive trading days. No performance-based RSUs vest if the price of Common Shares on the Nasdaq is not USD $3.00 for 20 consecutive trading days, and there is no interpolation between the threshold, target and maximum levels.

The grant date fair value calculated in accordance with FASB ASC Topic 718 of each equity award granted during 2022 is reported above in the Summary Compensation Table.

LTI Plan

The following table sets out the key features of our LTI Plan. If approved at the Meeting, the amended and restated LTIP will become effective on , 2023. See “Proposal No. 3 – Approval of the Company’s Amended and Restated Long Term Incentive Plan” for a summary of the amended and restated LTIP.

Eligibility	∎ Granted at the discretion of the Board to directors, officers, employees, consultants, and other persons.

Type of Awards Authorized for Issuance

∎   Options (including incentive stock options intended to qualify as such under section 422 of the Code), share appreciation rights, restricted share units, restricted shares, dividend-equivalent rights in conjunction with the grant of restricted share units, vested share awards, other share-based awards and cash awards.

Number of Awards Issued Under the Plan

∎   As of December 31, 2022, there are 2,229,256 RSUs (including RSUs that vest based on time and performance) outstanding under the LTI Plan, having underlying Common Shares representing approximately 2.28% of the issued and outstanding Common Shares, and there are 3,002,337 Common Shares reserved and available for issuance under the LTI Plan.

Plan Limits	∎ Awards may be issued in such numbers as the Board may determine, subject to the below limitations.

∎   The maximum number of Common Shares that may be reserved and available for issuance under the LTI Plan is 5,850,000 plus the number of Common Shares subject to stock options previously granted under the Option Plan that, following May 22, 2020, expire or for any reason are cancelled or terminated without having been exercised in full.

∎ The maximum number of Common Shares underlying or relating to awards which may be granted to a participant in a calendar year may not exceed 10% of the total issued and outstanding Common Shares.

∎   Under the LTI Plan and any other security-based compensation arrangement, the maximum number of Common Shares issuable to insiders pursuant to outstanding awards at any time may not exceed 10% of the total issued and outstanding Common Shares.

∎   Under the LTI Plan and any other security-based compensation arrangement, the maximum number of Common Shares issued to insiders in any one year period may not exceed 10% of the total issued and outstanding Common Shares.

∎   The aggregate number of Common Shares issuable pursuant to outstanding awards to non-employee directors will be limited to 1% of the total issued and outstanding Common Shares provided that the value of all stock options issuable in any one year period under the LTI Plan to any one non-employee director may not exceed CAD $100,000, and the value of all awards issuable in any one year period may not exceed CAD $150,000 (excluding awards taken in lieu of cash fees or a one-time initial grant upon joining the board).

Vesting

∎   The minimum vesting period is one year after the date of grant; provided, however, that (i) the Compensation Committee may grant awards with a vesting schedule that provides for full or partial vesting less than one year after the date of grant so long as such awards do not constitute more than 5% of the number of Common Shares available for issuance under the LTI Plan, (ii) awards may vest upon death, termination of employment or a change of control, and (iii) this limitation will not apply to certain awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

Change of Control

∎   In the event of a change of control, if the successor entity does not assume the outstanding awards or substitute similar awards on the same terms and conditions as the original awards, the vesting of all outstanding awards will be accelerated in full with effect immediately prior to the change of control (vesting for performance-based awards will be measured and calculated assuming target performance was achieved).

Amendments

∎   The Board may amend, alter, suspend, discontinue or terminate the LTI Plan or any award without the consent of any shareholder, participant, holder or beneficiary of an award or other person; provided that such amendment, alteration, suspension, discontinuation or termination does not impair the rights of a participant, holder or beneficiary (subject to the Company’s rights to adjust awards in connection with certain recapitalizations, restructurings, and related transactions).

∎   The Board may amend the LTI Plan without shareholder approval as follows: (i) amendments for the purpose of curing any inconsistency, ambiguity, error, or omission in the LTI Plan or award, (ii) as necessary to comply with applicable laws, (iii) amendments of a “housekeeping” nature, (iv) amendments intended to comply with changes in tax or regulatory requirements, or (v) a change to the termination provisions of awards which does not entail an extension beyond the original expiry date of such award.

∎   Shareholder approval is required for any amendment that would (i) increase the total number of Common Shares available for awards under the LTI Plan, (ii) amend any outstanding option or share appreciation right to reduce its exercise price, extend its term beyond the original term set forth in the applicable award agreement or take any other action that would be considered a repricing under the applicable stock exchange listing standards, (iii) remove or exceed the insider participation limits, (iv) increase the non-employee director compensation limits, (v) have the effect of amending the section of the LTI Plan that enumerates what actions require approval of shareholders, (vi) modify or amend the provisions of the LTI Plan in any manner that would permit awards to be transferable or assignable in a manner other than as currently provided in the LTI Plan, (vii) change eligible Participants under the LTI Plan, which would have the effect of broadening or increasing insider participation, or (viii) otherwise cause the LTI Plan to cease to comply with any tax or regulatory requirement.

General

∎   Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any award, other than an award of fully vested shares, except by will or the laws of descent or by the designation of a beneficiary.

∎ All awards are subject to any written clawback policy of the Company adopted from time to time.

Employee Share Purchase Plan

The Board has adopted the Company’s 2022 Employee Share Purchase Plan (“ESPP”) to encourage ownership of Common Shares and to align the interest of employees, including NEOs, more closely with those of shareholders. All employees, including the NEOs, are eligible to participate in the ESPP. Under the ESPP, employees are able to purchase Common Shares up to an aggregate amount of 10% of their base salaries at a price equal to 85% of the volume-weighted average trading price of the Common Shares as reflected on the TSX over the final five trading days of each offering period.

All Other Compensation

Our NEOs receive certain perquisites and other benefits, the value of which is disclosed in the “All Other Compensation” column of the Summary Compensation Table in accordance with Item 402(n) of Regulation S-K but are deemed immaterial pursuant to Item 402(o)(7) of Regulation S-K and thus are not described below. Certain of our NEOs have entered into agreements or arrangements pursuant to which we have provided additional perquisites or benefits that are deemed material pursuant to Item 402(o)(7) of Regulation S-K and such benefits are described below.

Messrs. Urban and Hunter originally resided in Houston, Texas and Dallas, Texas, respectively, and were required to relocate to the Company’s head office in Calgary, Alberta. The Company reimbursed Messrs. Urban and Hunter for costs associated with relocating to Calgary, and with housing in Calgary, in each case in accordance with the terms of the Urban Employment Agreement and Hunter Employment Agreement, respectively, as defined and described below under “—Agreements with our NEOs.” The Company also provided Messrs. Urban and Hunter with a gross-up payment for the taxes on the amount of the Company-provided perquisites and other benefits that constitute taxable compensation.

The employment of Messrs. Calkins, Kraus, Krause, and O’Meara, and Ms. Warawa, ceased in 2022, and each received the severance amounts in accordance with his or her employment agreement, as detailed and described below under “Additional Narrative Disclosure – Agreements with our NEOs”.

Agreements with our NEOs

We have entered into employment agreements with each of our NEOs (the “Employment Agreements”). Under these Employment Agreements, each of our NEOs is entitled to a certain level of base salary, minimum short-term incentives under the VPP, as well as certain severance benefits upon a qualifying termination of employment. The Employment Agreements include customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of time following termination of employment.

Urban Employment Agreement

On June 22, 2022 we entered into an executive employment agreement with Benjamin Urban (the “Urban Employment Agreement”). The Urban Employment Agreement provides Mr. Urban with (i) an annualized base salary of U.S. $375,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity as set by the Board; (iii) eligibility to participate in a 2022 Target Bonus; (iv) eligibility to participate in the LTI Plan, (v) reimbursement of tax preparation expense up to a maximum of $5,000 per year, (vi) reimbursement of relocation expenses up to a maximum of $15,000 plus an additional $2,500 payment, (vii) provision of director and officer insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (viii) four weeks of vacation per calendar year, and (ix) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. For information regarding the payments that the Urban Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Urban Employment Agreement.”

Greffen Employment Agreement

On January 15, 2019 we entered into an executive employment agreement with Mark Greffen (the “Greffen Employment Agreement”). The Greffen Employment Agreement provides Mr. Greffen with (i) an annualized base salary of CAD $300,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of annual base salary; (iii) eligibility to participate in a 2022 Target Bonus; (iv) eligibility to participate in the LTI Plan, (v) reimbursement of legal expenses incurred in connection with the review of the Greffen Employment Agreement up to a maximum of CAD$8,000, (vi) provision of director and officer insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (vii) four weeks of vacation per calendar year, and (viii) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. For information regarding the payments that the Greffen Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Greffen Employment Agreement.”

Hunter Employment Agreement

On August 12, 2022 we entered into an executive employment agreement with Richard Hunter (the “Hunter Employment Agreement”). The Hunter Employment Agreement provides Mr. Hunter with (i) an annualized base salary of U.S. $350,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity as set by the Board; (iii) eligibility to participate in a 2022 Target Bonus and 2022 Supplemental Bonus; (iv) eligibility to participate in the LTI Plan, (v) reimbursement of tax preparation expense up to a maximum of $5,000 per year, (vi) reimbursement relocation expenses, (vii) provision of director and officer insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (viii) four weeks of vacation per calendar year, and (ix) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. For information regarding the payments that the Hunter Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Hunter Employment Agreement.”

O’Meara Employment Agreement

On September 8, 2018, we entered into an employment agreement with Kevin O’Meara (the “O’Meara Employment Agreement”). The O’Meara Employment Agreement was terminated in connection with Mr. O’Meara’s departure in 2022, but the agreement was in effect during a portion of 2022 and will therefore be described below. The O’Meara Employment Agreement provides Mr. O’Meara with (i) an annualized base salary of U.S. $500,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 100% of annual base salary, (iii) eligibility to participate in the Option Plan and the PSU Plan, with an initial one-time grant under the Option Plan of 2,475,000 stock options, (iv) reimbursement of accounting and legal fees associated with the review and preparation of the O’Meara Employment Agreement, (v) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. O’Meara, including expenses related to travel to Calgary, Alberta, Canada, (vi) provision of director and officer insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (vii) four weeks of vacation per calendar year, and (viii) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the Existing ESPP. For information regarding the payments that the O’Meara Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—O’Meara Employment Agreement.”

Lillibridge Employment Agreement

On January 18, 2022, we entered into a letter agreement with Todd Lillibridge (the “Lillibridge Employment Agreement”). The Lillibridge Employment Agreement provides Mr. Lillibridge with (i) a one-time grant of 115,207 time-based restricted share units and 115,207 performance-based restricted share units, and (ii) a monthly grant of time-based restricted share units with a fair market value of $41,667. For information regarding the payments that the Lillibridge Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Lillibridge Employment Agreement.”

Krause Amended Employment Agreement

On July 4, 2018, we entered into an amended and restated executive employment agreement with Geoff Krause (the “Krause Amended Employment Agreement”). The Krause Amended Employment Agreement provides Mr. Krause with (i) an annualized base salary of CAD $300,000 (U.S. $231,446), (ii) eligibility to participate in the VPP, (iii) eligibility to participate in the Option Plan and the PSU Plan, (iv) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. Krause, including any parking expenses at his place of work, (v) four weeks of vacation per calendar year, and (vi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. In addition, the Krause Amended Employment Agreement provides for certain payments in connection with a change of control occurring within one year of Mr. Krause’s start date. For information regarding the payments that the Krause Amended Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure–Agreements with NEOs–Krause Amended Employment Agreement”.

Calkins Employment Agreement

On February 27, 2019, we entered into an executive employment agreement with Jeff Calkins (the “Calkins Employment Agreement”). The Calkins Employment Agreement provides Mr. Calkins with (i) an annualized base salary of U.S. $325,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of total salary paid to Mr. Calkins during the applicable calendar year, (iii) eligibility to receive equity incentive compensation, (iv) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. Calkins, including expenses related to travel to and living accommodations in Calgary, Alberta, Canada, (v) four weeks of vacation per calendar year (increasing by one week every five years of service up to a maximum of six weeks of vacation), and (vi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. For information regarding the payments that the Calkins Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Calkins Employment Agreement.”

Warawa Employment Agreement

On August 31, 2019, we entered into an executive employment agreement with Jennifer Warawa (the “Warawa Employment Agreement”). The Warawa Employment Agreement provides Ms. Warawa with (i) an annualized base salary of U.S. $375,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of total salary paid to Ms. Warawa during the applicable calendar year, (iii) eligibility to receive equity incentive compensation equal to 145% of salary each year, (iv) an annual cash incentive for each of 2019, 2020 and 2021 of up to $150,000 based on the achievement of personal performance objectives mutually agreed upon between Ms. Warawa and the President and Chief Executive Officer, with an opportunity for additional cash incentives after 2021 if Ms. Warawa’s total target cash compensation (i.e., base salary plus short-term incentive bonus and cash incentive) is less than $712,500 at that time, such incentives to be based on Ms. Warawa’s personal performance and the Company’s financial performance, (v) a one-time grant of stock options with an aggregate grant date value of no less than $360,000, (vi) a one-time signing bonus of $240,000, (vii) payment or reimbursement of certain relocation expenses, (viii) payment or reimbursement of legal fees related to the review of the Warawa Employment Agreement, up a maximum of $5,000; (ix) the provision of living accommodations in Calgary, Alberta during the time that Ms. Warawa is commuting regularly to Calgary, (x) four weeks of vacation per calendar year (increasing by one week every five years of service up to a maximum of six weeks of vacation), and (xi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. For information regarding the payments that the Warawa Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Warawa Employment Agreement.”

Kraus Employment Agreement

On March 13, 2020, we entered into an executive employment agreement with Charles Kraus (the “Kraus Employment Agreement”). The Kraus Employment Agreement provides Mr. Kraus with (i) an annualized base salary of U.S. $325,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of total salary paid to Mr. Kraus during the applicable calendar year; (iii) eligibility to receive equity incentive compensation with a target of 100% of annual salary, (iv) a one-time signing bonus of $115,000, (v) four weeks of vacation per calendar year (increasing by one week every five years of service up to a maximum of six weeks of vacation), and (vi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. For information regarding the payments that the Kraus Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Kraus Employment Agreement.”

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards that were held by our NEOs as of December 31, 2022.

	Option Awards					Stock Awards
Named Executive Officer	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: Number of unearned shares or units or other rights that have not vested (#)(5)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Benjamin Urban
Mark Greffen	99,767	-	-	5.79	5/16/2024	222,041	$113,219	113,852	$58,065
	21,800	-	-	4.72	9/17/2023
Richard Hunter
Kevin O’Meara (7)
Todd Lillibridge (8)
Geoffrey Krause (8)
Jeffrey Calkins (8)
Jennifer Warawa (8)
Charles Kraus (8)

(1)

Represents stock options granted under the Option Plan for Mr. Greffen, on May 17, 2019 and September 18, 2018. Such stock options vested in substantially equal 1/3 tranches on the first three anniversaries of the applicable date of grant.

(2)

Stock option exercise price are originally in Canadian dollars, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022 of CAD $1.3532 = U.S. $1.00.

(3)

The numbers in this column represent (i) 57,778 unvested time-based RSUs granted to Mr. Greffen on June 17, 2020 that will vest on June 17, 2023, subject to his continued employment through such date, (ii) 50,981 unvested time-based RSUs granted to Mr. Greffen on March 1, 2021, one half of which vested on March 1, 2023 and one half of which will vest on March 1, 2024, subject to his continued employment through such date, and (iii) 113,282 unvested time-based RSUs granted to Mr. Greffen on March 1, 2022, one third of which vested on March 1, 2023 and two-thirds of which will vest ratably in substantially equal installments on each of March 1, 2024 and March 1, 2025, in each case, subject to his continued employment through such date.

(4)

Amounts in this column are calculated using a per-share value of CAD $0.69 (U.S. $0.51), which was the closing price of a share on the TSX on December 30, 2022, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022 of CAD $1.3532 = U.S. $1.00.

(5)

The number in this column represents 100% of the target number of performance-based RSUs granted on March 1, 2021, and the threshold number (i.e., one-third of the target number) of performance-based RSUs granted on March 1, 2022 to Mr. Greffen which will become earned over the three-year performance period ending on March 1, 2024 and March 1, 2025, respectively, depending on the level of achievement of the applicable performance conditions and subject to Mr. Greffen’s continued employment through such dates. In accordance with SEC rules, the number of performance-based RSUs reported in this column assumes the applicable performance metrics are achieved at the target level for the performance-based RSUs granted in 2021 and at the threshold level for the performance-based RSUs granted in 2022, which may not be representative of the actual payments that will occur upon the settlement of such awards, as such actual payouts may be significantly more or less.

(6)

Amounts in this column are calculated based on attaining target performance for the 2021 and 2022 performance-based RSUs using a per-share value of CAD $0.69 (U.S. $0.51), which was the closing price of a share on the TSX on December 30, 2022, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022 of CAD $1.3522 = U.S. $1.00.

(7)	Mr. O’Meara’s outstanding equity awards were cancelled for zero consideration in connection with his departure from the Company on January 18, 2022.

(8)

Ms. Warawa and Messrs. Lillibridge, Krause, Kraus and Calkins’ time and performance based RSUs fully vested, in accordance with the change of control provisions in section 5 of the LTI Plan (based on the turnover of the Board on April 26, 2022) and following their departures from the Company during 2022.

Additional Narrative Disclosure

Agreements with our NEOs

The Employment Agreements generally provide for severance payments and benefits following certain terminations of employment in exchange for the NEOs’ compliance with certain customary restrictive covenants.

Urban Employment Agreement

For Mr. Urban, upon termination of employment by us without “Just Cause” or resignation by Mr. Urban for “Good Reason” (each as defined below), Mr. Urban will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) payment of monthly costs under the Consolidated Omnibus Reconciliation Act of 1985 during the “Severance Period” (as defined below), and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Urban Employment Agreement, the following terms generally have the following definitions:

•

“Just Cause” means (i) fraud, misappropriation, embezzlement or malfeasance, (ii) misfeasance or nonfeasance, (iii) breach of Company policies, (iv) breach of obligations under the Urban Employment Agreement, or (v) conviction of or plea of no contest with respect to any felony or indictable offense or other crime involving fraud or moral turpitude;

•

“Good Reason” means (i) a material diminution in Mr. Urban’s salary or authority, (ii) a material breach by the Company of its obligations under the Urban Employment Agreement, or (iii) the relocation of Mr. Urban’s principal place of employment by more than 50 miles; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Urban’s employment with us, up to a maximum of 18 months.

Greffen Employment Agreement

For Mr. Greffen, upon termination of employment by us without “Just Cause” or resignation by Mr. Greffen for “Good Reason” (each as defined below), Mr. Greffen will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) continuation of benefits during the “Severance Period” (as defined below), and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Greffen Employment Agreement, the following terms generally have the following definitions:

•	“Just Cause” means any act or omission which would be considered by a court of competent jurisdiction to amount to just cause at common law;

•	“Good Reason” means any reason that would be construed by a court of competent jurisdiction to amount to a constructive dismissal at common law; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Greffen’s employment with us, up to a maximum of 18 months.

Hunter Employment Agreement

For Mr. Hunter, upon termination of employment by us without “Just Cause” or resignation by Mr. Hunter for “Good Reason” (each as defined below), Mr. Hunter will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) payment of monthly costs under the Consolidated Omnibus Reconciliation Act of 1985 during the “Severance Period” (as defined below), and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Urban Employment Agreement, the following terms generally have the following definitions:

•

“Just Cause” means (i) fraud, misappropriation, embezzlement or malfeasance, (ii) misfeasance or nonfeasance, (iii) breach of Company policies, (iv) breach of obligations under the Urban Employment Agreement, or (v) conviction of or plea of no contest with respect to any felony or indictable offense or other crime involving fraud or moral turpitude;

•

“Good Reason” means (i) a material diminution in Mr. Hunter’s salary or authority, (ii) a material breach by the Company of its obligations under the Urban Employment Agreement, or (iii) the relocation of Mr. Hunter’s principal place of employment by more than 50 miles; and

•	“Severance Period” means 12 months.

O’Meara Employment Agreement

For Mr. O’Meara, upon termination of employment by us without “Just Cause,” by Mr. O’Meara for “Good Reason,” or on “Disability” (each as defined below), Mr. O’Meara will be eligible to receive (i) payment of accrued but unpaid salary, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) payment of monthly costs under the Consolidated Omnibus Reconciliation Act of 1985 during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the O’Meara Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a significant adverse alteration in Mr. O’Meara’s title, position, nature or status of responsibilities, (ii) the requirement to relocate Mr. O’Meara’s residence from Dallas, Texas, (iii) a reduction of 15% or more in salary or bonus opportunity, (iv) the discontinuation of any compensation plan or benefits plan that is material to Mr. O’Meara’s total compensation, unless replaced by an equally favorable plan, (v) our failure to ensure that any successor assumes the O’Meara Employment Agreement or (vi) our breach of any material provision of the O’Meara Employment Agreement;

•

“Just Cause” means (i) any willful misconduct, (ii) willful act of dishonesty or fraud, (iii) willful violation of our policies, (iv) gross negligence that has a material adverse effect on us or (v) conviction of a felony criminal offence punishable by indictment;

•

“Disability” means any physical or mental incapacity, disease or affliction which has prevented or which will prevent Mr. O’Meara from performing the essential duties of his position for either (x) 180 consecutive days or (y) any 240 days within any 365 consecutive days; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. O’Meara’s employment with us, up to a maximum of 18 months.

On January 18, 2022, Mr. O’Meara’s employment as the President and Chief Executive Officer of the Company ceased pursuant to the without “Just Cause” termination provisions of Mr. O’Meara’s Employment Agreement. As a result, Mr. O’Meara was entitled to the rights and payments set forth in the O’Meara Employment Agreement for a termination without “Just Cause,” subject to the conditions stated therein.

Lillibridge Employment Agreement

There were no termination provisions in the Lillibridge Employment Agreement. Under the terms of Mr. Lillibridge’s award agreements for time-based RSUs and performance-based RSUs, except as provided under section 5 of the LTI Plan (change of control), if (i) Mr. Lillibridge’s service as the Interim President and CEO ceases prior to the appointment of a new president and CEO, or (ii) following the appointment of a new president and CEO, Mr. Lillibridge ceases to be a member of the Board prior to the last vesting date, the awards would be forfeited. Notwithstanding the above, if Mr. Lillibridge’s service as the Interim President and CEO or as a member of the Board is terminated by reason of death, disability, or failing to be re-elected by shareholders, all unvested awards will become vested awards immediately prior to the termination date.

At the Company’s Meeting on April 26, 2022, Todd Lillibridge was not elected by shareholders and ceased to be a director of the Company and its affiliates. Following the Company’s meeting, Mr. Lillibridge’s appointment as the Interim President and Chief Executive Officer of the Company was terminated. Mr. Lillibridge received the RSU treatment described in the preceding paragraph in connection with his cessation of employment and Board service.

Krause Amended Employment Agreement

For Mr. Krause, upon termination of employment by us without “Just Cause,” (as defined below) Mr. Krause will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), and (iv) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Krause Amended Employment Agreement, the following terms generally have the following definitions:

•

“Change of Control” means (i) the sale of all or substantially all the assets of the Company, (ii) a merger, amalgamation or arrangement of the Company in a transaction or series of transactions in which the Company’s shareholders receive less than 51% of the shares of the new or continuing company that are issued and outstanding upon completion of such transaction or series of transactions and (iii) the acquisition, directly or indirectly, through one transaction or a series of transactions, by any single person or company, of an aggregate of more than 50% of the issued and outstanding Common Shares of the Company;

•	“Just Cause” means any act or omission which would be considered by a court of competent jurisdiction to amount to just cause at common law; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Krause’s employment with us, up to a maximum of 18 months.

On July 27, 2022, Mr. Krause announced, and the Board accepted, his retirement as Chief Financial Officer of the Company. In connection with Mr. Krause’s retirement, the Board determined that Mr. Krause would be entitled to the rights and payments set forth in the Krause Amended Employment Agreement as he had been terminated by the Company without “Just Cause,” subject to the conditions stated therein.

Calkins Employment Agreement

For Mr. Calkins, upon termination of employment by us without “Just Cause” or by Mr. Calkins for “Good Reason” (each as defined below), Mr. Calkins will be eligible to receive (i) payment of accrued but unpaid salary and vacation entitlement, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) reimbursement of the difference between the amount Mr. Calkins pays for continued health coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended, and the amount our other executives pay for similar coverage under our group health plans during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Calkins Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a material reduction in Mr. Calkins’ salary or authority, duties, and responsibilities, (ii) a material breach by the Company of any of its obligations under the Calkins Employment Agreement, or (iii) the relocation of Mr. Calkins’ principal place of employment by more than 50 miles from his principal place of employment as of the effective date;

•

“Just Cause” means (i) any gross negligence, willful misconduct, or breach of fiduciary duty, (ii) material neglect of duties, (iii) fraud, misappropriation, embezzlement, or malfeasance, (iv) willful or grossly negligent misfeasance or nonfeasance in office, (v) material breach of Company policy or any policy or law relating to non-discrimination, non-retaliation, or anti-harassment, (vi) breach of any non-competition, non-solicitation, confidentiality, or Company property covenants in the Calkins Employment Agreement, or (vii) conviction of or plea of no contest with respect to any crime involving fraud or moral turpitude; and

•

“Severance Period” means 12 months, plus one month for each complete year of Mr. Calkins’ employment with us following the effective date of the Calkins Employment Agreement, up to a maximum of 18 months.

On June 3, 2022, Mr. Calkins’ employment with the Company and his appointment as Chief Operating Officer and as Interim Co-CEO of the Company ceased pursuant to the without “Just Cause” termination provisions of the Calkins Employment Agreement. As a result, Mr. Calkins was entitled to the rights and payments set forth in the Calkins Employment Agreement for a termination without “Just Cause”, subject to the conditions stated therein.

Warawa Employment Agreement

For Ms. Warawa, upon termination of employment by us without “Just Cause” or by Ms. Warawa for “Good Reason” (each as defined below), Ms. Warawa will be eligible to receive (i) payment of accrued but unpaid salary and vacation entitlement, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) reimbursement of the difference between the amount Ms. Warawa pays for continued health coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended, and the amount our other executives pay for similar coverage under our group health plans during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Warawa Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a material reduction in Ms. Warawa’s salary or authority, duties, and responsibilities, (ii) a material breach by the Company of any of its obligations under the Warawa Employment Agreement, or (iii) the relocation of Ms. Warawa’s principal place of employment by more than 50 miles from her principal place of employment as of the effective date;

•

“Just Cause” means (i) any gross negligence, willful misconduct, or breach of fiduciary duty, (ii) material neglect of duties, (iii) fraud, misappropriation, embezzlement, or malfeasance, (iv) willful or grossly negligent misfeasance or nonfeasance in office, (v) material breach of Company policy or any policy or law relating to non-discrimination, non-retaliation, or anti-harassment, (vi) breach of any non-competition, non-solicitation, confidentiality, or Company property covenants in the Warawa Employment Agreement, or (vii) conviction of or plea of no contest with respect to any crime involving fraud or moral turpitude; and

•

“Severance Period” means 12 months, plus one month for each complete year of Ms. Warawa’s employment with us following the effective date of the Warawa Employment Agreement, up to a maximum of 18 months.

On June 3, 2022, Jennifer Warawa’s employment with the Company and her appointment as Senior Vice President & Chief Commercial Officer of the Company ceased pursuant to the without “Just Cause” termination provisions of the Warawa Employment Agreement. As a result, Ms. Warawa will be entitled to the rights and payments set forth in the Warawa Employment Agreement for a termination without “Just Cause”, subject to the conditions stated therein.

Kraus Employment Agreement

For Mr. Kraus, upon termination of employment by us without “Just Cause” or resignation by Mr. Kraus for “Good Reason” (each as defined below), Mr. Kraus will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) payment of monthly costs under the Consolidated Omnibus Reconciliation Act of 1985 during the “Severance Period” (as defined below), and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Kraus Employment Agreement, the following terms generally have the following definitions:

•

“Just Cause” means (i) fraud, misappropriation, embezzlement or malfeasance, (ii) misfeasance or nonfeasance, (iii) breach of Company policies, (iv) breach of obligations under the Urban Employment Agreement, or (v) conviction of or plea of no contest with respect to any felony or indictable offense or other crime involving fraud or moral turpitude;

•

“Good Reason” means (i) a material diminution in Mr. Kraus’ salary or authority, (ii) a material breach by the Company of its obligations under the Kraus Employment Agreement, or (iii) the relocation of Mr. Kraus principal place of employment by more than 50 miles; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Kraus’ employment with us, up to a maximum of 18 months.

On July 27, 2022, Mr. Kraus’s employment with the Company and his appointment as Senior Vice President, General Counsel and Corporate Secretary of the Company ceased pursuant to the without “Just Cause” termination provisions of the Kraus Employment Agreement. As a result, Mr. Kraus was entitled to the rights and payments set forth in the Krause Employment Agreement for a termination without “Just Cause”, subject to the conditions stated therein.

Incentive Plans

LTI Plan

The treatment of LTI Plan awards upon the death, disability, retirement or termination of employment of a participant are set out in the applicable award agreement. Under the award agreements for time-based RSUs, except in the event of a “Change of Control”, if the participant’s service, consulting relationship, or employment with the Company is terminated for any reason other than death, “Disability”, “Retirement”, by the Company without “Cause” or by the participant for “Good Reason” (each as defined below) prior to the last vesting date, the unvested RSUs will be forfeited and the participant will cease to have any right or entitlement to receive any payment (whether in cash or Common Shares or other property) under those forfeited units.

If the participant’s service, consulting relationship, or employment with the Company is terminated by reason of death or Disability, by the Company without Cause, or by the participant for Good Reason prior to the last vesting date, a pro-rata portion of the participant’s unvested RSUs shall vest immediately prior to the participant’s termination date based on the number of complete months from the date of grant to the termination date, divided by the total number of months in the period beginning on the date of grant and ending on the applicable vesting date.

If the participant’s service, consulting relationship, or employment with the Company is terminated by reason of Retirement prior to the last vesting date, the participant’s unvested RSUs shall remain outstanding and subject to the terms of the LTI Plan and the award agreement until the end of the applicable vesting date. The continued vesting of the participant’s RSUs is subject to the participant’s compliance with any post-employment restrictive covenants set out in the award agreement, including any non-competition restriction.

As used in the award agreement, the following terms generally have the following definitions:

•	“Cause” has the meaning used in the employment agreement between the NEO and the Company.

•

“Good Reason” has the meaning used in the employment agreement between the NEO and the Company, if it is defined therein and, if not, it means: (a) without the express written consent of the participant, any material negative change or diminution of the participant’s authority, duties, reporting relationship, or responsibilities; (b) any material reduction in the participant’s base salary or hourly wage, as applicable, provided, however, that any reduction in base salary or hourly wage that applies to all similarly situated participants will not constitute “Good Reason” under the LTI Plan; (c) a change in the geographic location at which the participant must perform his or her services that is 50 miles or more from the principal location to which he or she was previously based as provided in his or her employment agreement, if any; or (d) any material breach by the Company of the participant’s employment agreement, if any, in each case, so long as the participant has provided the Company with written notice of the acts or omissions constituting grounds for Good Reason within 30 days of the condition first occurring and the Company shall have failed to rectify, as determined by the Company acting reasonably, any such acts or omissions within 30 days of the Company’s receipt of such notice.

•

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months and which causes an individual to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Compensation Committee, acting reasonably, determines constitutes a disability.

•

“Retirement” means a resignation from employment or engagement with the Company by the participant in circumstances the Compensation Committee, acting reasonably, deems to constitute retirement from employment or engagement, and not resignation to obtain alternate employment.

The terms of the award agreements for performance based RSUs are generally the same as the above, provided that the pro rata vesting of the target number of performance based RSUs granted is based on the number of complete months from the first day of the performance period to the termination date, divided by the total number of months in the performance period and the award continues to be subject to the applicable performance criteria.

Under the terms of the LTI Plan, unless otherwise provided in the applicable award agreement, if, upon a Change of Control (as defined below), the successor entity does not assume outstanding awards or substitute similar awards on the same terms as the original awards, the vesting of all then outstanding awards will be accelerated in full with effect immediately prior to the Change of Control (vesting for performance-based Awards will be calculated based on target performance through the date of the transaction).

Under the terms of the LTI Plan, unless otherwise provided in the applicable award agreement, if, within 12 months following a Change of Control, a participant’s service, consulting relationship, or employment with the Company is terminated without Cause or the participant resigns from his or her employment with the Company for Good Reason (as those terms are defined in the LTI Plan), the vesting and exercisability of all awards then held by such participant will be accelerated in full and the expiration date of the options and the share appreciate rights shall be the 60th day following the termination date.

A “Change of Control” means the occurrence of any of the following: (a) the acquisition by any person or any persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Company which together with all other voting securities of the Company held by such persons, constitute, in the aggregate, 50% or more of the votes attached to all outstanding voting securities of the Company; (b) a merger, amalgamation, arrangement, or other form of business combination of the Company with another person which results in the holders of voting securities of that other person holding, in the aggregate, 50% or more of the votes attached to all outstanding voting securities of the Company; (c) the acquisition by any person or any persons acting jointly or in concert, whether directly or indirectly, of all or substantially all of the assets of the Company to another person during any 12 month period, other than in the ordinary course of business of the Company or to any person that controls or is controlled by the Company or that is controlled by the same person as the Company; or (d) a majority of the members of the Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

Stock Option Plan

The Option Plan provides that if a participant ceases to be employed by us, other than by reason of death, “Disability” or “Retirement” (each as defined below), his or her stock options shall expire on the 60th day following such participant’s termination date, unless such participant was terminated for “Cause,” resigned without “Good Reason” or was ordered to resign by any “Regulatory Authority” having jurisdiction to do so (each as defined below).

In the event of a participant’s death, Disability or Retirement, his or her stock options will expire on the date that is six months following such participant’s termination date.

If the participant’s employment is terminated by us without Cause or by the participant for Good Reason, in each case, within 12 months of a “Change of Control” (as defined below), then all unvested stock options held by such participant shall immediately vest and the expiration date of such stock options shall be the 60th day following the participant’s termination date.

As used in the Option Plan, the following terms generally have the following definitions:

•

“Cause” means (i) fraud, misappropriation of our property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office, which is willfully or grossly negligent on the part of the participant, (ii) the willful allowance by the participant of allowing his or her personal interests to come into conflict in any material way with our interests, (iii) the breach by the participant of any non-competition, non-solicitation or confidentiality covenants in the participant’s employment agreement, or (iv) any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law;

•

“Change of Control” means (i) the acquisition by any single person or company, directly or indirectly, of at least 50% of our voting power, (ii) a merger, amalgamation or arrangement of the Company with another company which results in the holders of the voting securities in that other company holding 50% or more of our voting power, (iii) the sale, lease or exchange of all or substantially all of our assets, other than in the ordinary course of business or to any single person or company that controls or is controlled by the same person or company as us, and (iv) the replacement of a majority of the members of the Board during any 12-month period by directors whose appointment is not endorsed by a majority of the current Board members;

•

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months and which causes the participant to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Compensation Committee, acting reasonably, determines constitutes a disability;

•

“Good Reason” means, without the participant’s written consent, (i) a material change or diminution of the participant’s title, authority, status, duties, reporting relationship, or responsibilities, (ii) a material reduction in the participant’s salary, benefits, pension, variable and incentive compensation (including discretionary bonuses), perquisites and allowances, (iii) the requirement that the participant be based anywhere other than at the principal location to which he or she is based in his or her employment agreement, (iv) our breach of any material provision of the participant’s employment agreement, or (v) any other reason that would be concluded by a court of competent jurisdiction to amount to a constructive dismissal at common law;

•

“Regulatory Authority” means any securities commission, stock exchange or similar securities regulatory body having jurisdiction over us, the Option Plan or the stock options granted from time to time under the Option Plan; and

•

“Retirement” means the participant’s resignation from employment with us in circumstances the Board or Compensation Committee, acting reasonably, determines to constitute retirement from employment, and not resignation to obtain alternate employment.

DIRECTOR COMPENSATION

Non-executive directors are compensated by an annual retainer, payable in equity. The equity component is currently in the form of deferred share units (“DSUs”) under our Deferred Share Unit Plan for Non-Employee Directors (the “DSU Plan”).

The retainers payable to members of the Board and each committee of the Board are as follows:

Compensation
Board / Committee	Member	Chair
Board	Annual retainer of $100,000	Annual retainer of $150,000
Audit Committee	Additional annual retainer of $7,500	Additional annual retainer of $15,000
Corporate Governance and Compensation Committee	Additional annual retainer of $5,000	Additional annual retainer of $10,000
Enterprise Risk Management Committee	Additional annual retainer of $5,000	Additional annual retainer of $10,000
Special Committee	Per meeting attendance fee of $1,000	Per meeting attendance fee of $1,000

We also reimburse the directors for out-of-pocket expenses for attending meetings.

Directors do not receive fees for attending meetings of the Board or standing committees; however, directors may be compensated for additional committee work as approved by the Board from time to time, including as members of the Special Committee as outlined above. Messrs. O’Meara, Lillibridge and Urban did not receive any additional compensation for their service as a director.

We have entered into indemnification agreements with each of our directors.

DSU Plan

As discussed in other sections of this document, we intend to modify our LTI Plan to include the grant of DSUs in the future. However, this section describes the director compensation arrangements that were in place during the 2022 year, which included grants of DSUs from the DSU Plan.

DSUs are notional units which have the same value as the Common Shares. Under the DSU Plan, non-employee directors will be credited 100% of their annual retainer in DSUs quarterly. The number of DSUs granted quarterly is determined using the five-day weighted average trading price of the Common Shares immediately prior to each grant date, on the exchange (TSX or Nasdaq) with the higher trading volume for the 20 days immediately prior to such grant date.

The DSU Plan provides that upon a non-employee director’s resignation, death, or retirement from the Board, such non-employee director shall receive a cash payment equal to the five-day weighted average trading price of the Common Shares underlying the DSUs held by such non-employee director, determined as of the date of such non-employee director’s resignation, death, or retirement from the Board, on the exchange (TSX or Nasdaq) with the higher trading volume for the 20 days immediately prior to such determination date.

Director Share Ownership Guidelines

Pursuant to the terms of our Director Share Ownership Guidelines, approved on November 3, 2015 and amended on October 3, 2019, within five years of the later of appointment or adoption of the guidelines, each of our non-employee directors is required to hold a number of Common Shares equivalent in value to three times his or her annual base retainer. Common Shares that may be counted towards a director’s ownership include (i) Common Shares purchased on the open market or received through share-based grants from the Company, (ii) Common Shares indirectly owned by the director, including shares held by a spouse or other immediate family member, (iii) Common Shares held in trust for the benefit of the director, his or her spouse or children or direct descendants, (iv) Common Shares underlying stock options, whether or not vested, and (v) DSUs awarded under the DSU Plan, with each unit counting as one Common Share. All directors are in compliance with the Director Share Ownership Guidelines.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors for 2022.

Director	Stock Awards ($)(5)	All Other Compensation ($)	Total Compensation ($)(6)

Douglas Edwards (1)	93,822	-	93,822
Aron English (1)	74,137	-	74,137
Cory Mitchell (1)	70,767	-	70,767
Shaun Noll (2)	56,795	-	56,795
Scott Robinson (1)	96,192	-	96,192
Scott Ryan (1)	95,822	-	95,822
Ken Sanders (1)	101,096	-	101,096
Mary Garden (3)	33,205	-	33,205
Michael Ford (4)	36,525	-	36,525
Denise Karkkainen (4)	65,625	-	65,625
Shauna King (4)	43,750	-	43,750
Jim Lynch (4)	31,889	-	31,889
Diana Rhoten (4)	52,750	-	52,750
Steve Parry (4)	45,250	-	45,250

(1)	Messrs. Edwards, English, Mitchell, Robinson, Ryan and Sanders were appointed directors effective April 26, 2022.
(2)	Mr. Noll was appointed a director effective June 22, 2022.
(3)	Ms. Garden was appointed a director effective April 26, 2022 and departed the Board effective August 5, 2022.
(4)	Messrs. Ford, Lynch and Parry, and Mmes. Karkkainen, King and Rhoten departed the Board effective April 26, 2022.
(5)

Amounts in this column for all non-employee directors represent the aggregate grant date fair value of the DSUs granted to non-employee directors in 2022, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the DSUs was calculated using the five-day volume-weighted average trading price of the Common Shares as reported on the TSX or Nasdaq on the grant date (whichever exchange had the higher average trading volume for the 20 days immediately prior), applied to the total number of DSUs granted. The aggregate additional information regarding the assumptions underlying these calculations is available in Note 14 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2022. There are no outstanding unvested DSUs as such awards are fully vested upon grant, but as of December 31, 2022, the following number of DSUs were held by each of our directors: Mr. Edwards, 164,340; Mr. English, 126,445; Mr. Mitchell, 120,697; Mr. Noll, 109,785; Mr. Robinson, 168,178; Mr. Ryan, 168,161; and Mr. Sanders, 172,425.

(6)

Amounts in this column include annual retainers as well as additional compensation for Special Committee work undertaken by directors and approved by the Board. In 2022, the Board established the Special Committee to review and consider financing and other strategic alternatives.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Other than the director and executive compensation arrangements discussed above in “Executive Compensation” and “Director Compensation,” and as set out below, there have not been any transactions since January 1, 2022, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting shares, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

On November 30, 2022, the Company closed a private placement of 8,667,449 Common Shares at a subscription price of $0.32 (the “Subscription Price”) for aggregate gross consideration of $2.8 million (the “Private Placement”) with its two largest shareholders, 22 NW Fund, LP (“22NW”) and 726 BC LLC and 726 BF LLC (together “726”) and all of the Company’s directors and officers, including 638,996 Common Shares issued at a deemed per share price equal to the Subscription Price, as reimbursement for the costs incurred by 726 in connection with the Company’s contested director elections in 2022.

On March 15, 2023, the Company entered into the Debt Settlement Agreement with 22NW. Pursuant to the Debt Settlement Agreement, the Company agreed to reimburse 22NW for the Debt related to the 2022 Meeting, being $1,559,898, in exchange for a release of (i) the Company from any claims for reimbursement of expenses incurred by 22NW in relation to the 2022 Meeting; and (ii) the Company’s present and future directors, officers and employees of and from all actions, causes of action, suits, debts, dues, controversies, accounts, bonds, bills, covenants, contracts, agreements, judgments, claims, costs, obligations, charges, security interests and demands whatsoever, in law or in equity, which may be related to any claims 22NW now has, ever had or hereafter can, shall or may have against the Company for or by reason of or in any way arising, directly or indirectly, out of the 2022 Meeting.

Pursuant to the Debt Settlement Agreement, the Company agreed to repay the Debt by either, or a combination of, (a) a cash payment or (b) the issuance of equity securities of the Company to 22NW.

In connection with the entry into the Debt Settlement Agreement, on March 15, 2023, the Company entered into the Share Issuance Agreement, pursuant to which the Company agreed to repay the Debt with the issuance of 3,899,745 Common Shares to 22NW at a deemed price of $0.40 per Common Share, subject to shareholder approval at the Meeting.

As of March 24, 2023, 22NW is the Company’s largest shareholder and beneficially owns 19,234,034 Common Shares, representing approximately 19.5% of the Company’s issued and outstanding Common Shares. If approved, the issuance of 3,899,745 Common Shares to 22NW would result in 22NW beneficially owning and controlling 23,133,779 Common Shares, representing approximately 23.5% of the Company’s issued and outstanding Common Shares. Aron English, who is the principal of 22NW Fund, LP, is also a director of the Company. Aron English is also a director of the Company. The terms of the Common Shares issued in the Share Issuance, if approved, will be identical to the Common Shares held by all other shareholders of the Company, including with respect to voting rights, dividend rights, liquidation rights and preemption rights. The Common Shares to be issued pursuant to the Share Issuance Agreement will be offered and sold in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 and under National Instrument 45-106 – Prospectus Exemptions.

Related Party Transactions Policy

The Company has adopted a written Related Party Transactions Policy, which provides that our Corporate Governance and Compensation Committee is responsible for reviewing “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a “related person” is defined to include a director, executive officer, nominee for director and greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, the Corporate Governance and Compensation Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to the terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

All of the transactions described above in “—Transactions with Related Parties” were approved in accordance with the foregoing policies and procedures.

Interest of Informed Persons in Material Transactions

Management is not aware of any material interest, direct or indirect, of any informed person of the Company, any proposed director or any associate or affiliate of any informed person or proposed director in any transaction since the commencement of the Company’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Company or any of its affiliates or subsidiaries.

Indebtedness of Directors and Executive Officers

As of the date of this Proxy Statement, no current or proposed director, executive officer, other corporate officer or employee of the Company, or any former director, executive officer, other corporate officer or employee of the Company, or any associate of any of the foregoing, is, or has been at any time during 2022, indebted to the Company or its subsidiaries, either in connection with the purchase of securities of the Company or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information, as of April 10, 2023, about the beneficial ownership of our Common Shares for:

•	each shareholder known by us to own beneficially 5% or more of our Common Shares;

•	each of our directors;

•	each of the named executive officers included in our Summary Compensation Table; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 98,750,453 outstanding Common Shares as of April 10, 2023. Our Common Shares subject to stock options or other derivative instruments that are currently exercisable or exercisable within 60 days of April 10, 2023 are deemed to be outstanding and to be beneficially owned by the entity or person holding such stock options or other derivative instrument for the purpose of computing the percentage ownership of such entity or person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person.

Unless otherwise indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the following table will have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them, except to the extent authority is shared by spouses under community property laws. The business address for each of our directors and executive officers is c/o DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares
5% shareholders
22NW Fund, LP and Aron English (1)	19,234,034	19.5%
726 BC LLC, 726 BF LLC and Shaun Noll (2)	18,070,265	18.3%
MAK Capital One L.L.C. (3)	7,911,886	8.0%
NGEN LP (4)	7,283,697	7.4%
American Century Investment Management, Inc. (5)	5,155,144	5.2%
Directors and NEOs
Douglas Edwards (6)	156,250	*
Scott Robinson (7)	262,800	*
Scott Ryan (8)	234,375	*
Ken Sanders (9)	223,250	*
Benjamin Urban (10)	612,500	-
Mark Greffen (11)	296,035	*
Richard Hunter (12)	625,000	*
All directors and executive officers as a group (11 persons)	39,962,936	40.5%

*	Less than 1%.

(1)	The address of 22NW Fund, LP is 1455 NW Leary Way, Suite 400, Seattle, WA 98107.
(2)	The address of Mr. Noll is 2494 Sand Hill Rd., Menlo Park, CA, 94025.
(3)

As reported on a Schedule 13G/A filed with the SEC on February 13, 2023. Mak Capital One L.L.C. (“MAK”) holds shared voting and investment control over (i) 6,051,671 Common Shares, and (ii) 1,860,215 Common Shares issuable upon conversion of a 6% convertible subordinated debenture of the Company. The address of MAK is 590 Madison Avenue, Suite 2401, New York, NY 10022

(4)	Based on information provided by the shareholder as of March 6, 2023. The address of NGEN LP is 733 Third Avenue, New York, NY 10017.
(5)

As reported on a Schedule 13G/A filed with the SEC on February 8, 2023, consists of 5,047,623 Common Shares over which American Century Investment Management, Inc. (“ACIM”) holds sole voting and investment control and 107,521 Common Shares over which ACIM holds sole investment control. The address of ACIM is 4500 Main Street, 9th Floor, Kansas City, MO 64111.

(6)	Consists of 156,250 Common Shares held of record by Mr. Edwards.
(7)	Consists of 250,000 Common Shares held of record by Mr. Robinson.
(8)	Consists of 234,375 Common Shares held of record by Mr. Ryan.
(9)	Consists of 156,250 Common Shares held of record by Mr. Sanders.
(10)	Consists of 312,500 Common Shares held of record by Mr. Urban.
(11)	Consists of (i) 174,468 Common Shares held of record by Mr. Greffen and (ii) 121,567 Common Shares subject to stock options exercisable within 60 days of April 10, 2023.
(12)	Consists of 625,000 Common Shares held of record by Mr. Hunter.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the U.S. Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also received the written disclosures and the letter from PwC that are required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence. On the basis of the foregoing, the Audit Committee concluded that PwC is independent from the Company, its affiliates and management.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for such fiscal year, which was filed with the SEC.

This report has been furnished by the members of the Audit Committee.

Submitted by the Audit Committee of the Board

Scott Robinson (Chair)

Douglas Edwards

Scott Ryan

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership and changes in that ownership with the SEC. Based on our review of the filed reports, because of an administrative oversight of the Company, we believe that one Form 4 was filed late by Ken Sanders relating to a purchase of Common Shares on or about December 7, 2022.

OTHER MATTERS

Management is not aware of any other business to come before the Meeting, or any adjournment or postponement thereof, other than as set forth herein. If any other business properly comes before the Meeting, or any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Exchange Act, it is the intention of the persons named in the proxy card to vote the Common Shares represented thereby in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws, as described under “Shareholder Proposals.”

Householding

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for the Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of the Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders may be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify the Company or Broadridge Financial Solutions at the address or telephone number listed below, and the Company will then promptly deliver such additional materials to you. Shareholders who have multiple accounts in their names or who share an address with other shareholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and management information circular and proxy statements by contacting the same addresses or telephone numbers below:

DIRTT Environmental Solutions Ltd. 7303 30th Street S.E. Calgary, Alberta Canada T2C 1N6 Tel: (403) 723-5000 Attention: Investor Relations	Broadridge Financial Solutions 51 Mercedes Way Edgewood, NY 11717 Tel: 1-800-542-1061 Attention: Householding Department	Broadridge Financial Solutions 4 King Street West, Suite 500 Toronto, Ontario Canada M5H IB6 Tel: (416) 350-0999 Attention: Householding Department

SHAREHOLDER PROPOSALS

Shareholder Proposals

The Company is subject both to the rules of the SEC under the Exchange Act and the provisions of the Business Corporations Act (Alberta) (the “ABCA”) with respect to shareholder proposals. As set out under the ABCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular and proxy statement, because compliance with applicable law is a prerequisite for inclusion.

A shareholder proposal submitted pursuant to the rules of the SEC under Rule 14a-8 of the Exchange Act for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2024 annual meeting of shareholders of the Company (other than in respect of the nomination of directors) must be received by the Company no later than December 15, 2023 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

Any shareholder who intends to solicit proxies in support of any director nominee other than the Company’s nominees must also comply with the notice and content requirements of Rule 14a-19 under the Exchange Act (known as the universal proxy rule) in addition to the deadlines in the advance notice provisions of our current by-laws, described in further detail below. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our current by-laws for the 2024 annual meeting of shareholders, then such shareholder must also provide proper written notice postmarked or transmitted electronically to the Company at its principal executive office that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary of the 2023 annual meeting (that is, March 31, 2024); provided, however, that if the date of the 2024 annual meeting is more than 30 days before or after the anniversary of the 2023 annual meeting of shareholders, to be properly brought, the notice by the shareholder must be received by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

Under the advance notice provisions of our current by-laws, a shareholder who intends to nominate a director for election at the 2024 annual meeting of shareholders must give notice of such nomination (a “Nomination Notice”) in proper form to the Chair of the Board not less than 30 days before the 2024 annual meeting, unless such meeting is called for a date that is less than 50 days following the date on which the first public filing or announcement of the date of such meeting was made, in which case a Nomination Notice must be given not later than the close of business on the 10th day following the date of such public filing or announcement; except that, if “notice-and-access” pursuant to and in accordance with applicable securities laws is used for delivery of proxy related materials in respect of the 2024 annual meeting and the date on which the first public filing or announcement of the date of such meeting was made in respect of the such meeting is not less than 50 days prior to the date of the meeting, the Nomination Notice must be received not less than 40 days before the date of the applicable meeting.

The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which proposals may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for the annual meeting of shareholders of the Company, any such shareholder proposal under the ABCA must be received by the Company at least 90 days before the anniversary date of the last annual meeting of shareholders, or March 1, 2024, for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2024 annual meeting of shareholders of the Company.

Written requests for inclusion of a shareholder proposal pursuant to the rules of the SEC under the Exchange Act or pursuant to the ABCA should be addressed to our Corporate Secretary at our principal executive offices as follows:

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta

Canada T2C 1N6

Attention: Corporate Secretary

Other Proposals or Nomination under the Advance Notice Provision

Our current by-laws include advance notice provisions. These provisions are generally intended to provide shareholders, directors and management of the Company with a clear framework for nominating directors. These provisions set deadlines for a shareholder to notify the Company of his, her or its intention to nominate one or more directors at a shareholders’ meeting, and explains the information that must be included with the notice for it to be valid.

In the case of the 2024 annual meeting of shareholders, a nominating shareholder must give notice of a nomination in the proper form to the Company not less than 30 days prior to the date of the 2024 annual meeting of shareholders; provided, however, that if the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of meeting was made, notice shall be given not later than the close of business on the tenth day following such public announcement. Our current by-laws are available on our website at www.dirtt.com, on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

ANNUAL REPORT, PROXY STATEMENT AND OTHER INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including DIRTT, that file electronically with the SEC. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the Canadian Securities Administrators may be found at www.sedar.com.

Our 2022 annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022, is being made available to shareholders concurrently with this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2022 contains financial information, including financial statements and management’s discussion and analysis for our most recently completed fiscal year. Our Annual Report on Form 10-K for the year ended December 31, 2022, and other information may be obtained without charge upon written request addressed to 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or by telephone at (403) 723-5000, in each case Attention: Investor Relations.

You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone to provide you with different information. This Proxy Statement is dated April 14, 2023. You should assume that the information contained in this Proxy Statement is accurate as of that date only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following information contained in or attached to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023: (i) Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (ii) Item 7A entitled “Quantitative and Qualitative Disclosures About Market Risk,” (iii) Item 8 entitled “Financial Statements and Supplementary Data” and (iv) Item 9 entitled “Changes in and Disagreements With Accountants on Accounting and Financial Disclosure."

Appendix A

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

1.	Purpose

The purpose of the DIRTT Environmental Solutions Ltd. Amended and Restated Long Term Incentive Plan (the “Plan”) is to encourage selected employees, officers, consultants, and directors of DIRTT Environmental Solutions Ltd. (together with any corporate successor, the “Corporation”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Corporation. The Plan is intended to generate an increased incentive to contribute to the Corporation’s future success and prosperity, thereby enhancing the value of the Corporation for the benefit of its shareholders, and to enhance the ability of the Corporation and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends. The Plan seeks to achieve these purposes by providing for Awards in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Units, Share Awards, Other Share-Based Awards, Cash Awards, and Dividend-Equivalent Rights (each as defined below). The Plan was originally adopted effective May 22, 2020 and was amended and restated effective as of [date].

2.	Definitions

As used in the Plan, the following terms, when capitalized, will have the meanings set out below:

“Adjustment Event” has the meaning set out in Section 8(d) of the Plan.

“Affiliate” means any corporation that, directly or through one (1) or more intermediaries, is controlled by the Corporation, including any corporation in which the Corporation owns a significant equity interest, as determined by the Committee, provided that, for the purposes of Awards granted to Canadian Participants, an “Affiliate” shall include only those corporations which do not deal at arm’s length with the Corporation, within the meaning of the Tax Act.

“Annual Retainer” means the annual retainer payable to an Eligible Director including any additional retainer paid to the chair of the Board, or a chair or member of a committee, and, if so determined by the Board in advance of any particular calendar year pursuant to Section 7(d)(i)(A)(i) of the Plan, shall also include any committee fees and per diem meeting fees, but not including, for greater certainty, any travel or expense reimbursements or allowances or any grants or awards pursuant to this Plan or any other equity incentive plan of the Corporation;

“applicable laws” means any provision of law, domestic or foreign, including, without limitation, applicable tax and securities legislation and Exchange rules, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder.

“Applicable Withholding Taxes” has the meaning set out in Section 9(j)(ii) of the Plan.

“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Deferred Share Unit, Share Award, Other Share-Based Award, Cash Award, or Dividend-Equivalent Right granted under or pursuant to the Plan.

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“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan, which shall be between the Corporation, the Employer and the Participant.

“Beneficiary” means any Person designated by a Participant by written instrument filed with the Employer to receive any amount, securities, or property payable under the Plan in the event of a Participant’s death; provided that the beneficiary of a Canadian Participant in respect of Deferred Share Units shall be a “dependent” or “relation” (each as interpreted for the purposes of paragraph 6801(d) of the regulations under the Tax Act) of the Canadian Participant or the legal representative of the Canadian Participant; and further provided that, failing any such effective designation, the Beneficiary of a Participant shall be the Participant’s estate.

“Blackout Period” means the period of time during which the relevant Participant is prohibited from exercising or trading securities of the Corporation due to restrictions on the trading of the Corporation’s securities imposed by the Corporation in accordance with its trading policies affecting trades by persons designated by the Corporation.

“Board” means the board of directors of the Corporation.

“Canadian Participant” means any Participant who is an Employee and who is a resident of Canada or is granted an Award in respect of services rendered in Canada.

“Canadian Resident” means an individual who is a “Canadian resident” within the meaning of the Tax Act.

“Cash Award” means an Award denominated in cash granted pursuant to Section 7(h) of the Plan.

“Cash Retainer Amount” has the meaning set out in Section 7(d)(i)(B) of the Plan.

“Cause” as used in connection with the termination of a Participant’s employment with the Corporation or an Affiliate, unless otherwise defined in an Award Agreement or a written employment agreement between the Corporation or an Affiliate and a Participant (which definition shall govern), means: (a) fraud, misappropriation of the property or funds of the Corporation, embezzlement, malfeasance, misfeasance, or nonfeasance in office, engagement, or employment which is willfully or grossly negligent on the part of the Participant; (b) the willful allowance by the Participant of the Participant’s duty to the Corporation and his or her personal interests to come into conflict in a material way in relation to any transaction or matter that is of a substantial nature; (c) the breach by the Participant of any non-competition, non-solicitation, or confidentiality covenant contained in his or her employment or service agreement; (d) any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law; or (e) failure to perform assigned duties.

“Change of Control” means the occurrence of any of the following: (a) the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which together with all other voting securities of the Corporation held by such Persons, constitute, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation; (b) a merger, amalgamation, arrangement, or other form of business combination of the Corporation with another Person which results in the holders

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of voting securities of that other Person holding, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation; (c) the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of all or substantially all of the assets of the Corporation to another Person during any twelve (12) month period, other than in the ordinary course of business of the Corporation or to any Person that controls or is controlled by the Corporation or that is controlled by the same Person as the Corporation; or (d) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

“Code” has the meaning set out in Section 3(c) of the Plan.

“Committee” means the Compensation Committee of the Board, that, unless otherwise determined by the Board, shall consist solely of two or more Qualified Members, provided, however, to the extent deemed necessary or appropriate, a committee other than the Compensation Committee may be designated by the Board to administer the Plan and such other committee may be vested with any of the powers and responsibilities hereunder and shall be considered the Committee for any and all of such purposes hereunder.

“Corporation” has the meaning set out in Section 1 of the Plan.

“Deferred Retainer Amount” has the meaning sect out in Section 7(d)(i)(C) of the Plan.

“Deferred Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to an Eligible Director pursuant to Section 7(d) of the Plan, representing the future right of the Eligible Director to receive a cash payment equal to the Fair Market Value of a Share calculated at the date of such payment, or, at the Corporation’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Deferred Share Unit Account” has the meaning set out in Section 7(d)(iii)(A) of the Plan.

“Deferred Share Unit Amount” has the meaning set out in Section 7(d)(iv)(A) of the Plan.

“Deferred Share Unit Award Date” means each date on which Deferred Share Units are credited to an Eligible Director in accordance with Section 7(d)(i)(C) which shall, unless otherwise determined by the Board, be the last day of each calendar quarter, provided that, where an Eligible Director resigns on a day other than the last day of a calendar quarter, “Deferred Share Unit Award Date” shall mean the day immediately preceding the day that the resignation is effective.

“Deferred Share Unit Election Form” means a document substantially in the form of Schedule “B” to this Plan, or such other form as may be adopted by the Committee, pursuant to which an Eligible Director can make an election pursuant to Section 7(d)(i)(B) of the Plan.

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“Deferred Share Unit Redemption Date” means:

(a)

for an Eligible Director who is not a U.S. Eligible Director, the date elected by the Eligible Director in a Deferred Share Unit Redemption Election prior to the Eligible Director’s Termination Event, which Deferred Share Unit Redemption Date shall: (A) not be earlier than the date of the Eligible Director’s Termination Event, (B) not be later than December 15 of the year following the year in which the Eligible Director’s Termination Event occurs, and (C) not fall within a regular Blackout Period; provided that if the Deferred Share Unit Redemption Election is not timely filed or the elected Deferred Share Unit Redemption Date is not permissible pursuant to the above, the “Deferred Share Unit Redemption Date” shall mean December 15 of the year following the year in which the Eligible Director’s Termination Event occurs; and

(b)	for a U.S. Eligible Director, the Deferred Share Unit Redemption Date shall be the 30th day following the day on which the U.S. Eligible Director’s Separation from Service occurs.

“Deferred Share Unit Redemption Election” means a document in such form as may be adopted by the Committee, pursuant to which an Eligible Director who is not a U.S. Eligible Director can elect a Deferred Share Unit Redemption Date.

“Dividend-Equivalent Right” means a dividend-equivalent right granted in connection with a Restricted Share Unit, pursuant to Section 7(c)(ii)(B) of the Plan, or in connection with a Deferred Share Unit, pursuant to Section 7(d)(iii)(B) of the Plan.

“Dividend Payment Date” has the meaning set out in Section 7(c)(ii)(B) of the Plan.

“Dividend Record Date” has the meaning set out in Section 7(c)(ii)(B) of the Plan.

“Effective Date” shall mean [date].

“Elected Deferred Retainer Amount” has the meaning set out in Section 7(d)(i)(B) of the Plan.

“Eligible Director” means a member of the Board who is not, apart from their position as a director, an employee of the Corporation or any of its Affiliates.

“Employee” means an employee, within the meaning of the Tax Act, of the Corporation or an Affiliate, which, for greater certainty, includes directors.

“Employer” means: (a) with respect to a Participant that is an Employee (other than a director), the entity that employs the Participant or that employed the Participant immediately prior to the termination of his or her employment; (b) with respect to a Participant who is a director, the corporation on whose board the Participant serves or served at the time an Award was granted to the Participant; and (c) with respect to a Participant who is not an Employee, the corporation to whom the Participant provides or provided consulting services; which entity may be in any case, the Corporation or any of its Affiliates.

“Equitable Adjustments” has the meaning set out in Section 8(d) of the Plan.

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“Exchange” shall mean any stock exchange, quotation system or other market on which the Shares are listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

“Exercise Price” in respect of an Option has the meaning set out in Section 7(a)(i) of the Plan.

“Fair Market Value” means: (a) with respect to any property other than the Shares, Restricted Shares, Restricted Share Units, or Deferred Share Units, the fair market value of that property determined by those methods or procedures as may be established from time to time by the Committee, acting reasonably, or (b) with respect to the Shares, Restricted Shares, Restricted Share Units, and Deferred Share Units, the closing sale price of the Shares, as reported by the Principal Market on the day immediately preceding the specified date (or if no sales occur on such date, on the last preceding date on which such sales of Shares are so reported). If the Shares did not trade, then the Fair Market Value with respect to the Shares, Restricted Shares, Restricted Share Units, or Deferred Share Units will be determined by the Committee, acting reasonably, using any other appropriate method selected by the Committee and compliant with applicable laws, provided that, where the Fair Market Value of any Deferred Share Units is to be determined on the Deferred Share Unit Redemption Date of an Eligible Director, such Fair Market Value shall at all times be based on the fair market value of the Shares within the period that commences one year before the Eligible Director’s Termination Event and ends at the time the payment in respect of the Deferred Share Units is made.

“Good Reason” as used in connection with the termination of a Participant’s employment with the Corporation or an Affiliate, unless otherwise defined in an Award Agreement or a written employment agreement between the Corporation or an Affiliate and a Participant (which definition shall govern), means: (a) without the express written consent of the Employee, any material negative change or diminution of the Employee’s authority, duties, reporting relationship, or responsibilities; (b) any material reduction in the Employee’s base salary or hourly wage, as applicable, provided, however, that any reduction in base salary or hourly wage that applies to all similarly situated employees will not constitute “Good Reason” under this Plan; (c) a change in the geographic location at which the Employee must perform his or her services that is 50 miles or more from the principal location to which he or she was previously based as provided in his or her employment agreement, if any; or (d) any material breach by the Corporation or an Affiliate of the Employee’s employment agreement, if any, in each case, so long as the Employee has provided the Corporation or an Affiliate with written notice of the acts or omissions constituting grounds for Good Reason within thirty (30) days of the condition first occurring and the Corporation or an Affiliate shall have failed to rectify, as determined by the Corporation or an Affiliate acting reasonably, any such acts or omissions within thirty (30) days of the Corporation’s or an Affiliate’s receipt of such notice.

“insider” has the same meaning given to such term by the rules of the Toronto Stock Exchange in respect of security based compensation arrangements; “insider” also means any Person then subject to Section 16 of the Exchange Act in respect of the Corporation.

“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

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“Mandatory Deferred Retainer Amount” has the meaning set out in Section 7(d)(i)(A) of the Plan.

“Nonstatutory Option” means an Option that is not an ISO.

“Option” means an option to acquire a Share in the capital of the Corporation granted pursuant to Section 7(a) of the Plan, which may either be an ISO or a Nonstatutory Option.

“Option Plan” has the meaning set out in Section 4(a)(iii) of the Plan.

“Other Share-Based Award” means an Award granted pursuant to Section 7(g) of the Plan.

“Participant” means any individual granted an Award under the Plan or whose Award is stated to be governed by the Plan.

“Performance Criteria” means that performance criteria determined by the Committee as set forth in an Award Agreement, provided that such performance criteria shall relate to the performance of the Corporation and/or an Affiliate of the Corporation.

“Person” means any individual or entity, including a corporation, partnership, association, joint- share corporation, trust, unincorporated organization, natural person, or government or political subdivision of a government.

“Plan” has the meaning set out in Section 1 of the Plan.

“Principal Market” means the principal Exchange, upon which has occurred the greatest trading volume of the Shares for the six (6) months (or, to the extent the Shares have not been listed, admitted to trading, posted for trading, or quoted upon for at least six (6) months, the next longest period since the Shares were initially listed, admitted to trading, posted for trading, or quoted upon) prior to the date of reference; provided, however, that to the extent deemed necessary or appropriate, the Principal Market shall be as determined by the Committee in accordance with applicable law.

“Qualified Member” means a member of the Board who is (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) and (b) “independent” under the listing standards or rules of the Exchange(s), but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

“Restricted Share” means a Share granted under Section 7(e) of the Plan that is subject to certain restrictions and risk of forfeiture.

“Restricted Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant pursuant to Section 7(c) of the Plan, representing the future conditional right of the Participant to receive a cash payment equal to the Fair Market Value of a Share calculated at the date of such payment, or, at the Corporation’s and Employer’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Restricted Share Unit Account” has the meaning set out in Section 7(c)(ii)(A) of the Plan.

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“Restricted Share Unit Entitlement Date” has the meaning set out in Section 7(c)(iv) of the Plan.

“RSU Service Year” has the meaning set out in Section 7(c)(iii) of the Plan.

“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” means Section 409A of the Code, and all applicable regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

“Separation from Service” means, with respect to a U.S. Eligible Director, any event that qualifies as a separation from service under Treasury Regulation Section 1.409A-1(h).

“Share Appreciation Right” or “SAR” means a share appreciation right granted to a Participant pursuant to Section 7(b) of the Plan, which is a conditional right of the Participant to receive, upon exercise and settlement thereof, a cash payment equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, or, at the Corporation’s and Employer’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Shares” means any or all, as applicable, of the common shares of the Corporation and any other shares of the Corporation as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made pursuant to Section 8(e) of the Plan, and any other shares of the Corporation or any Affiliate or any successor that may be so designated by the Committee.

“Share Award” means an Award of unrestricted Shares granted pursuant to Section 7(f) of the Plan.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereto, as amended from time to time.

“Termination Date” means, in respect of a Participant, the date that the Participant ceases to be actively employed by, or ceases to provide services as a consultant to, the Corporation or an Affiliate for any reason, without regard to any statutory, contractual, or common law notice period that may be required by law following the termination of the Participant’s employment or consulting relationship with the Corporation or Affiliate. The Committee will have sole discretion to determine whether a Participant has ceased active employment or ceased to provide services as a consultant and the effective date on which the Participant ceased active employment or ceased to provide services as a consultant. A Participant will be deemed not to have ceased to be an employee of the Corporation or an Affiliate in the case of a transfer of his or her employment between the Corporation and an Affiliate or a transfer of employment between Affiliates.

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“Termination Event” means the time at which an Eligible Director ceases to hold all positions of employment status with the Corporation or any “affiliate” of the Corporation (where the term “affiliate” is interpreted as for the purposes of paragraph 6801(d) of the regulations under the Tax Act) as a result of the Eligible Director’s death or retirement from, or loss of, an office or employment.

“Treasury Regulations” means the regulations promulgated under the Code.

“U.S. Eligible Director” means any Eligible Director who is a U.S. Participant.

“U.S. Participant” has the meaning set out in Schedule “A” of the Plan.

“Vested Restricted Share Unit” means a Restricted Share Unit which has vested.

3.	Administration

(a)

The Plan will be administered by the Committee subject to the Committee reporting to the Board as required by the Committee’s mandate. Where no Committee is in existence, all references in the Plan to the Committee shall be construed as being references to the Board.

(b)

Subject to the provisions of the Plan and to the Committee reporting to the Board on all matters relating to the Plan and obtaining approval of the Board for those matters requiring such approval by the Committee’s mandate or applicable law, the Plan will be administered by the Committee which has the sole and absolute discretion to: (i) interpret and administer the Plan and Award Agreements; (ii) establish, amend, and rescind any rules and regulations relating to the Plan and Award Agreements; (iii) designate Participants and determine the time, amount, and terms of Awards to be granted to such Participants under the Plan, including the circumstances of vesting, settlement, exercise, cancellation, and forfeiture; (iv) modify, waive, or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Shares or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award; and (v) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan and Award Agreements. Any decision of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding on all parties concerned.

(c)

Awards granted to Participants who are subject to taxation under the United States Internal Revenue Code of 1986, as amended (the “Code”) will also be governed by the terms and conditions set forth in Schedule “A” hereto and, unless such Participant is also a Canadian Participant, such Awards will not be governed by the terms of the Plan specified for Canadian Participants.

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(d)

Subject to the terms of the Plan and applicable law, the Board or the Committee may delegate to one (1) or more officers or managers of the Corporation or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee will determine to grant, cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards.

(e)

Subject to the terms of the Plan, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it will deem desirable to carry the Plan into effect.

(f)

At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an insider where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to a Participant who is an insider.

(g)

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Corporation or any Affiliate, the Corporation’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Corporation and any officer or Employee of the Corporation or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Corporation with respect to any such action or determination.

(h)

References to specific dollar amounts throughout the Plan refer to Canadian dollars. The Committee shall have the discretion to implement processes and procedures for the conversion of Canadian dollars into the currency of other countries and vice versa as needed for the administration of the Plan and Awards granted thereunder with respect to Participants providing services in countries outside of Canada and/or receiving payments in currencies other than Canadian dollars.

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4.	Shares Available for Awards

(a)	Shares Available. Subject to adjustment as provided in Section 8(e) of the Plan:

(i)

Calculation of Number of Shares Available. The maximum number of Shares reserved and available for issuance pursuant to the settlement, exercise or redemption, as applicable, of Awards granted under the Plan will be (A) 12,350,000 Shares, plus (B) the number of Shares that become available for Awards under this Plan pursuant to Section 4(a)(iii) of the Plan, below. The total number of Shares that will be available for issuance upon the exercise of ISOs shall be 12,350,000.

(ii)	Shares Becoming Again Available.

(A)

Shares subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash, or otherwise terminated without the actual delivery of Shares (Awards of Restricted Shares shall not be considered “delivered Shares” for this purpose), will again be available for Awards. If an Award may be settled only in cash, such Award need not be counted against any Share limit under this Section 4.

(B)

Notwithstanding Section 4(a)(ii)(A), the number of Shares tendered or withheld in payment of any taxes relating to an Award, other than an Award of Options or SARs, will not, in each case, again be available for Awards.

(C)

The number of Shares tendered or withheld in payment of any exercise or purchase price of an Option or a SAR, or taxes relating to an Option or a SAR, will, in each case, again be available for Awards.

(iii)

Shares Becoming Again Available Under the Option Plan. Shares subject to a stock option granted under the Amended and Restated Incentive Stock Option Plan (the “Option Plan”) that, following May 22, 2020, expires or for any reason is canceled or terminated without having been exercised in full, will become available for Awards under the Plan. For the avoidance of doubt, Shares withheld in payment of any exercise or purchase price or taxes related to a stock option granted under the Option Plan will not become available for Awards under the Plan.

(iv)	Sources of Shares Deliverable under Awards. Where the Corporation and Employer elect to distribute Shares pursuant to the exercise, vesting, or

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settlement of an Award, such Shares may consist, in whole or in part, of authorized and unissued Shares, or, except in respect of Options granted to Canadian Participants, Shares purchased on the open market. For greater certainty, except where an Award is explicitly stated to be required to be settled in Shares or as specifically provided in the applicable Award Agreement, (A) no Participant shall have any right to demand, be paid in, or receive Shares in respect of any Award; and (B) notwithstanding any election by the Corporation or Employer to settle any Award, or portion thereof, in the form of Shares, the Corporation and Employer reserves the right to change its election in respect thereof at any time until payment is actually made.

(b)	Limitations on Awards.

(i)

Provided, that this Section 4(b)(i) is not intended, and does not, increase the number of Shares reserved for issuance under the Plan as set forth in Section 4(a) hereof, notwithstanding anything to the contrary in the Plan:

(A)

the maximum number of Shares underlying or relating to Awards which may be granted to any one (1) Participant under the Plan in any calendar year will not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof;

(B)

the maximum number of Shares issuable to insiders pursuant to outstanding Awards at any time under (I) the Plan and (II) all of the Corporation’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof;

(C)

the maximum number of Shares issued to insiders within any one (1) year period under (I) the Plan and (II) all of the Corporation’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof; and

(D)

the aggregate number of Shares issuable pursuant to outstanding Awards under the Plan to directors of the Corporation who are not officers or Employees of the Corporation shall be limited to one percent (1%) of the total issued and outstanding Shares provided that the value of all Options issuable to any one (1) director who is not an officer or Employee of the Corporation within any one (1) year period shall not exceed one hundred thousand dollars ($100,000) and that the value of all Awards issuable to any one (1) director who is not an officer or Employee of the Corporation within any one (1) year period shall not exceed one hundred fifty thousand dollars ($150,000), not including Awards issued or taken in lieu of cash fees or a one-time initial grant to a new director upon joining the Board.

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(ii)

Notwithstanding any provision of the Plan to the contrary, the Committee shall not grant Awards to Participants with a vesting schedule that provides for full or partial vesting less than one year after the date of grant; provided, however, that (A) the Committee may grant Awards to Participants with a vesting schedule that provides for full or partial vesting less than one year after the date of grant so long as such Awards do not constitute more than five percent (5%) of the number of Shares available for issuance under the Plan, (B) Awards may vest upon death, termination of employment, or a Change of Control, and (C) this Section 4(b)(ii) shall not apply to Awards described in Sections 4(c) or 7(d)(i) of the Plan.

(c)

Shares Available Following Certain Transactions. Subject to Exchange requirements, including Exchange approval, as applicable, Awards granted pursuant to Section 8(f) of the Plan in substitution or exchange for awards previously granted by a company acquired by the Corporation or any subsidiary or with which the Corporation or any subsidiary combines shall not reduce the Shares authorized for issuance under the Plan, nor shall Shares subject to such Awards be added to the Shares available for issuance under the Plan pursuant to Section 4(a)(ii) of the Plan (whether or not such Awards are later cancelled, forfeited, or otherwise terminated).

5.	Change of Control

(a)

Notwithstanding any other provision of this Plan, in the event of a Change of Control, any successor entity shall assume any Awards outstanding as of the closing of the transaction or shall substitute similar Awards for such outstanding Awards, on the same terms and conditions as the original Awards.

(b)

Unless otherwise provided in the applicable Award Agreement, if, within twelve (12) months following the Change of Control, a Participant’s service, consulting relationship, or employment with the Corporation, an Affiliate, or the successor entity is terminated without Cause or the Participant resigns from his or her employment with the Corporation, an Affiliate, or the successor entity for Good Reason, the vesting and exercisability of all Awards then held by such Participant will be accelerated in full and the expiration date of the Options and the SARs shall be the earlier of the date such Awards would otherwise expire and the sixtieth (60th) day following the Participant’s Termination Date.

(c)

Unless otherwise provided in the applicable Award Agreement, if, upon a Change of Control, the successor entity does not comply with Section 5(a) above, the vesting of all then outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change of Control and:`

(i)

the Participant shall be permitted to conditionally exercise any or all of the Participant’s outstanding Options effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction as a shareholder;

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(ii)

the Participant shall be permitted to conditionally exercise any or all of the Participant’s outstanding SARs effective immediately prior to the completion of any such transaction, and, if the Employer exercises its discretion pursuant to Section 7(b)(iii) to settle its cash payment obligation in respect of a SAR in the form of Shares, such Shares shall be issued to the Participant for the sole purpose of participating in such transaction as a shareholder;

(iii)

the Restricted Share Unit Entitlement Date and, as a result, the settlement date, for all outstanding Restricted Share Units shall be deemed to be the date immediately prior to the occurrence of the Change of Control, and, if the Employer exercises its discretion pursuant to Section 7(c)(iv) to settle its cash payment obligation in respect of a Restricted Share Unit in the form of Shares, such Shares shall be issued to the applicable Participant for the sole purpose of participating in such transaction as a shareholder; and

(iv)

for the avoidance of doubt, all outstanding Restricted Shares shall become fully transferable Shares effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction as a shareholder;

provided that, in respect of all Awards subject to Performance Criteria, for the purpose of the calculation of the Performance Criteria, as set forth in the particular Award Agreement, and determining the number of such Awards that shall vest in accordance with this Section 5(c), notwithstanding the terms of the Award Agreement, the Performance Criteria shall be measured and calculated assuming target performance was achieved.

6.	Eligibility

Any Employee or consultant of the Corporation or an Affiliate or any provider of services to the Corporation or an Affiliate shall be eligible to be designated a Participant; provided that Deferred Share Units may be granted only to Eligible Directors. To the extent required by the Exchange(s), a consultant that is a Canadian Resident must provide services to the Corporation or an Affiliate for an initial, renewable, or extended period of twelve (12) months or more to be eligible to receive an Award. Notwithstanding anything else to the contrary in this Section 6 or any other section of the Plan, any individual that receives an Award that may be settled in Shares must be an “employee” of the Corporation or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8.

7.	Awards

(a)

Options. The Committee may grant to a Participant an option to purchase a Share (each, an “Option”) which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)	Exercise Price. The purchase price per Share purchasable under an Option (the “Exercise Price”) will be determined by the Committee and set out in

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the Award Agreement; provided, however, that, except as provided in Section 8 hereof, the Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of that Option.

(ii)

Time and Method of Exercise. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions, the time or times at which an Option may be exercised in whole or in part (provided that the Committee may determine that an Option may not be exercised in whole or part for a specified period after it is granted), and the method or methods by which, and the form or forms in which payment of the Exercise Price with respect thereto may be made. The Committee may decide to accept any of the following forms of payment for the Exercise Price: cash or cash equivalents, Shares (including previously owned Shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Shares otherwise issuable pursuant to the Option, provided that, in the case of a Canadian Participant, the Shares cannot be Shares acquired pursuant to the exercise of an Option in the preceding twenty-four (24) months), other Awards or awards granted under other plans of the Corporation or any Affiliate, other property, or any other legal consideration the Committee deems appropriate. In the case of an exercise whereby the Exercise Price is paid with Shares, such Shares shall be valued based on the Shares’ Fair Market Value as of the date of exercise. No Option may have a term of more than ten (10) years, and all Options granted to Canadian Participants shall be exercisable only for the issuance by the Corporation of authorized and previously unissued Shares from treasury (unless the Canadian Participant is entitled to elect payment in an alternative form, as set out in the applicable Award Agreement). Vesting of Options may be based upon the duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

(iii)

Non-Qualified Options. The Corporation and Employer shall provide notice, in the applicable Award Agreement, to the extent that any Option granted pursuant to such Award Agreement constitutes an Option for “non-qualified securities” under the Tax Act.

(b)

SARs. The Committee may grant to a Participant SARs which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Grant Price. Each Award Agreement evidencing a SAR shall state the grant price per Share established by the Committee; provided, however, that except as provided in Section 8 hereto, the grant price per Share subject to an SAR shall not be less than the Fair Market Value per Share as of the date of grant of that SAR.

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(ii)

Future Services Only. Notwithstanding any provision of the Plan or in an Award Agreement, a SAR granted to a Canadian Participant shall be granted solely in respect of the services of such Participant to be rendered to the Corporation and its Affiliates subsequent to the date of grant of the SAR and none of the main purposes of such grant may to be provide the Canadian Participant with a payment that is in lieu of salary or wages for services rendered by such Participant in the year in a previous calendar year. For greater certainty, no SAR granted to a Canadian Participant shall have any value prior to becoming vested and exercisable.

(iii)

Time and Method of Exercise and Settlement. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions, the time or times at which a SAR may be exercised in whole or in part (provided that the Committee may determine that a SAR may not be exercised in whole or part for a specified period after it is granted); provided, that no SAR may have a term of more than ten (10) years and further provided that any SAR granted to a Canadian Participant shall have a term extending not later than December 15th of the calendar year in which such SAR becomes vested and exercisable. Such vesting may be based upon the duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee. Upon exercise of a SAR, the Employer shall make to the Participant a payment equal to the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR, which payment shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Employer, be paid in cash. At the Employer’s discretion, the Employer may elect to settle the cash payment obligation in respect of a SAR in the form of Shares (or in a combination of cash and Shares), in which case the Employer shall cause the Corporation to deliver such Shares directly to the Participant.

(iv)

Rights Related to Options. A SAR granted in connection with an Option shall entitle a Participant, in lieu of exercising the vested Option, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a Share specified in the related Option from the Fair Market Value of a Share on the date of exercise of the SAR, by (B) the number of Shares as to which that SAR has been exercised and the underlying Option surrendered. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

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(c)

Restricted Share Units. The Committee may grant to a Participant Restricted Share Units which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Vesting. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions. The Committee may impose any conditions or restrictions on the vesting or payout of Restricted Share Units as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee; provided, that no such condition or restriction shall cause any Restricted Share Unit that is granted to a Canadian Participant to fail to or cease to comply with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

(ii)	Restricted Share Unit Account.

(A)

An account, to be known as a “Restricted Share Unit Account”, shall be maintained by the Corporation for each Participant. On the date of grant, the Restricted Share Unit Account will be credited with the number of Restricted Share Units granted to a Participant on that date.

(B)

Unless otherwise determined by the Committee in its sole discretion and set out in the applicable Award Agreement but subject to the requirements of Section 9(o) of the Plan, each Restricted Share Unit shall include a Dividend-Equivalent Right such that on the payment date for cash dividends paid on Shares (the “Dividend Payment Date”), each Participant’s Restricted Share Unit Account shall be credited with additional Restricted Share Units in respect of Restricted Share Units credited to and outstanding in the Participant’s Restricted Share Unit Account as of the record date for payment of such dividends (the “Dividend Record Date”). The number of such additional Restricted Share Units to be credited to the Participant’s Restricted Share Unit Account will be calculated (to two (2) decimal places) by dividing the total amount of the dividends that would have been paid to such Participant if the Restricted Share Units in the Participant’s Restricted Share Unit Account (including fractions thereof), as of the Dividend Record Date, were Shares, by the Fair Market Value of a Share on the Dividend Payment Date. The terms and conditions of any such additional Restricted Share Units shall be identical to the underlying Restricted Share Units held by such Participant. For the avoidance of doubt, no additional Restricted Share Units will be credited or

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granted pursuant to this Section 7(c)(ii)(B) where the Dividend Record Date relating to dividends falls after the termination of the Participant’s employment with or the cessation of services to the Corporation and its Affiliates, as applicable, or the settlement of such Restricted Share Units, whichever occurs first.

(iii)

RSU Service Year. At the time of grant of a Restricted Share Unit to a Canadian Participant, the Committee shall specify the year of service of the Participant in respect of which the Restricted Share Unit is granted (the “RSU Service Year”). Notwithstanding anything contained herein, all Restricted Share Units granted to Canadian Participants shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received by such Participant in respect of his or her services to the Corporation or an Affiliate, as applicable.

(iv)

Payout of Restricted Share Units. On a date to be determined by the Committee, in its sole discretion, following the day on which any Restricted Share Units become Vested Restricted Share Units, which date, notwithstanding anything else contained in this Plan, shall in respect of all Restricted Share Units granted to Canadian Participants be on or before that date which is three (3) years following the end of the relevant RSU Service Year (the “Restricted Share Unit Entitlement Date”), such Vested Restricted Share Units shall be paid by the Participant’s Employer to the Participant or the Participant’s Beneficiary, as applicable. The Fair Market Value of the Vested Restricted Share Units so paid at such time shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Employer, be paid in cash. At the Employer’s discretion, the Employer may elect to settle the cash payment obligation in respect of a Restricted Share Unit in the form of Shares (or in a combination of cash and Shares), in which case the Employer shall cause the Corporation to deliver such Shares directly to the Participant.

(d)

Deferred Share Units. The Board may grant to an Eligible Director Deferred Share Units pursuant to the provisions of this Section 7(d), which Deferred Share Units will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)	Conversion of Compensation into Deferred Share Units.

(A)

Mandatory Deferred Retainer Amount. The Board shall pass a resolution prior to December 31 of a year immediately preceding the particular year in which an Annual Retainer is earned and becomes payable determining: (i) whether any committee fees and per diem meeting fees shall be included as part of the Annual Retainer, and (ii) the percentage of the Annual Retainer otherwise payable to Eligible Directors that is required to be satisfied in the form of

17

Deferred Share Units (the “Mandatory Deferred Retainer Amount”). In the absence of any such resolution, for calendar years commencing on or after January 1, 2023, the Annual Retainer shall include all committee fees and per diem meeting fees and the Mandatory Deferred Retainer Amount shall equal one hundred percent (100%) of the Annual Retainer.

(B)

Elective Cash Retainer Amount. Each Eligible Director shall have the right, but not the obligation, to elect, irrevocably and in advance, to receive all or a portion of such director’s Annual Retainer that is in excess of the director’s Mandatory Deferred Retainer Amount (the “Cash Retainer Amount”), if any, for the immediately succeeding year in the form of Deferred Share Units (the portion of the Cash Retainer Amount that an Eligible Director validly elects to defer in accordance with this Section 7(d)(i)(B), if any, the “Elected Deferred Retainer Amount”). Where the Cash Retainer Amount is greater than nil, any such election shall be made by completing, signing and delivering to the Secretary of the Corporation a Deferred Share Unit Election Form:

(i)	in the case of an existing director, prior to November 30th of the calendar year preceding the year to which such election is to apply; or

(ii)

in the case of a new director, within 30 days after the director’s appointment, with such election to apply in respect of any portion of the applicable Cash Retainer Amount that is earned and payable after the date the relevant Deferred Share Unit Election Form is received by the Corporation.

In each case, the election, when made, shall be irrevocable and will continue in effect thereafter until and unless a new election is made in accordance with this Section 7(d)(i)(B) and shall only apply prospectively with respect to the Eligible Director’s Cash Retainer Amount yet to be earned.

Notwithstanding any other provision of this Section 7(d), if a Blackout Period is in effect, an Eligible Director may not deliver an election until the first day immediately following the expiration of the Blackout Period. If such date extends beyond December 31st of the calendar year, then no such election may be made in respect of the succeeding year and any election made in respect of previous years continues in effect until and unless a new election is made in accordance with this Section 7(d)(i)(B) for the next succeeding year.

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Notwithstanding the making of any election, the Board, in its discretion, may determine that it is not feasible or desirable to honour an election in favour of Deferred Share Units due to any applicable laws of regulations of a regulatory authority, provided that such determination shall be made in accordance with Section 409A for all U.S. Eligible Directors.

(C)

Award of Deferred Share Units. The number of Deferred Share Units (including fractional Deferred Share Units) to be granted under this Section 7(d)(i) as of each Deferred Share Unit Award Date shall be determined by dividing (i) the Mandatory Deferred Retainer Amount and the Elected Deferred Retainer Amount, if any, (collectively, the “Deferred Retainer Amount”) earned since the immediately preceding Deferred Share Unit Award Date, or if the Eligible Director joined the Board since the preceding Deferred Share Unit Award Date, the date of the Eligible Director’s commencement of service on the Board by (ii) the Fair Market Value as of the Deferred Share Unit Award Date, rounded down to the nearest Deferred Share Unit.

(ii)

Discretionary Deferred Share Units. The Board may, in its discretion, award Deferred Share Units to Eligible Directors in addition to Deferred Share Units awarded pursuant to the Mandatory Deferred Retainer Amount and Cash Retainer Amount, if any, on such terms and conditions as it determines, including as to vesting. The Board may impose any conditions or restrictions on the vesting or payout of Deferred Share Units as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board; provided, that no such condition or restriction shall cause any Deferred Share Unit that is granted to a Canadian Participant to fail to or cease to comply with the requirements of paragraph (l) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

(iii)	Deferred Share Unit Account.

(A)

An account, to be known as a “Deferred Share Unit Account”, shall be maintained by the Corporation for each Eligible Director. On the Deferred Share Unit Award Date or the date of grant of Deferred Share Units pursuant to Section 7(d)(ii), as applicable, the Deferred Share Unit Account will be credited with the number of Deferred Share Units granted to an Eligible Director on that date.

(B)	Unless otherwise determined by the Board in its sole discretion and set out in the applicable Award Agreement but subject to the requirements of Section 9(o) of the Plan, each Deferred Share Unit

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shall include a Dividend-Equivalent Right such that on the Dividend Payment Date, each Eligible Director’s Deferred Share Unit Account shall be credited with additional Deferred Share Units in respect of Deferred Share Units credited to and outstanding in the Eligible Director’s Deferred Share Unit Account as of the Dividend Record Date. The number of such additional Deferred Share Units to be credited to the Eligible Director’s Deferred Restricted Share Unit Account will be calculated (rounded down to the nearest Deferred Share Unit) by dividing the total amount of the dividends that would have been paid to such Eligible Director if the Deferred Share Units in the Eligible Director’s Deferred Share Unit Account (including fractions thereof), as of the Dividend Record Date, were Shares, by the Fair Market Value (as determined for the purposes of Deferred Share Units) of a Share on the Dividend Payment Date. The terms and conditions of any such additional Deferred Share Units shall be identical to the underlying Deferred Share Units held by such Eligible Director.

(C)	Statements. Statements of the balance in each Eligible Director’s Deferred Share Unit Accounts will be provided to the Eligible Directors at least annually.

(iv)	Redemption of Deferred Share Units.

(A)

The Corporation shall settle all Deferred Share Units credited to an Eligible Director’s Deferred Share Unit Account on the Eligible Director’s Deferred Share Unit Redemption Date for an amount of cash (the “Deferred Share Unit Amount”) equal to: (i) the number of Deferred Share Units credited and outstanding in the Eligible Director’s Deferred Share Unit Account on the Deferred Share Unit Redemption Date multiplied by (ii) the Fair Market Value as at the Deferred Share Unit Redemption Date minus (iii) Applicable Withholding Taxes. The Deferred Share Unit Amount shall be paid as a lump-sum by the Corporation within ten days of the Deferred Share Unit Redemption Date, but, for greater certainty and without extending the ten day period described in the foregoing, in no event shall such amount be paid later than December 31 of the year following the year in which the Eligible Director’s Termination Event or Separation from Service, as applicable, occurs. At the Corporation’s discretion, the Corporation may elect to settle the cash payment obligation in respect of the Deferred Share Unit Amount in the form of Shares (or in a combination of cash and Shares), in which case the Corporation shall deliver one Share (less reductions for Applicable Withholding Taxes) for each Deferred Share Unit settled in Shares directly to the Eligible Director at the time specified above for cash settlement. Upon settlement of the Deferred Share Unit Amount, the Deferred Share Units shall automatically be cancelled and such Eligible Director shall have no further rights in respect of any Deferred Share Units under the Plan.

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(B)

Upon the death of an Eligible Director, the Corporation shall redeem all the Deferred Share Units credited to the account of such Eligible Director under the Plan in accordance with this Section 7(d)(iv), provided that amounts that would have otherwise been payable to such Eligible Director under such section shall be paid to the Beneficiary of such Eligible Director or the legal representatives of the estate of such Eligible Director.

(v)

Eligibility for Deferred Share Units. Subject to the provisions of this Section 7(d), only Eligible Directors shall be entitled to be granted Deferred Share Units. If an Eligible Director becomes an Employee (other than by virtue of director status) of the Corporation or any Affiliate, such director’s eligibility to receive grants of Deferred Share Units will be suspended for the period during which such director remains an Employee (other than by virtue of director status) of the Corporation or any Affiliate. In such a circumstance, the director shall not be eligible to be credited with additional Deferred Share Units (other than Deferred Share Units credited under Section 7(d)(iii)(B)) and shall not be eligible for redemption of Deferred Share Units until the date of the director’s Termination Event or Separation from Service, as applicable.

(vi)

Dual Participants. Notwithstanding any other provision of this Section 7(d) to the contrary, if the Deferred Share Units of a U.S. Eligible Director are subject to tax under both the income tax laws of Canada and the income tax laws of the United States, then, if such individual experiences a Termination Event, he or she must also experience a Separation from Service, and vice versa. The Corporation, the Eligible Directors and any Affiliate shall take all necessary steps to ensure the foregoing, including by avoiding the following circumstances:

i.

a U.S. Eligible Director experiences a Separation from Service as a result of a permanent decrease in the level of services such U.S. Eligible Director provides to the Corporation or an Affiliate that is considered the same service recipient under Section 409A to less than 20% of his or her past service, but such U.S. Eligible Director continues to provide some level of service to the Corporation or an Affiliate.

ii.

a U.S. Eligible Director, for any reason, experiences a Termination Event, but continues to provide services as an independent contractor such that he or she has not experienced a Separation of Service.

The foregoing provisions of Section 7(d)(vi) are intended to avoid adverse tax consequences under Section 409A and under paragraph 6801(d) of the

21

regulations under the Tax Act that may result because of the different requirements as to the time of redemption of Deferred Share Units (and thus the time of taxation) with respect to a U.S. Eligible Director’s Separation from Service (under U.S. tax law) and the Eligible Director’s Termination Event (under Canadian tax law). Unless it is determined that no adverse tax consequences under either the U.S. income tax regime or the Canadian income tax regime would result, such U.S. Eligible Director’s Deferred Share Units shall be immediately and irrevocably forfeited (for greater certainty, without any compensation therefor) if either (i) such U.S. Eligible Director’s Separation from Service does not constitute a retirement from, or loss of, office or employment with, the Corporation or an Affiliate, within the meaning of paragraph 6801(d) of the regulations under the Tax Act; (ii) on such U.S. Eligible Director’s Termination Date, such U.S. Eligible Director has not had a Separation of Service; or (iii) any of the circumstances described in Sections 7(d)(vi)(i.) – (ii.) are applicable.

(vii)

Tax Characterization. The Deferred Share Units granted hereunder are intended to satisfy the requirements of Section 409A and shall be operated and interpreted consistent with that intent for all U.S. Eligible Directors. Notwithstanding the foregoing, the Corporation makes no representations that the Plan or the Deferred Share Units complies with Section 409A, and shall have no liability to any Eligible Director for any failure to comply with Section 409A. The Deferred Shares Units granted hereunder are intended not to constitute a “salary deferral arrangement” within the meaning of subsection 248(1) of the Tax Act on the basis that they satisfy the requirements of paragraph (l) of such definition and paragraph 6801(d) of the regulations under the Tax Act, and this section 7(d) shall be interpreted and administered consistent with such intent. Notwithstanding the foregoing, the Corporation makes no representations that the Deferred Share Units comply with the requirements of paragraph (l) of the definition of “salary deferral arrangement” and paragraph 6801(d) of the regulations under the Tax Act, and shall have no liability to any Eligible Director for any failure to comply with the requirements of paragraph (l) of such definition and paragraph 6801(d) of the regulations under the Tax Act.

(e)

Restricted Shares. The Committee may grant to a Participant Restricted Shares which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Vesting. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions. The Committee may impose any conditions or restrictions on the vesting or payout of Restricted Shares as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

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(ii)

Rights of Restricted Share Holder. Subject to the requirements of Section 9(o) of the Plan and except as otherwise provided under the terms of an Award Agreement evidencing a Restricted Share Award, the holder of Restricted Shares will generally have rights as a shareholder, including the right to receive dividends on the Shares subject to the award of Restricted Shares during the restriction period and, subject to approval of the Exchange, the right to vote the Shares subject to the award of Restricted Shares. Shares distributed in connection with a share split or share dividend and other property (including cash) distributed as a dividend will be subject to the same restrictions and a risk of forfeiture as the Restricted Shares with respect to which such Shares or other property have been distributed. As a condition to the grant of an Award of Restricted Shares, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Shares.

(iii)

Restrictions. During the period following grant and before vesting (i.e., the restricted period) applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hedged, hypothecated, margined, or otherwise encumbered by the Participant. Subject to the provisions of this Plan and the applicable Award Agreement, upon vesting, the Restricted Shares shall become fully transferable Shares.

(f)

Share Awards. The Committee may grant Share Awards to a Participant as a bonus, as additional compensation, or in lieu of cash compensation any such Participant is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines is appropriate.

(g)

Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law and approval of the Exchange(s), to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Share-Based Awards, provided that the Committee shall take all reasonable measures to ensure that the Other Share-Based Awards are not adverse from a tax perspective to any particular Participant. The Committee may impose any conditions or restrictions on the vesting or payout of Other Share-Based Awards as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of

23

service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee. Shares delivered pursuant to an Other Share-Based Award in the nature of a purchase right granted under this Section 7(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other property, as the Committee shall determine.

(h)

Cash Awards. The Committee is authorized to grant Cash Awards, on a free- standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participants in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate. The Committee may impose any conditions or restrictions on the vesting or payout of Cash Awards as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

8.	Amendments and Adjustments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. Subject to the requirements of applicable law, rules and regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award without the consent of any shareholder, Participant, other holder or Beneficiary of an Award, or other Person; provided, however, that, subject to the Corporation’s rights to adjust Awards under Sections 8(c), (d) and (e) hereof, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation, or termination will be made that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(a)(ii) hereof and this Section 8;

(ii)

(A) reduce the Exercise Price or extend the term of an Option or SAR beyond the original term included in the applicable Award Agreement, (B) grant a new Option or SAR in substitution for, or upon the cancelation of, any previously granted Option that has the effect of reducing the Exercise Price thereof, (C) exchange any Option or SAR for Shares, cash, or other consideration when the Exercise Price per Share exceeds the Fair Market Value of a Share, or (D) take any other action that would be considered a “repricing” of an Option or SAR under the Exchange(s), in each case, except as provided in Sections 8(d), (e), or (f);

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(iii)	remove or exceed the insider participation limits in Section 4(b)(i)(B) and 4(b)(iii) hereof;

(iv)	increase limits in Section 4(b)(i)(D) hereof imposed on the participation of directors that are not officers or Employees of the Corporation, except as provided in Section 8(d) or (e);

(v)	have the effect of amending this Section 8(a);

(vi)

modify or amend the provisions of the Plan in any manner which would permit Awards, including those previously granted, to be transferable or assignable in a manner otherwise than as provided for by Section 9(e);

(vii)	change the eligible Participants under the Plan which would have the potential of broadening or increasing insider participation; or

(viii)	otherwise cause the Plan or any Awards previously granted to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement.

Without limitation to the generality of the foregoing, Shareholder approval will not be required for any of the following types of amendments:

(i)

amendments for the purpose of curing any ambiguity, error or omission in the Plan or Award or to correct or supplement any provision of the Plan or Award that is inconsistent with any other provision of the Plan or Award;

(ii)	amendments necessary to comply with applicable laws;

(iii)	amendments of a “housekeeping” nature;

(iv)	amendments intended to comply with changes in tax or regulatory requirements; or

(v)	a change to the termination provisions of Awards which does not entail an extension beyond the original expiry date of such Award.

(b)

Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award previously granted, prospectively or retroactively; provided, however, that, subject to the Committee’s right to adjust Awards under Section 8(c) and (d) hereof, any amendment, alteration, suspension, discontinuation, cancellation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld.

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(c)

Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to, if applicable, approval of the Exchange(s), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 5 and 8(e) hereof) affecting the Corporation, any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that those adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)

Recapitalization. In the event of any change in the capital structure or business of the Corporation or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Corporation pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and Performance Criteria, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(b) hereof to equitably reflect such Adjustment Event (“Equitable Adjustments”).

(e)

Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, share dividend, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transactions or events affect the Shares (which do not constitute an Adjustment Event) such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and any Awards granted under the Plan, then the Committee may, in any manner as it may deem equitable, subject to, if applicable, approval of the Exchange(s), adjust any or all of: (i) the number and kind of Shares or other securities which thereafter may be made the subject of Awards; (ii) the number and kind of Shares or other securities subject to outstanding Awards; (iii) the Fair Market Value or the grant or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and (iv) the limitations on the number of Shares subject to certain Awards and issuable to insiders and directors provided for in Section 4(b)(i) hereof; provided, however, that the number of Shares subject to any Award denominated in Shares will always be a whole number. Notwithstanding the foregoing, any adjustments made pursuant to this Section 8(e) shall be compliant with all applicable law and such that the “in-

26

the-money” value of any Option or SAR granted to a Canadian Participant hereunder shall not be increased, that all Options granted to a Canadian Participant are continuously governed by section 7 of the Tax Act, that all SARs granted to a Canadian Participant are continuously not subject to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act, and all Restricted Share Units and Deferred Share Units granted to a Canadian Participant shall continuously meet the requirements to be exempted from the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

(f)

Substitution Following a Transaction. Awards may also be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Corporation or an Affiliate. Such substituted Awards referred to in the immediately preceding sentence that are Options or SARs may have an Exercise Price or grant price that is less than the Fair Market Value of a Share on the date of the substitution if such substitution complies with applicable laws (including tax laws) and Exchange rules.

(g)

No compensation for downward fluctuation. Notwithstanding any other provision of this Plan, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no Awards will be granted to such Participant to compensate for a downward fluctuation in the price of Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

9.	General Provisions

(a)	Acceleration. Notwithstanding anything else herein contained, the Committee may, in its sole discretion, at any time permit the acceleration of vesting of any or all Awards.

(b)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(d)

Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise, surrender, redemption, or payment of an Award may be made in such form or forms as the Committee will determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with

27

rules and procedures established by the Committee and applicable law. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(e)	Limits on Transfer of Awards.

(i)

No Award, other than a Share Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant other than by will, by the laws of descent or by the designation of a Beneficiary by a Participant and any such purported assignment, alienation, pledge, attachment, sale, or other transfer or encumbrance will be void and unenforceable against the Corporation or any Affiliate.

(ii)

Each Award, and each right under any Award, will be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(iii)

Notwithstanding the preceding provisions of this Section 9(e), an Award other than an ISO may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Corporation of a written request for such transfer and a certified copy of such order.

(f)

Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise or redemption thereof will be subject to any stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of Canadian securities regulators, the SEC, the Exchange(s), and any applicable federal, state, provincial or territorial securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If Shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such Shares.

(g)

Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities will be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Corporation. Subject to the terms of the Plan, such payment may be made by such method or methods and in such form or forms as the Committee will determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Corporation, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Corporation.

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(h)

No Shareholder Rights. Under no circumstances shall any Award, other than Share Awards and Restricted Shares, made under the Plan be considered Shares or other securities of the Corporation and no Participant shall be considered the owner of Shares as a result of the grant of any Award other than Share Awards and Restricted Shares (subject to the restrictions provided in the Award Agreement pursuant to which the Restricted Shares were granted). Further, no Award other than a Share Award (or an Award of Restricted Shares, but only to the extent voting rights are approved by the Exchange and further subject to Section 9(o) of the Plan and the Award Agreement pursuant to which the Restricted Shares were granted) shall entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Corporation, including, without limitation, entitlement to receive dividends or other distributions, or rights on liquidation.

(i)

No Right to Awards. No Participant or other Person will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(j)	Taxes and other Withholdings.

(i)

Neither the Corporation nor any Affiliate is liable for any tax or other liabilities or consequences imposed on any Participant (or any Beneficiary) as a result of the granting or crediting, holding, exercise, surrender, or redemption of any Awards under this Plan, whether or not such costs are the primary responsibility of the Corporation or Affiliate. It is the responsibility of the Participant (or Beneficiary) to complete and file any tax returns which may be required under any applicable tax laws within the period prescribed by such laws.

(ii)

The Corporation or any Affiliate is authorized to deduct or withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant such amount as may be necessary so as to ensure the Corporation and any Affiliate will be able to comply with the applicable provisions of any federal, provincial, state, or local law relating to the withholding of tax or other required deductions (the “Applicable Withholding Taxes”), and to take any other action as may be necessary in the opinion of the Corporation or Affiliate, acting reasonably, to satisfy all obligations for the payment of those Applicable Withholding Taxes, including, for greater certainty, requiring a Participant, as a condition to the exercise or redemption of an Award, to pay or reimburse the Corporation or Affiliate, as applicable, for any Applicable Withholding Taxes. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including through delivery of previously owned Shares (other than, in the case of Canadian Participants, Shares

29

previously issued upon the exercise of an Option within the preceding twenty-four (24)-month period), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Award, as determined by the Committee.

The Corporation or Affiliate may sell any Shares, other securities or property withheld, in such manner and on such terms as it deems appropriate, and shall apply the proceeds of such sale to the payment of Applicable Withholding Taxes or other amounts, and shall not be liable for any inadequacy or deficiency in the proceeds received or any amounts that would have been received, had such Shares, other securities or property been sold in a different manner or on different terms.

(k)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan will prevent the Corporation or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(l)

Collection of Personal Information. Each Participant shall provide the Corporation, the Board, and the Committee with all information they require in order to administer the Plan. The Corporation, any Affiliate, the Board, and the Committee may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. By participating in the Plan, each Participant acknowledges that information may be so provided and agrees to its provision on the terms set forth herein. Except as specifically contemplated in this Section 9(l), the Corporation, any Affiliate, the Board and the Committee shall not disclose the personal information of a Participant except: (i) in response to regulatory filings or other requirements for the information by a governmental authority with jurisdiction over the Corporation; (ii) for the purpose of complying with a subpoena, warrant or other order by a court, Person, or body having jurisdiction to compel production of the information; or (iii) as otherwise required by law. In addition, personal information of Participants may be disclosed or transferred to another party during the course of, or completion of, a change in

30

ownership of, or the grant of a security interest in, all or a part of the Corporation or its Affiliates including through an asset or share sale, or some other form of business combination, merger, or joint venture, provided that such party is bound by appropriate agreements or obligations.

(m)

No Right to Employment or Continued Service. The grant of an Award will not be construed as giving a Participant the right to be employed or serve as an officer, director, or consultant of the Corporation or any Affiliate. Further, the Corporation or an Affiliate may at any time dismiss a Participant from employment or from service as an officer, director, or consultant free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)	No Right to Consultancy. The grant of an Award will not be construed as giving a Participant the right to be retained as a consultant of the Corporation or any Affiliate.

(o)

Dividends and Dividend-Equivalent Rights Subject to Forfeiture. Any dividend or Dividend-Equivalent Right credited with respect to any Award (except for dividends paid following the grant of a Share Award) will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

(p)	Neutral Gender/Singular, Plural. In this Plan, words importing the masculine gender include feminine and vice versa and words importing the singular include the plural and vice versa.

(q)

Governing Law. Except where foreign law is applicable, the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in Alberta.

(r)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, that provision will be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, that provision will be stricken as to that jurisdiction, Person, or Award and the remainder of the Plan and any such Award will remain in full force and effect.

(s)

No Trust or Fund Created. The Plan shall be unfunded in all respects. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Corporation or any Affiliate pursuant to an Award, that right will be no greater than the right of any unsecured general creditor of the Corporation or any Affiliate.

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(t)

No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan or any Award, and, except as otherwise provided, the Committee will determine whether cash, other securities, or other property will be paid or transferred in lieu of any fractional Shares or whether those fractional Shares or any rights thereto will be canceled, terminated, or otherwise eliminated.

(u)

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Those headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan.

(v)

Conditions to Delivery of Shares. Nothing herein or in any Award Agreement shall require the Corporation to issue any Shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act, any other applicable law, or the rules of the Exchange(s) as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Shares that are acquired upon grant, exercise, or vesting of an Award in any manner that would constitute a violation of any applicable laws, the Plan, or the rules, regulations, or other requirements of the SEC or the Exchange(s). At the time of any exercise of an Option, or at the time of any grant of any other Award, the Corporation may, as a condition precedent to the exercise of such Option or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(w)

Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Corporation, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including, but not limited to, any policy adopted to conform to the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Corporation determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture, or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Corporation’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(x)	Participants in Non-Canadian Jurisdictions. Notwithstanding any provision of

32

the Plan to the contrary, to comply with applicable laws in countries other than Canada in which the Corporation or any Affiliate operates or has employees, officers or directors or other service providers from time to time, or to ensure that the Corporation complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which individuals outside of Canada are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to a Participant outside of Canada to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as schedules), provided, however, that no such sub-plans and/or modifications shall increase the Share limitations contained in Section 4 of the Plan; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than Canada or a political subdivision thereof.

(y)

Blackout Periods. If the date under any Award on which: (i) cash is to be issued in settlement of the Award, or (ii) Performance Criteria are to be evaluated by the Corporation, occurs during a Blackout Period or within three business days of the expiry of a Blackout Period applicable to the relevant Participant, then, subject to Section 7(c)(iv) in respect of Restricted Share Units, the settlement date or evaluation date, as applicable, shall be deemed to be the tenth (10th) business day after expiry of the Blackout Period, or such earlier date following the expiry of the Blackout Period as determined by the Administrator. For Canadian Participants, where a Blackout Period is continuing as of December 15th of the third (3rd) year following the RSU Service Year in respect of Restricted Share Units or as of December 15th of the calendar year following the Eligible Director’s Termination Event in respect of the Deferred Share Units, the Restricted Share Units or Deferred Share Units, as the case may be, shall be paid out automatically on such December 15th date. Notwithstanding the foregoing, Shares may be issued in settlement of, or upon exercise of, an Award during a Blackout Period, provided that such Shares are subject to restrictions on trading in accordance with the Corporation’s blackout policy.

10.	Adoption, Approval and Effective Date of the Plan

This Plan is effective as of the Effective Date. No Awards may be granted under the Plan on and after the tenth (10th) anniversary of the Effective Date, which is [date]. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 8(a) hereof), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

33

SCHEDULE “A”

Supplement to DIRTT Environmental Solutions Ltd. Long Term Incentive Plan for United States Participants

1.

General. This supplement (“Supplement”) to the DIRTT Environmental Solutions Ltd. Amended and Restated Long Term Incentive Plan, as such plan may be amended from time to time (the “Plan”) shall apply to Participants who are, in respect of Awards, subject to taxation under the Code (the “U.S. Participants”). In the event of any inconsistency between the Plan and this Supplement, the terms and conditions of this Supplement shall control and govern Awards granted to U.S. Participants, except to the extent necessary to ensure that a U.S. Participant who is also a Canadian Participant or otherwise subject to taxation under the Tax Act in respect of Awards granted under the Plan is not subject to material adverse tax consequences under the Tax Act. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Plan, the terms and conditions of which are herein incorporated by reference.

2.

Governing Tax Law. References in the Plan to section 7 and to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act shall not apply to any Award granted to a U.S. Participant who is not also a Canadian Participant. Awards granted to U.S. Participants generally shall be subject to the requirements of the Code.

3.

Award Agreement. Unless otherwise determined by the Committee, the Award Agreement evidencing an Award granted to a U.S. Participant shall set forth the terms, conditions, and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the U.S. Participant’s termination of service.

4.

ISOs. The Committee is authorized to grant ISOs to U.S. Participants. Notwithstanding the provisions of Section 7(a) of the Plan, any ISO granted to an individual who owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Corporation or any of its subsidiaries shall (i) have an exercise price equal to at least one hundred ten percent (110%) of the Fair market Value per Share on the date of grant and (ii) not be exercisable for a period for more than five (5) years following the date of grant of the ISO. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to employees of the Corporation or any subsidiary corporation of the Corporation. Except as otherwise provided in Section 8 of the Plan, no term of the Plan relating to ISOs (including any SAR granted in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Corporation’s shareholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of Shares subject to an ISO and the aggregate Fair Market Value of shares of any subsidiary corporation (within the meaning of Section 424(f) of the Code) subject to any other incentive stock options of the Corporation or subsidiary corporation (within the meaning of Section 424(f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds one hundred thousand dollars ($100,000), or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Corporation of such disposition within the time provided to do so in the applicable award agreement. With respect to ISOs, if the Plan does not contain any provision required to be included in the Plan or this Schedule “A” under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, that to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

5.

Restricted Share Units. Unless otherwise provided in the applicable Award Agreement, all Restricted Share Units awarded to U.S. Participants will be settled no later than seventy (70) days of becoming Vested Restricted Share Units.

6.

Dividend-Equivalent Rights. Subject to the requirements of Section 9(o) of the Plan, to the extent that the Committee determines to grant Dividend-Equivalent Rights, such dividend equivalents shall be converted to cash or additional Shares or other Awards by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee and specified in the applicable Award Agreement. Such Dividend-Equivalent Rights shall satisfy the requirements of Section 409A.

7.	Termination Date. The Termination Date shall not occur until the date that the Participant experiences a Separation from Service.

8.

Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the limitations and requirements of Section 409A, and Awards will be operated and construed accordingly. Neither this Section 8 nor any other provision of the Plan or this Schedule “A” is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Shares underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Corporation or Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under Section 409A if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (a) the date of the Participant’s death, or (b) the date that is six (6) months after the Participant’s Separation from Service, as defined under Section

409A (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date; provided, however, that if the U.S. Participant is also a Canadian Participant and the Award to be settled is a Restricted Share Unit, such Award must be settled by the date specified in Section 7(c)(iv) of the Plan. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date; provided, however, if the U.S. Participant is also a Canadian Participant, such payment will not be made later than the date specified in Section 7(c)(iv) of the Plan. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith; provided, however, in the case of a U.S. Participant that is also a Canadian Participant, if the applicable provisions of Section 409A are contrary to the provisions of the Tax Act, the more restrictive body of law shall control. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that following the effective date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.

9.

Substitution or Modification of Awards. Awards granted or modified pursuant to Section 8 of the Plan must be granted or modified in compliance with Section 409A, including, but not limited to, Options or SARs that are substituted pursuant to Section 8(f) of the Plan that have an Exercise Price or grant price that is less than the Fair Market Value of a Share on the date of the substitution.

10.

Blackout Periods. Notwithstanding the provisions of Section 9(y) of the Plan, where a Blackout Period is continuing as of the last permissible date of payment or settlement under the applicable Award Agreement or this Plan, such Award shall be settled as of such payment or settlement date, irrespective of the continuing Blackout Period, such that (i) any Award that is intended to constitute a “short term deferral” within the meaning of Section 409A will continue to so qualify and (ii) any Award that constitutes deferred compensation subject to Section 409A will be timely paid or settled and shall not incur an excise tax under Section 409A.

11.	Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

SCHEDULE “B”

DIRTT Environmental Solutions Ltd. Long Term Incentive Plan

Deferred Share Unit Election Form

ANNUAL ELECTION FORM FOR THE YEAR

Election Regarding Deferred Share Units

I hereby irrevocably elect to receive Deferred Share Units under the Plan in respect of my Cash Retainer Amount for [insert year] to be paid to me as follows: (circle A, B or C)

A.	$ of my Cash Retainer Amount is to be credited to me in the form of Deferred Share Units.

- OR -

B.	% of my Cash Retainer Amount is to be credited to me in the form of Deferred Share Units.

- OR -

C.	I hereby elect NOT to receive Deferred Share Units in respect of my Cash Retainer Amount.

Capitalized terms used but not defined herein have the meanings attributed to them under the Plan.

Acknowledgement

By executing this Deferred Share Unit Election Form, I acknowledge that:

(b)	I have read and understand the Plan and agree to all of its terms and conditions.
(c)	All payments will be net of any Applicable Withholding Taxes.
(d)	I understand that any amounts I elect hereunder are unfunded and unsecured.

Eligible Director Signature

Eligible Director Name (please print)

Date

CHECK THE BOX BELOW IF APPLICABLE:

☐ I am a U.S. Eligible Director.

Appendix B

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

BOARD MANDATE AND CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. (the “Company”) has adopted this Board Mandate and Corporate Governance Guidelines to promote the effective functioning of the Board and its committees (the “Committees”), to promote the interests of the Company as a whole and to ensure a common set of expectations concerning how the Board, its Committees and management should perform their respective functions.

In this Board Mandate and Corporate Governance Guidelines, “applicable securities laws and exchange rules” refers to: (a) the Securities Act (Alberta) and the equivalent thereof in each province and territory of Canada in which the Company is a “reporting issuer” or equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of those jurisdictions; (b) the United States Securities Act of 1933, the United States Securities Exchange Act of 1934 (the “U.S. Exchange Act”), and any rules or regulations thereunder; and (c) the rules of each of the Toronto Stock Exchange and The Nasdaq Stock Market LLC, to the extent any securities of the Company are listed on those exchanges

1. ROLE OF THE BOARD AND MANAGEMENT. The Company’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board is elected by the shareholders to oversee management and to act in the best interests of the Company as a whole. Both the Board and management recognize that the long-term interests of the Company and shareholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, recruits, customers, suppliers, communities in which the Company operates, government officials and the public at large.

2. FUNCTIONS OF THE BOARD. The Board has four regularly scheduled meetings each year, at which it reviews and discusses reports by management on the Company’s performance, business and prospects, as well as immediate issues facing the Company, and reviews and approves, as applicable, the annual and interim financial statements of the Company.

3. SELECTION OF CHAIRPERSON OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Board shall select its Chairperson and the Company’s Chief Executive Officer in any way it considers to be in the best interests of the Company.

When the Chairperson is an affiliated director or otherwise not independent under applicable securities laws, a member of the Company’s management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will appoint from among themselves a Lead Independent Director. The Lead Independent Director will: (a) preside at all meetings of the Board at which the Chairperson is not present; (b) preside over each meeting of non-employee Directors; (c) have the authority to call meetings of non-employee Directors; (d) serve as liaison between the Chairperson, the Chief Executive Officer and the non-employee Directors; (e) advise with respect to the Board’s agenda; (f) ensure that the Board is able to function independently of management; (g) serve as the leader of the Board on matters of corporate governance; (h) if requested by major shareholders, ensure his or her availability for direct communication; (i) ensure that all Directors have an independent contact on matters of concern to them and ensure that the Board successfully discharges its fiduciary duties; (j) provide guidance on, and monitor, the independence of each Director to ensure the independence of the Board; (k) provide leadership to the Board if circumstances arise in which the Chairperson has, or may be perceived to have, a conflict; (l) ensure that functions delegated to Board committees are carried out as required and results are reported to the Board; (m) work with the Chairperson and Chief Executive Officer, including helping to review strategies, define issues, maintain accountability and build relationships; (n) in conjunction with the Corporate Governance and Compensation Committee, facilitate the review and assessment of individual Director attendance and performance and the size, composition and overall performance of the Board and its committees; (o) in collaboration with the Chairperson and the Secretary, ensure that information requested by Directors or Board committees is provided and meets their needs; and (p) together with the Chairperson, ensure the Directors are alert to their obligations to the Company, securityholders, management, other stakeholders and pursuant to applicable law. If the Chairperson is an independent director, then the duties for the Lead Independent Director described above shall be part of the duties of the Chairperson.

4. BOARD COMMITTEES. The Board has established the following standing Committees to assist it in discharging its responsibilities: (a) Audit; (b) Corporate Governance and Compensation; (c) Enterprise Risk Management. The current charters of each Committee are published on the Company’s website. Members of each of these Committees (including the Committee Chairs) are appointed by the Board, on the recommendation of the Corporate Governance and Compensation Committee. The Committee Chairs report the highlights of their meetings to the Board following each meeting of their respective Committees. The Committees may hold meetings in conjunction with the Board. The Board may, from time to time, establish additional committees.

5. SELECTION OF DIRECTORS. The Board’s Corporate Governance and Compensation Committee shall be responsible for identifying qualified individuals to become Board members and selecting or recommending to the Board director nominees for each meeting of the shareholders at which one or more directors will be elected and for vacancies the Board chooses to fill.

6. QUALIFICATIONS OF DIRECTORS. Directors must have the highest personal and professional ethics, integrity and values. They must be committed to representing the best interests of the Company. They must have an objective perspective, practical wisdom, mature judgment and expertise, skills and knowledge useful to the oversight of the Company’s business. The Company’s goal is a Board that represents diverse experiences at policy-making levels in business and other areas relevant to the Company’s activities, while encouraging a diversity of backgrounds, including with respect to gender, consistent with the Board’s diversity policy.

Each director should be sufficiently familiar with the business of the Company to ensure active participation in the deliberations of the Board and each Committee on which the director serves. On request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. All directors shall be free to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business, and shall have complete access to other employees of the Company.

The Company does not believe that arbitrary term limits on director’s service are appropriate, nor does it believe that directors should expect to be re-nominated at the end of each term until they retire. The Board’s self-evaluation process described below is an important factor in determining a Board member’s tenure.

7. INDEPENDENCE STANDARDS. A majority of the Board must be independent, within the meaning of applicable securities laws and exchange rules.

The Board will annually review the relationships between the Company and each director and determine which directors satisfy the applicable independence standards of the Board and of each Committee on which those directors serve under applicable securities laws and exchange rules.

8. SERVICE ON OTHER BOARDS. Members of the Board may serve on the board of directors of other companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. A director seeking to serve on the board of directors or advisory board of another for-profit entity (whether public or private) should notify the Chairperson or Lead Director (if appointed).

Without prior approval of the Board, (a) directors may not serve on more than four other Boards of public companies in addition to the Company’s Board, (b) directors who serve as the chief executive officers or in equivalent positions at any company (including the Company) may not serve on the board of more than one public company in addition to the Company’s Board, and (c) no member of the Audit Committee may serve simultaneously on the audit committee of more than two other publicly companies, provided that a member who is a retired certified public accountant, chief financial officer, or controller (or has similar experience) may not serve simultaneously on the audit committee of more than three other publicly-traded companies.

10. DIRECTOR RESPONSIBILITIES. Directors must perform the roles and functions described in this Board Mandate and Corporate Governance Guidelines and the charters of all Committees on which they serve. They must devote sufficient time and resources to carry out their duties and responsibilities effectively. They must make every effort to attend each meeting of the Board and all Committees on which they serve, and they must review all materials distributed to them in advance of each such meeting. In discharging responsibilities as a director, a director is entitled to rely in good faith on reports or other information provided by the Company’s management, independent auditors, and other persons as to matters the director reasonably believes to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Attendance by telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously may be used to facilitate a director’s attendance. Directors must comply with all applicable laws, including the applicable securities laws and exchange rules and, with respect to their activities relating to the Company, the Business Corporations Act (Alberta) (the “ABCA”).

11. MEETINGS OF NON-EMPLOYEE DIRECTORS; PRESIDING DIRECTOR. At each regularly scheduled meeting of the Board, the non-employee directors shall also meet separately, without employees present. The Lead Independent Director will preside at such meetings. The non-employee directors may also meet without employees present at other times as determined by the Lead Independent Director. The non-employee directors include all directors who are not employees of the Company or any of its subsidiaries, whether or not they are “independent,” as defined in these Guidelines. If the Chairperson is an independent director, then the duties for the Lead Independent Director described above shall be part of the duties of the Chairperson.

12. AGENDAS. The agenda for each Board meeting shall be established by the Chairperson in collaboration with the Chief Executive Officer, taking into account input and suggestions from other members of the Board and senior management. The agenda for each Committee shall be established by the Chair of each Committee, in consultation with appropriate members of the Committee, advisors and senior management. Unless a Committee expressly determines otherwise, the agenda, materials and minutes for each Committee meeting shall be available to all directors, and all directors shall be free to attend any Committee meeting. All directors, whether or not members of the Committee, shall be free to make suggestions to a Committee Chair for additions to the agenda of the Chair’s Committee or to request that an item from a Committee agenda be considered by the Board.

14. CODE OF CONDUCT AND ETHICS. The Board expects the Company’s directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Conduct and Code of Ethics.

The Board will oversee and approve any waivers of the Code of Ethics sought by directors, executive officers, or other members of senior management. In reviewing any such waivers, the Board may consider the recommendations of the Corporate Governance and Compensation Committee. The Board will oversee that any waivers of the Code of Ethics are promptly disclosed to shareholders to the extent required by applicable securities laws and exchange rules. The Company will post and disclose the Code of Ethics as required by applicable securities laws and exchange rules.

15. COMPENSATION OF BOARD. Periodically, the Board will determine the form and amount of non-employee director compensation, based on the review and recommendation of the Corporate Governance and Compensation Committee. [The Committee will be guided by three principles: (a) the compensation should fairly pay non-employee directors for the work required in light of the Company’s size and scope; (b) compensation should align the directors’ interests with the long-term best interests of the Company; and (c) the structure of the compensation should be simple, transparent and easy for shareholders to understand.] [At the end of each year, the Corporate Governance and Compensation Committee will review non-employee director compensation and benefits.]

16. SHARE OWNERSHIP GUIDELINES. The Board believes that, in order to align the interests of directors and shareholders, directors should have a financial stake in the Company. Each director is expected to comply with the Company’s equity ownership guidelines, as established from time to time. The Board will evaluate whether exceptions should be made for any director on the basis of financial hardship.

21. SELF-EVALUATION. The Board will perform an annual self-evaluation as to the effectiveness of the Board, all Committees, and each individual director. Such assessments will address, at a minimum, the effectiveness and adequacy of meetings of the Board and its Committees, the adequacy and timeliness of information provided to the Board by the Company’s management, and the diversity of experience of individual directors and the contributions of each director. The Board may use the results of the evaluation processes in assessing individual directors’ suitability for nomination and in assessing the overall structure and functioning of the Board and the committees of the Board.

22. SUCCESSION PLAN. The Board will approve and maintain a succession plan for the Chief Executive Officer and other senior management, based on recommendations from the Corporate Governance and Compensation Committee. Such plan will include policies and principles for selecting and evaluating a new Chief Executive Officer in the event of an emergency or retirement of the Chief Executive Officer.

23. ACCESS TO INDEPENDENT ADVISORS. The Board has the authority at any time to retain independent outside financial, legal or other advisors.

24. DIRECTOR ORIENTATION AND EDUCATION. The General Counsel and the Chief Financial Officer will provide an orientation for new directors, and periodically provide materials or briefing sessions for all directors on subjects relevant to their discharge of their duties.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
000001
Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6
Security Class
COMMON SHARES
Holder Account Number
C1234567890 XXX
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Form of Proxy - Annual General and Special Meeting to be held on Tuesday, May 30, 2023 This Form of Proxy is solicited by and on behalf of the Board of Directors.
Notes to proxy
1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management.
5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted for the election of directors in proposal 1, and for the matters in proposals 2, 3 and 4.
6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have speci?ed a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identi?ed in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.
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8. This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 3:00 pm, Mountain Time, on Friday, May 26, 2023.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
To Vote Using the Telephone To Vote Using the Internet To Electronically Receive Documents To the Virtually Meeting Attend
• Call the number listed BELOW from a touch tone telephone.
1-866-732-VOTE (8683) Toll Free
• Go to the following web site: www.investorvote.com
• Smartphone?
Scan the QR code to vote now.
• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.
• You can attend the meeting virtually by visiting the URL provided on the back of this proxy.
• You can attend the meeting in person at 7303 - 30th Street S.E., Calgary, Alberta, T2C 1N6
If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet or at the virtual meeting, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 123456789012345
CPUQC01.E.INT/000001/i1234
01WPOC

MR SAM SAMPLE C1234567890
XXX 123
Appointment of Proxyholder
I/We being holder(s) of securities of DIRTT Environmental Solutions Ltd.
(the “Company”) hereby appoint: Benjamin Urban, Chief Executive Officer OR of the Company, or failing this person, Bradley Little, Chief Financial Officer of the Company (the “Management Nominees”)
Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.
Note: If completing the appointment box above YOU MUST go to http://www.computershare.com/DIRTT and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting.
as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders of the Company to be held virtually online at meetnow.global/M9HQQ4X on Tuesday, May 30, 2023 at 3:00 pm (Mountain Time), and in person, at 7303—30th Street S.E., Calgary, Alberta, T2C 1N6 at the same time and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors
01. Douglas Edwards
04. Scott Robinson
07. Benjamin Urban
For Withhold
02. Aron English
05. Scott Ryan
For Withhold
03. Shaun Noll
06. Ken Sanders
For Withhold
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2. Appointment of Independent Registered Public Accounting Firm
To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the directors to fix the independent registered public accounting firm’s remuneration.
For Withhold
3. Approval of the Company’s Amended and Restated Long Term Incentive Plan and Common Shares Reserved for Issuance Thereunder
To approve the amendment to the Company’s Long Term Incentive Plan and to increase the number of Common Shares reserved for issuance thereunder.
4. Approval of Share Issuance to 22NW
To approve the issuance of Common Shares to 22NW Fund, LP and/or Aron English as reimbursement for legal fees and other expenses incurred by 22NW Fund, LP and Aron English in connection with the contested director election at the Company’s 2022 annual and special meeting.
For Against Abstain
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Signature of Proxyholder
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.
Signature(s) Date
MM / DD / YY
Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.
Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.
DGDQ
01WPPC
350473 XXXX AR2 999999999999